EXHIBIT 10.9

Note: Certain material has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the SEC. Notations of [REDACTED]* have been used to indicate such an omission.


                                CREDIT AGREEMENT

                          Dated as of January 17, 2001

                                     between

                         ASBURY AUTOMOTIVE GROUP L.L.C.

                                   as Borrower

                                       and

                           FORD MOTOR CREDIT COMPANY,

                       CHRYSLER FINANCIAL COMPANY, L.L.C.,

                   GENERAL MOTORS ACCEPTANCE CORPORATION, and

                         the other Lenders party hereto,

                                 as the Lenders

                                       and

                           FORD MOTOR CREDIT COMPANY,
                                    as Agent.

                                TABLE OF CONTENTS

       Section                                                             Page

    Article I:   Definitions                                                  3

    Article II:  Loan Facilities                                             23

    Article III: Conditions Precedent                                        28

    Article IV:  Representations and Warranties                              30

    Article V:   Covenants                                                   36

    Article VI:  Events of Default                                           51

    Article VII:  Agent                                                      54

    Article VII: Acceleration, Waivers,                                      54
                 Amendments and Remedies

    Article IX:  General Provisions                                          54

    Article X:   Benefit of Agreement;                                       61
                 Assignments; Participations

    Article XI:  Notices                                                     62

    Article XII: Counterparts                                                62

                             EXHIBITS AND SCHEDULES

                                    Exhibits

EXHIBIT A      --       Form of Note

EXHIBIT B      --       Form of Borrowing Notice

EXHIBIT C-1    --       Form of Dealership Guaranty

EXHIBIT C-2    --       Form of Subsidiary Holding Company Guaranty

EXHIBIT C-3    --       Form of Non-Dealership Guaranty

EXHIBIT D-1    --       Form of Dealership Security Agreement

EXHIBIT D-2    --       Form of Subsidiary Holding Company  Security Agreement

EXHIBIT D-3    --       Form of Non-Dealership Security Agreement

EXHIBIT E      --       Closing Statement

EXHIBIT F      --       Form of Officer's Certificate

EXHIBIT G      --       Form of Waiver, Guaranty and Disbursement Agreement

EXHIBIT H      --       Form of Pledged Account Agreement

                                    Schedules

Schedule 1.1.1    --       Permitted Existing Indebtedness

Schedule 1.1.2    --       Permitted Existing Investments

Schedule 1.1.3    --       Permitted Existing Liens

Schedule 1.1.4    --       Lender's Commitments

Schedule 1.1.5    --       Dealership Guarantors

Schedule 1.1.6    --       Existing Asbury Obligations

Schedule 1.1.7    --       Pending Acquisitions

Schedule 1.1.8    --       Subsidiaries not wholly owned

Schedule 3.1      --       Disclosed Litigation

Schedule 4.8      --       Subsidiaries

Schedule 4.9      --       ERISA

Schedule 9.3      --       Assignment & Acceptance

                                CREDIT AGREEMENT

     This Credit Agreement dated January 17, 2001 is entered into among ASBURY AUTOMOTIVE GROUP, L.L.C., a Delaware limited liability company, (together with any successor permitted hereunder, the "Borrower"), FORD MOTOR CREDIT COMPANY, a Delaware corporation, ("Ford Credit") CHRYSLER FINANCIAL COMPANY, L.L.C., a Michigan limited liability company, ("Chrysler Financial"), GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation, ("GMAC"), the other Lenders from time to time party hereto, and Ford Credit, as administrative agent and collateral agent (in such capacity and together with any Successor Agent appointed pursuant to Article VII, the "Agent") for the Secured Parties. The parties hereto agree as follows:

ARTICLE I:  DEFINITIONS

     1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or a Transaction Party (i) acquires any ongoing business or all or substantially all of the assets of any automobile dealership and/or related operations (including, without limitation, body shop and service repair centers), whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one or a series of transactions) at least a majority of the Voting Interests of any Person.

     "Acquisition Advance" is defined in Section 5.2 (K) hereof.

     "Acquisition Cost" means, the acquisition price to be paid by Borrower or any Subsidiary of Borrower for a Permitted Acquisition (including, without limitation, the maximum amount of any deferred portion thereof or contingency payments payable in connection therewith (and reasonable fees and expenses incurred in connection therewith but only to the extent such fees and expenses were not paid to an Affiliate of any Transaction Party), but excluding therefrom
(i) that portion of the purchase price, of a particular Permitted Acquisition, specifically allocated to real property, (ii) that portion of the purchase price, of any particular Permitted Acquisition, paid in Seller Paper, and (iii) the value of any Equity Interests of the Borrower issued to the seller in connection with a particular Permitted Acquisition) (computed with any non-cash portion of the acquisition price being valued at the Fair Value thereof as of the date of computation).

     "Acquisition Documents" means all documents, instruments and agreements entered into in connection with any Acquisition.

     "Acquisition Price" means, the acquisition price to be paid by Borrower or any Subsidiary of Borrower for a Permitted Acquisition (including, without limitation, the maximum amount of any deferred portion thereof or contingency payments payable in connection therewith (and reasonable fees and expenses incurred in connection therewith but only to the extent such fees and expenses were not paid to an Affiliate of any Transaction Party), computed with any non-cash portion of the acquisition price being valued at the Fair Value thereof as of the date of computation).

     "Advance" means any Working Capital Advance and any Acquisition Advance made under Section 2.1 hereof or otherwise deemed made under the Loan Documents.

     "Adjusted Leverage Ratio" is defined in Section 5.4(C) hereof.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of greater than five percent (5%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

     "Agent" has the meaning set forth in the recital of parties to this Agreement, together with any successor Agent.

     "Agent's Account" means any account maintained in the name of the Agent of which the Agent gives written notice to the Borrower or any Lender, as applicable, that such account is the Agent's Account.

     "Agreement" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.1(A) hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Note: Certain material has been omitted from this document pursuant to a request for confidential treatment and has been filed separately with the SEC. Notations of [REDACTED]* have been used to indicate such an omission.


     "Applicable LIBOR Rate" means as of any Payment Date, the LIBOR Rate plus a percentage margin per annum as determined by reference to (i) the following ratios, and (ii) the percentages listed (A) under Tier A if and for so long as the Revolving Credit Obligations are greater than the Target Amount (as defined herein) and (B) under Tier B if and for so long as the Revolving Credit Obligations are equal to or less than the Target Amount (such percentage is referred to herein as the "Margin").

 TIER A                                                   TIER B

-------------------------------------------------------------------------------
Adjusted Leverage              Margin    Adjusted Leverage              Margin
Ratio                                    Ratio
-------------------------------------------------------------------------------
                            [REDACTED]*                             [REDACTED]*
Level 1                                  Level 1 Greater than
Greater than [REDACTED]*                 [REDACTED]*
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Level 2                     [REDACTED]*  Level 2                    [REDACTED]*
Greater than [REDACTED]* but             Greater than [REDACTED]* but
equal to or less than                    equal to or less than
[REDACTED]*                              [REDACTED]*
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Level 3                     [REDACTED]*  Level 3                    [REDACTED]*
Greater  than  [REDACTED]* but           Greater than [REDACTED]* but
equal to or less than                    equal to or less than
[REDACTED]*                              [REDACTED]*
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Level 4                     [REDACTED]*  Level 4                    [REDACTED]*
Greater than [REDACTED]* but             Greater than [REDACTED]* but
equal to or less than                    equal to or less than
[REDACTED]*                              [REDACTED]*
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Level 5                     [REDACTED]*  Level 5                    [REDACTED]*
Greater than [REDACTED]* but             Greater than [REDACTED]* but
equal to or less than                    equal to or less than
[REDACTED]*                              [REDACTED]*
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Level 6                     [REDACTED]*  Level 6                     [REDACTED]*
Equal to or less than                    Equal to or less than
[REDACTED]*                              [REDACTED]*
-------------------------------------------------------------------------------

     The Applicable LIBOR Rate for each month shall be based on the LIBOR Rate in effect on the first Business Day of such month. All changes in the Applicable LIBOR Rate (due to a change in the LIBOR Rate) shall become effective on the first day of a calendar month and shall be deemed in effect throughout such month. The Applicable LIBOR Rate for each month shall be determined by reference to the Adjusted Leverage Ratio and Tier in effect on the first Business Day of such month; provided, however, that (A) no change in the Applicable LIBOR Rate (which is based upon a change in the Adjusted Leverage Ratio) shall be effective until the first Business Day of the first month following the date on which the Agent receives the financial statements required to be delivered pursuant to
Section 5.1 (A) (i) and the Officer's Certificate required to be delivered pursuant to Section 5.1 (A) (iv), (B) changes in the Applicable LIBOR Rate based on the Target Amount shall be made only on the first day of a calendar quarter, and (C) the Applicable LIBOR Rate shall be at Tier A, Level 1 for so long as the Borrower has not submitted to the Agent the information described in clause (A) of this proviso as and when required under Section 5.1 (A).

     "Asbury Group" means the Borrower and each other Transaction Party.

     "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person).

     "Assignment and Acceptance" has the meaning set forth in Section 9.3 (a) hereof.

     "Authorized Officer" means, with respect to the Borrower or any of its Subsidiaries, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or assistant treasurer, acting singly.

     "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multi-employer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six
(6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Borrower" means Asbury Automotive Group L.L.C., a Delaware limited liability company, together with its successors and assigns, including a debtor-in-possession on behalf of the Borrower.

     "Borrower's Account" means such account as the Borrower may specify in writing to the Agent.

     "Borrower LLC Agreement" means the Third Amended and Restated Limited Liability Company Agreement of Borrower, dated as of February 1, 2000, including any amendments or restatements subsequent to the date hereof.

     "Borrower Pledges" means each of (i) that certain Pledge Agreement, dated as of even date herewith, from the Borrower to the Agent pursuant to which the Borrower pledges the Capital Stock of certain corporate Subsidiaries, as it may be amended, restated or otherwise modified and in effect from time to time, (ii) that certain Pledge Agreement, dated as of even date herewith, from the Borrower to the Agent pursuant to which the Borrower pledges the Capital Stock of certain limited liability company Subsidiaries, as it may be amended, restated or otherwise modified and in effect from time to time, (iii) that certain Pledge Agreement, dated as of even date herewith, from the Borrower to the Agent pursuant to which the Borrower pledges the Capital Stock of certain partnership Subsidiaries, as it may be amended, restated or otherwise modified and in effect from time to time, and (iv) any other pledge of Capital Stock delivered by Borrower from time to time to the Agent, in each case delivered to the Agent, for the benefit of the Lenders, to secure the Obligations.

     "Borrower Security Agreement" means that certain Security Agreement, dated as of even date herewith from the Borrower to the Agent, for the benefit of the Lenders, pursuant to which the Borrower has pledged all of its assets to secure the Obligations hereunder, as it may be amended, restated or otherwise modified and in effect from time to time.

     "Borrowing" means a borrowing consisting of either (i) the Initial Borrowing pursuant to Section 2.1 (A) (1) or (ii) any Advance under Section 2.1(A) (2).

     "Borrowing Spread" is defined in Section 2.1 (A) (2) (c) hereof.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.1 (A) (2) (b) hereof.

     "Business Day" means a day (other than a Saturday or Sunday) on which commercial banks are open for business in New York City and Dearborn, Michigan.

     "Capital Expenditures" of a Person means, for any period, the aggregate of all expenditures (other than in connection with Permitted Acquisitions), whether paid in cash or accrued as liabilities, including Capitalized Lease Obligations, during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of such Person.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, any and all membership interests or other equivalents (however designated) and
(v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies; (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000.00 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Corporation); (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc.; (v) corporate bonds, mortgage-backed securities and municipal bonds in each case of a domestic issuer rated at the date of acquisition not less than Aaa by Moody's Investor Services, Inc. or AAA by Standard & Poor's Corporation with maturities of no more than two
(2) years from the date of acquisition; (vi) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (ii) of this definition, with respect to securities issued or fully guaranteed or insured by the United States government; and (vii) money market funds with respect to which not less than 90% of such funds are invested in the type of investments specified in clauses (i) through (v) above; provided, unless the context otherwise requires, the maturities of such Cash Equivalents shall not exceed 365 days.

     "Change of Control" means an event or series of events, not including the events constituting the Roll-Up Transaction, by which:

          (i) during any period of 24 consecutive calendar months, individuals:

               (a) who were directors of the Borrower on the first day of such period, or

               (b) whose election or nomination for election to the board of directors of the Borrower was recommended or approved by at least a majority of the directors then still in office who were directors of the Borrower on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Borrower;

          (ii) other than as might be permitted under the terms hereof in connection with a Permitted IPO Conversion (as defined herein) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Borrower, in either event pursuant to a transaction in which the outstanding Capital Stock of the Borrower is reclassified or changed into or exchanged for (A) cash or Cash Equivalents or (B) securities, and the holders of the Capital Stock in the Borrower immediately prior to such transaction do not, as a result of such transaction, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Borrower's Capital Stock or the Capital Stock of its successor entity in such transaction;

          (iii) prior to an Initial Public Offering, Asbury Automotive Holdings L.L.C. ceases to control the board of directors of Borrower (which such control is more fully described in Section 3.01 of the Borrower LLC Agreement), and after an Initial Public Offering, Asbury Automotive Holdings L.L.C. ceases to exercise voting control over the Shares (as defined in the Shareholders Agreement), as such control is more fully described in Section 3.01 of the Shareholders Agreement; or

          (iv) other than as a result of transactions otherwise permitted by the terms of this Agreement, the Borrower ceases to own, directly or indirectly, 100% of the Voting Interests in a Subsidiary other than a Subsidiary operating under a Restricted Franchise Agreement (as defined herein), and except as set forth on Schedule 1.1.8 hereto.

     "Charter Documents" means (i) in the case of a corporation, such entity's articles or certificate of incorporation and by-laws, (ii) in the case of a limited liability company, such entity's articles of organization and limited liability company operating agreement or equivalent (however designated), (iii) in the case of a partnership, such entity's partnership agreement or equivalent (however designated) and (iv) in the case of an association or other business entity not described above, such entity's founding documents (however designated).

     "Chrysler Financial" means Chrysler Financial Company, L.L.C., a Michigan limited liability company, and its successors and assigns.

     "Closing Fee" is defined in Section 3.1(C) (xxi) of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, or any successor statute.

     "Collateral" means all property and interests in property now or hereafter acquired by ,covered by, or subject to, any Collateral Document.

     "Collateral Documents" means all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Obligations, including, without limitation, the Loan Party Security Agreements, the Loan Party Pledges, the Cross Agreement, the Waiver, Guaranty and Disbursement Agreement, the Pledged Account Agreements, and all other security agreements, mortgages, deeds of trust, loan agreements, notes, guaranties, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower, any of its Subsidiaries or any other Person and delivered to the Agent, together with all agreements and documents referred to therein or contemplated thereby.

     "Commission" means the United States Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "Commitment" means with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule 1.1.4 hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.3, as any such amount may be reduced pursuant to Section 2.3.

     "Consolidated Net Worth" means, at a particular date, the amount by which the total consolidated assets of the Borrower and its consolidated Subsidiaries exceeds the total consolidated liabilities of the Borrower and its consolidated Subsidiaries.

     "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined under or regulated by any Environmental, Health or Safety Requirements of Law.

         "Contingent Obligation", as applied to any Person, means any direct or indirect obligation of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including obligations (contingent or otherwise) arising through any contract, agreement or instrument, or any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefore, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

     "Contractual Obligation" as applied to any Person, means any material provision of any equity or debt securities issued by that Person or any material indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in each case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "Controlled Group" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "Controlled Subsidiary" of any Person means a Subsidiary of such Person (i) 80% or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more wholly-owned Subsidiaries of such Person or (ii) of which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

     "Cross Agreement" means that certain Cross Default Agreement dated as of even date herewith, by and among the Transactions Parties, the Lenders and the Agent, as such agreement may be amended, restated or otherwise modified from time to time.

     "Current Assets" means, at a particular date, all amounts which would, in conformity with Agreement Accounting Principles, be included under current assets on a balance sheet as at such date, plus LIFO reserve, if applicable.

     "Current Liabilities" means, at a particular date, all amounts which would, in conformity with Agreement Accounting Principles, be included under current liabilities on a balance sheet as at such date.

     "Current Ratio" is defined in Section 5.4(A) hereof.

     "Customary Permitted Liens" means:

          (i) Liens (other than environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges, in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

          (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

          (iii) Liens incurred or deposits made, in each case, in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) with respect to Liens securing bonds to stay judgments or in connection with appeals, such Liens do not secure at any time an aggregate amount exceeding $500,000.00;

          (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any of its Subsidiaries which do not constitute an Event of Default under
     Section 6.1(h) hereof;

          (vi) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (vii) Liens related to precautionary U.C.C. financing statement filings with respect to Capitalized Leases or consignment arrangements otherwise permitted under this Agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, provided, however, that any such Liens may not encumber assets other than those that are the subject of such Capitalized Lease or consignment arrangement, as the case may be;

          (viii) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and that are within the general parameters customary in the banking industry; provided, however, that (A) any such Lien must be subordinated (on terms acceptable to Agent and the Required Lenders) to the Liens evidenced by the Collateral Documents and (B) any such right of set-off must be waived in favor of the Agent.

     "Dealership" means any Subsidiary that is an automobile dealership and/or related body shop or service repair center owned, operated or acquired by any Transaction Party.

     "Dealership Guarantors" means each Person listed on Schedule 1.1.5 hereof providing a Dealership Guaranty, a Dealership Security Agreement and a Dealership Pledge to the Agent, for the benefit of the Lenders, and each other Person providing a Dealership Guaranty, a Dealership Security Agreement and a Dealership Pledge to Agent, for the benefit of the Lenders, pursuant to Section
5.2 (L) of this Agreement, and their respective successors and assigns.

     "Dealership Guaranty" means each Guaranty in the form attached hereto as Exhibit C-1, provided by a Dealership to the Agent, for the benefit of the Lenders, as the same may be amended, modified, supplemented, reaffirmed and/or restated, and as in effect from time to time.

     "Dealership Pledge" means each Pledge Agreement delivered by any Dealership to the Agent, for the benefit of the Lenders, pursuant to which such Person pledges to the Agent, for the benefit of the Lenders, its Capital Stock of certain corporation, limited liability company and/or partnership Subsidiaries, as such Pledge Agreement may be amended, restated or otherwise modified from time to time.

     "Dealership Security Agreement" means any Security Agreement in the form attached hereto as Exhibit D-1, pursuant to which a Dealership grants the Agent, for the benefit of the Lenders, a security interest in all of its assets, as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time.

     "Decision Period" is defined in Section 5.2(G) hereof.

     "Decision Reserve" is defined in Section 5.2(G) hereof.

     "Defaulted Advance" means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.1 at or prior to such time that has not been made by such Lender or the Agent for the account of such Lender pursuant to Section 2.1 as of such time, or which otherwise is required to be made by such Lender at or prior to such time that has not been made by such Lender as of such time.

     "Defaulted Amount" means, with respect to any Lender, any amount required to be paid by such Lender to the Agent or any other Lender hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.12, the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

     "Defaulting Lender" means, at any time, any Lender that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount , or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.1(f) or Section 6.1(g).

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Termination Date.

     "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

     "Dollar" and "$" means dollars in the lawful currency of the United States.

     "EBITDA" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of:

            (i)  Net Income,

            plus (ii)  Interest Expense, to the extent deducted in computing
                 Net Income,

            plus (iii) charges against income for foreign,  federal, state and local taxes, to the extent deducted in computing Net Income,

            plus (iv)  depreciation expense, to the extent deducted in computing Net Income,

            plus (v)   amortization  expense, including, without limitation,
                 amortization of goodwill, other intangible assets and Transaction Costs, to the extent deducted in computing Net Income,

            plus (vi)  other non-cash charges classified as long-term deferrals in accordance with Agreement Accounting Principles, to the extent deducted in computing Net Income,

            plus (vii) all extraordinary losses (which have been included in the determination of Net Income.)

            minus (viii) all extraordinary gains (which have been included in the determination of Net Income).

EBITDA shall be calculated for any period by including the actual amount for the applicable period ending on such day, including the EBITDA attributable to Permitted Acquisitions occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each Permitted Acquisition, utilizing (a) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Borrower's reasonable judgment or (b) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Borrower, broken down in the Borrower's reasonable judgment.

     "EBITDAR" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, of (i) EBITDA and (ii) Rentals.

     "Effective Date" is defined in Section 1.3 hereof.

     "Eligible Assignee" is defined in Section 9.3 hereof.

     "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

     "Environmental Property Transfer Act" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

     "Equipment" of a Person means all of such Person's present and future furniture, machinery, service vehicles, supplies and other equipment and any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefore and replacements, products and proceeds thereof.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "Event of Default" means an event described in Section 6.1 hereof.

     "Excluded Tax" is defined in Section 2.9 (A) hereof.

     "Existing Asbury Obligations" is defined in Schedule 1.1.6 hereof.

     "Extraordinary Receipt" means extraordinary gains (and any nonrecurring unusual gains arising in or outside of the ordinary course of business) not included in extraordinary gains determined in accordance with Agreement Accounting Principles.

     "Fair Value" means (a) with respect to the Capital Stock of the Borrower (after the Initial Public Offering), the closing price for such Capital Stock on the trading date immediately preceding the date of determination; and (b) with respect to the Capital Stock of the Borrower

(prior to the Initial Public Offering) and other assets, the value of the relevant asset as of the date of acquisition or sale as would be obtained in an arm's-length transaction conducted in good faith between an informed and willing buyer and an informed and willing seller each under no compulsion to buy or sell.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Fixed Charge Coverage Ratio" is defined in Section 5.4(B) hereof.

     "Floor Plan Indebtedness" means any and all loans, advances, debts, liabilities and obligations, owing by any Dealership to any Lender (or any Affiliate or Subsidiary thereof), of any kind or nature, present or future, arising under a Wholesale Line, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and paralegals' fees, and any other sum chargeable to the Borrower or a Dealership under any documents, instruments or agreements executed by the Borrower or a Dealership in connection with a Wholesale Line.

     "Ford Credit" means Ford Motor Credit Company, a Delaware corporation, and its successors and assigns.

     "GMAC" means General Motors Acceptance Corporation, a Delaware corporation, and its successors and assigns.

     "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" means each Dealership Guarantor and Subsidiary Holding Company Guarantor.

     "Guaranty" means each Dealership Guaranty and Subsidiary Holding Company Guaranty.

     "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such Person's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Indebtedness" of any Person means, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations which are evidenced by notes, acceptances or other similar instruments, (d) Capitalized Lease Obligations, (e) reimbursement obligations with respect to letters of credit (other than commercial letters of credit) issued for the account of such Person, (f) Hedging Obligations, (g) Contingent Obligations in respect of obligations of another Person of the type described in the foregoing clauses (a) through (f). The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured. For the avoidance of doubt, in the case of the Borrower and its Subsidiaries, the term "Indebtedness" includes all Floor Plan Indebtedness.

     "Indemnified Matters" is defined in Section 8.7 (B) hereof.

     "Indemnified Taxes" is defined in Section 2.9 (A) hereof.

     "Indemnitees" is defined in Section 8.7 (B) hereof.

     "Initial Borrowing" is defined in Section 2.1 (A) (1) hereof.

     "Initial Public Offering" means an initial public offering of equity securities of Borrower (or another entity formed in connection with a Permitted IPO Conversion (as defined herein)) registered under the Securities Act of 1933, as amended.

     "Interest Expense" means, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees), but excluding interest expense not payable in cash (including amortization of discount), and excluding Floor Plan Indebtedness, all as determined in conformity with Agreement Accounting Principles.

     "Interest Reconciliation Date" is defined in Section 2.5 hereof.

     "Inventory" of a Person means any and all present and future motor vehicles, tractors, trailers, service parts and accessories and all other property of such Person held for sale or lease in the ordinary course of business of such Person.

     "Investment" of a Person means, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any

Indebtedness, Equity Interests or other securities, issued by any other Person,
(ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to officers, directors, sales representatives and employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

     "IRS" means the United States Internal Revenue Service and any Person succeeding to the functions thereof.

     "Lenders" means, collectively, Ford Credit, Chrysler Financial, GMAC and their respective successors and Eligible Assignees that shall become a party to this Agreement pursuant to Section 9.3 hereof; in each case for so long as such Lender or Person shall be a party to this Agreement.

     "Lender's Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule 1.1.4 hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.3 (b) hereof as such lender's "Commitment," as such amount may be reduced pursuant to Section 2.3.

     "LIBOR Rate" means, for any given calendar month, the monthly arithmetic average, as determined on the first Business Day of that particular calendar month, of the per annum interest rate announced from time to time as the one month London Interbank Offered Rate quoted each of the four Mondays immediately preceding the date of determination (for the Friday immediately preceding such Monday) under the Money Rates Column of The Wall Street Journal, or, if The Wall Street Journal is unavailable for any reason, as published in such other publications as the Agent may designate. In the event such rate is not quoted on Monday for the previous Friday, the rate quoted on the first business day of the week for the last business day of the previous week shall be utilized.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or security agreement or preferential arrangements of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan Documents" means this Agreement, the Notes, the Loan Party Guaranties, the Collateral Documents and all other documents, instruments and agreements executed in connection herewith or contemplated hereby (other than any Wholesale Line), as the same may be amended, restated or otherwise modified and in effect from time to time.

     "Loan Party" means the Borrower and each other Person that has executed a Loan Document in favor of the Agent at any time on or after the Effective Date.

     "Loan Party Guaranties" means each Subsidiary Holding Company Guaranty and each Dealership Guaranty.

     "Loan Party Pledges" means each of (i) the Borrower Pledge, (ii) the Dealership Pledge, (iii) the Subsidiary Holding Company Pledge, and (iv) any other pledge of Capital Stock delivered by a Loan Party from time to time to the Agent, for the benefit of the Lenders.

     "Loan Party Security Agreements" means each of (i) the Borrower Security Agreement, (ii) the Dealership Security Agreement, (iii) the Subsidiary Holding Company Security Agreement, and (iv) any other security agreement delivered by a Loan Party from time to time to the Agent, for the benefit of the Lenders.

     "MAI Appraisal" means an appraisal of real property performed by a Member, Appraisal Institute appraiser who meets the requirements of American Institute of Real Estate Appraisers.

     "Margin Stock" shall have the meaning ascribed to such term in Regulation
U.

     "Material Adverse Change" means either (i) for so long as the structure of the Asbury Group involves Platforms (as defined herein), any material adverse change in the business, financial condition, operations, performance, properties or prospects of any Platform, or (ii) in the event that the structure of the Asbury Group involves geographic structures other than Platforms, a material adverse change in the business, financial condition, operations, performance, properties or prospects of any aggregation of Transaction Parties which such aggregation, taken as a whole, equals the lesser of (A) the geographic organizational component of the Asbury Group that replaces the Platform structure or (B) ten percent (10%) of the total number of Transaction Parties.

     "Material Adverse Effect" means a material adverse effect upon (a) the business, financial condition, operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform its respective obligations under the Loan Documents in any material respect, or (c) the ability of the Agent or any Lender to enforce in any material respect the Obligations or its rights with respect to the Loan Documents.

     "Material Subsidiary" means (i) any "Significant Subsidiary" as defined in Regulation S-X issued pursuant to the Securities Act and the Exchange Act, or
(ii) any Subsidiary of the Borrower that is a Loan Party.

     "Maximum Availability" means $550,000,000.00, as such amount may be reduced pursuant to Section 2.3 hereof.

     "Maximum Rate" means the maximum nonusurious interest rate under applicable law.

     "Minority Holder" means any holder of an Equity Interest in a Subsidiary, which Equity Interest does not exceed 20% of the Capital Stock of such Subsidiary.

     "Multi-employer Plan" means a "Multi-employer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

     "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Indebtedness or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees, disbursements and commissions, (b) the amount of taxes and other governmental costs and expenses payable in connection with or as a result of such transaction (including the amount of taxes payable by such Person's direct and indirect owners if such Person is treated as a flow through entity for tax purposes as determined for purposes of making Tax Distributions pursuant to Section 6.01 (c) of the Borrower LLC Agreement), (c) the amount of any Indebtedness secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Indebtedness, is required to be repaid upon such disposition, and (d) reserves for purchase price adjustments and retained fixed liabilities that are payable by Borrower or such Subsidiary in cash to the extent required under Agreement Accounting Principles in connection with such sale, lease, transfer or disposition (it being understood that immediately upon expiration of the retention period for such reserves, amounts held as reserves must be paid as a mandatory prepayment of the Revolving Credit Obligations pursuant to Section 2.2
(B) hereof), in the case of items (a) and (c) above, to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid either (a) to a Person that is not an Affiliate of such Person, or (b) to Ripplewood Partners L.P. (with the prior written consent of the Required Lenders, which such consent may not be unreasonably withheld), and are properly attributable to such transaction or to the asset that is the subject thereof,; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes or any Tax Distribution related thereto have not been actually paid or are not then payable, such Person or Affiliate may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with Agreement Accounting Principles for such party's reasonable estimate of such taxes or any Tax Distribution, other than taxes of such party for which such party is indemnified, provided further, however, that, at the time such taxes or any Tax Distribution are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes or any Tax Distribution exceeds the amount of such taxes or any Tax Distribution actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder.

     "Net Income" means, for any period, the net earnings (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

     "New Subsidiary" is defined in Section 5.3(F)(ii).

     "Notes" means collectively, all promissory notes of the Borrower payable to the order of a Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender, including any amendment, restatement, modification, renewal, increase or replacement thereof.

     "Obligations" means all Advances, debts, liabilities, obligations, covenants and duties owing by a Loan Party to the Agent or any of the Lenders or any Indemnitee, of any kind or nature, present or future, arising under any Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees, and any other sum chargeable to any Loan Party under any Loan Document.

     "Off Balance Sheet Liabilities" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

     "Other Taxes" is defined in Section 2.9(B) hereof.

     "Over Borrowing" means any Borrowing which, if funded, would not exceed the Revolving Credit Availability at such time, but which, when allocated among the Lenders in accordance with their respective Ratable Shares, would cause any one or more of the Lenders to exceed its respective Unused Commitment at such time.

     "Participants" is defined in Section 9.2(A) hereof.

     "Payment Date" means the fifteenth day of each calendar month, provided, however if such day is not a Business Day, then the Payment Date shall be the next succeeding Business Day following such fifteenth day.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pending Acquisition" means any Acquisition set forth on Schedule 1.1.7 hereto.

     "Permitted Acquisition" is defined in Section 5.3(F)(iii) hereof.

     "Permitted Existing Indebtedness" means the Indebtedness of the Borrower and its Subsidiaries identified as such on Schedule 1.1.1 to this Agreement.

     "Permitted Existing Investments" means the Investments of the Borrower and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

     "Permitted Existing Liens" means the Liens on assets of the Borrower and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

     "Permitted IPO Conversion" means, any of the following, occurring as a precursor to an initial public offering of securities in the Borrower, (A) a transfer of all of (x) the assets of

Borrower or (y) the Equity Interests in Borrower owned by the members of Borrower, to a newly organized stock corporation or other business entity (any such entity is referred to herein as a "Newco"), (B) a merger or consolidation of Borrower into or with a Newco, (C) the conversion of Borrower into a corporation or other type of entity, or (D) another restructuring of all of the assets of or Equity Interests in Borrower owned by the members of Borrower into a Newco; provided, however that such actions described in (A) through (D) may occur only if (i) consented to in writing by the Agent and the Required Lenders prior to the consummation of such actions, which such consent may not be unreasonably withheld, (ii) any such Newco is a Person organized under the laws of the United States, any State thereof or the District of Columbia, (iii) any such Newco (A) expressly assumes the Obligations of the Borrower and performance of the Borrower's covenants under the Loan Documents, by becoming a party thereto, and (B) takes or has taken all action required by Section 5 of the Borrower Security Agreement, and takes or has taken such other action as may be necessary or desirable, or as the Agent may reasonably request, in order to preserve the Liens, and continue the perfection thereof with the same priority, as granted and provided for or purported to be granted and provided for by the Borrower Security Agreement, and (iv) immediately after giving effect to such transaction, no event shall occur and be continuing that constitutes an Event of Default or Unmatured Default. From and after completion of a Permitted IPO Conversion, references in the Loan Documents to "Borrower" shall constitute references to Newco.

     "Permitted Refinancing Indebtedness" means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that
(i) does not exceed the aggregate principal amount (plus associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, except to the extent permitted by Section 5.3 (A) (xi), (ii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iii) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, event of default and remedies) materially less favorable to the Borrower or to the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

     "Permitted Subordinated Indebtedness" means Indebtedness issued by the Borrower (whether in a Rule 144A or private placement offering, an SEC registered public offering or otherwise) that is consented to by the Agent and the Required Lenders in writing (which such consent may not be unreasonably withheld) and that is subordinated to the Obligations and the Wholesale Lines on terms consented to by the Agent and the Required Lenders in writing (which such consent may not be unreasonably withheld).

     "Person" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

     "Platform" means each of (i) collectively, Asbury Automotive Arkansas L.L.C., a Delaware limited liability company, and each entity it owns, directly or indirectly, (ii) collectively,

Asbury Automotive Atlanta L.L.C., a Delaware liability company, and each entity it owns, directly or indirectly, (iii) collectively, Asbury Automotive Jacksonville, L.P., a Delaware limited partnership, and each entity it owns, directly or indirectly, (iv) collectively, Asbury Automotive North Carolina L.L.C., a Delaware limited liability company, Asbury Automotive North Carolina Real Estate Holdings L.L.C., a Delaware limited liability company, and Camco Finance, L.L.C., a Delaware limited liability company, and each entity any of the foregoing owns, directly or indirectly, (v) collectively, Asbury Automotive St. Louis L.L.C., a Delaware limited liability company, Asbury Automotive St. Louis Gen. L.L.C., a Delaware limited liability company, and Asbury Automotive St. Louis LR L.L.C., a Delaware limited liability company, and each entity any of the foregoing owns, directly or indirectly, (vi) collectively, Asbury Automotive Tampa L.P., a Delaware limited partnership, Asbury Tampa Management L.L.C., a Delaware limited liability company, Asbury Automotive Tampa GP, L.L.C., a Delaware limited liability company, and each entity it owns, directly or indirectly, (vii) collectively, Asbury Automotive Texas L.L.C., a Delaware limited liability company, and each entity it owns, directly or indirectly,
(viii) Asbury Automotive Oregon Dealership Holdings L.L.C., a Delaware limited liability company, and each entity it owns, directly or indirectly, and (ix) those entities acquired in connection with any Permitted Acquisition of a group of Dealerships, operating under multiple franchise agreements with multiple automobile manufacturers operating in a specific geographic region.

     "Pledged Account Agreements" means, collectively, any Pledged Account Agreement in the form attached hereto as Exhibit H, pursuant to which a Transaction Party grants the Agent, for the benefit of the Lenders, a security interest in all of its depository accounts, as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time.

     "Ratable Portion-Initial Advance" means with respect to Ford Credit 45.7%, with respect to Chrysler Financial 40%, and with respect to GMAC 14.3%.

     "Ratable Share" means with respect to any Lender at any time, a percentage represented by a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the sum of all Commitments at such time, in either case as reduced pursuant to the terms hereof.

     "Reallocated Borrowing" means, as to any Lender at the time of a request for an Over Borrowing, such Lender's Ratable Share of the given Over Borrowing minus such Lender's Unused Commitment at such time.

     "Reallocating Lender" is defined in Section 2.1 (A) (2) (c) hereof.

     "Receivable(s)" of a Person means all of such Person's presently existing and hereafter arising or acquired accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and other obligations of other Persons of any kind, now or hereafter existing, including, but not limited to, those arising out of or in connection with the sale or lease of goods, the rendering of services or otherwise, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds or of other Persons.

     "Register" has the meaning set forth in Section 9.3 (b).

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property but does not include any amounts payable under Capitalized Leases of such Person.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means, at any time, Lenders owed or holding at least 65% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, and (b) the Unused Commitments at such time (such sum is referred to as the "Credit"); provided, however, that if at any given time no one Lender is owed or holds 25% or more of the Credit, "Required Lender" at such time will mean Lenders owed or holding at least 51% of the Credit; provided, further, however, that if any Lender shall be a Defaulting Lender at any such time, there shall be excluded from the determination of Required Lenders at such time (X) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, and (Y) the Unused Commitment of such Lender at such time.

     "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation.

     "Responsible Officer" means any officer of any Transaction Party.

     "Restricted Franchise Agreement" is defined in Section 5.3(F)(iii)(b).

     "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Borrower now or hereafter outstanding, except (a) any Tax Distribution, or (b) a dividend payable solely in the Borrower's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Transaction Party) of other Equity Interests of the Borrower (other than Disqualified Stock), and (iii) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of any Equity Interests of the Borrower or any of the Borrower's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

     "Revolving Credit Availability" means, at any particular time, the difference between the Maximum Availability at such time and the Revolving Credit Obligations at such time.

     "Revolving Credit Obligations" means, at any particular time, the sum of the outstanding principal amount of all Advances at such time.

     "Roll-Up Transaction" has the meaning assigned to it in the Borrower LLC Agreement.

     "Secretary's Certificate" with respect to any Person, means any certificate, delivered by a secretary, assistant secretary, managing member, general partner or governor of such Person which certifies (i) the names and true signatures of the incumbent officers or managers of such Person authorized to sign each Transaction Document to which it is a party and the other documents to be executed thereunder, (ii) a true and correct copy of such Person's Certificate of Incorporation, or similar charter document and all amendments thereto, (iii) a true and correct copy of the by-laws or similar governing document of such entity and all amendments thereto, and (iv) a true and correct copy of the resolutions of such Person's board of directors or members approving and authorizing the execution, delivery and performance by such entity of each Transaction Document to which it is a party and the other documents to be executed thereunder;

     "Secured Parties" means the Agent, for itself and the other Lenders.

     "Seller Paper" means purchase price obligations of any Loan Party to a seller of Equity Interests or assets in connection with a Permitted Acquisition, provided that (i) incurrence of such obligations must have been consented to by the Agent and the Required Lenders, which such consent may not be unreasonably withheld, (ii) such obligations are subordinated in right of payment to the prior payment in full of the Obligations and the Wholesale Lines, and (iii) such obligations are subordinate to the Obligations and the Wholesale Lines in any distributions made in any bankruptcy, insolvency or reorganization proceedings; with respect to each of (ii) and (iii) on terms acceptable to the Agent and the Required Lenders and otherwise in form reasonably acceptable to the Required Lenders.

     "Shareholders Agreement" has the meaning assigned to such term in the Borrower LLC Agreement.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) the present fair saleable value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, after giving effect to the expected value of rights of indemnity, contribution and subrogation (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, after giving effect to the expected value of rights of indemnity, contribution and subrogation.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Subsidiary Holding Companies" means and any Subsidiary of Borrower which owns any Equity Interests in any other Person in the Asbury Group, in each case together with its successors and assigns.

     "Subsidiary Holding Company Guaranty" means each Guaranty in the form attached hereto as Exhibit C-2, provided by a Subsidiary Holding Company to Agent, for the benefit of the Lenders, as the same may be amended, modified, supplemented, reaffirmed and/or restated, and in effect from time to time.

     "Subsidiary Holding Company Pledge" means each Pledge Agreement delivered by any Subsidiary Holding Company to the Agent, for the benefit of the Lenders, pursuant to which such Person pledges their Capital Stock of certain corporation, limited liability company and/or partnership Subsidiaries, as such pledge agreement may be amended, restated or otherwise modified from time to time.

     "Subsidiary Holding Company Security Agreement" means any Security Agreement in the form attached hereto as exhibit D-2, pursuant to which a Subsidiary Holding company grants the Agent, for the benefit of the Lenders, a security interest in all of its assets, as the same may be amended, modified, supplemented and/or restated, and in effect from time to time.

     "Successor Agent" is defined in Section 7.6 of this Agreement.

     "Target Amount" means a Dollar amount equal to (i) the Dollar amount of the Initial Borrowing less the Closing Fee, plus (ii) the aggregate Dollar amount of prepayments of the Revolving Credit Obligations made by Borrower from time to time; provided, however, that only prepayments made with the following types of funds may be included in (ii) above (the "Allowable Prepayments"): (A) Net Cash Proceeds received by Borrower as a direct result of an Initial Public Offering or any secondary public offering of equity securities of Borrower registered under the Securities Act of 1933, (B) Net Cash Proceeds received by Borrower as a direct result of Permitted Subordinated Indebtedness, (C) Net Cash Proceeds of an Asset Sale, or (D) Borrower's after tax net income, as determined in accordance with Agreement Accounting Principles. The Target Amount for each quarter shall be based on the Target Amount in effect on the first Business Day of such quarter and shall be determined by Agent in its sole discretion by taking into account all Allowable Prepayments made on or prior to such date. All changes in the Target Amount shall become effective on the first Business Day of a calendar quarter and shall be deemed in effect throughout such calendar quarter.

     "Tax Distribution" means any distribution by the Borrower pursuant to section 6.01 (c) of the Borrower LLC Agreement.

     "Termination Date" means the earlier of (a) three years less one day after the Effective Date or such other "Termination Date" specified in an Extension Notice and agreed to by the Lenders and (b) the date of termination of the Commitment pursuant to either of Section 2.3 or Section 6.2 hereof.

     "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multi-employer Plan.

     "Total Adjusted Debt" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the amount of Total Debt less (i) any Floor Plan Indebtedness and (ii) Permitted Subordinated Indebtedness.

     "Total Debt" means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of Indebtedness of the Borrower and its Subsidiaries, other than Hedging Obligations and Contingent Obligations.

     "Transaction Costs" means the fees, costs and expenses payable by the Borrower in connection with the execution, delivery and performance of the Transaction Documents.

     "Transaction Parties" means each of the Loan Parties and any Subsidiary of the Borrower that is not yet a Loan Party.

     "Transaction Documents" means the Loan Documents and the Acquisition Documents.

     "United States Person" means any Person that is resident in or organized under the laws of the United States or any political subdivision thereof, as each of these is determined for United States Federal tax purposes.

     "Unmatured Default" means an event which, but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

     "Unused Commitment" means, with respect to any Lender, such Lender's Commitment at such time minus the aggregate principal amount of Advances made by such Lender and outstanding at such time.

     "Voting Interests" means shares of Capital Stock in any Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors, or persons performing similar functions of such Person, even if the right to vote has been suspended by the happening of such contingency.

     "Waiver, Guaranty and Disbursement Agreement" means each Waiver, Guaranty and Disbursement Agreement in the form attached hereto as Exhibit G, delivered by any Loan Party to the Agent, for the benefit of the Lenders, as the same may be amended, restated, or otherwise modified from time to time.

     "Wholesale Line" means any automotive floor plan wholesale credit line made by Ford Credit, Chrysler Financial, GMAC, or any Lender or any Affiliate or subsidiary thereof to a dealership.

     "Working Capital Advances" is defined in Section 5.2 (K) hereof.

     Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

     1.2 References. The existence throughout the Agreement of references to the Borrower's Subsidiaries is for a matter of convenience only. Any references to Subsidiaries of the Borrower set forth herein shall (i) with respect to representations and warranties which deal with historical matters be deemed to include each of the Subsidiaries existing on the date the particular representation and warranty is deemed made; and (ii) shall not in any way be construed as consent by a Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.

     1.3 Effectiveness of this Agreement. Upon the satisfaction of all of the conditions precedent set forth in Section 3.1 of this Agreement (the date upon which such conditions precedent are satisfied being hereinafter referred to as the "Effective Date"), this Agreement shall become effective.

ARTICLE II:  THE LOAN FACILITIES

     2.1 Making Advances; Repayment of Advances.

     (A) Making Advances.

          (1) Initial Advance. No later than 11:00 A.M. (Eastern Standard Time) on the Effective Date, each Lender severally agrees to make available to the Agent, in same day funds, such Lender's Ratable Portion-Initial Advance of the Existing Asbury Obligations (plus such Lender's Ratable Portion-Initial Advance of the Closing Fee (as defined in Section 3.1 (xxi)). If funds are made available to Agent by the Lenders as required herein, no later than 2:00 P.M. (Eastern Standard Time) on the Effective Date, the Agent will make Advances on Borrower's behalf in an aggregate amount sufficient to retire the Existing Asbury Obligations (such Advances are referred to collectively as the "Initial Borrowing"); Borrower acknowledges that a portion of the Advances comprising such Initial Borrowing, in an amount sufficient to retire the Existing Asbury Obligations owing to Agent, will be in the form of internal balance transfers performed by Agent.

          (2) Additional Advances. (a) Upon satisfaction of the conditions precedent set forth in Sections 3.1 and 3.2, from and including the Effective Date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Commitment at such time; provided, however, at no time shall the Revolving Credit Obligations exceed the Commitment at such time. Each Borrowing shall be in an aggregate amount no less than $500,000.00 and in multiples of $10,000.00 if in excess thereof and will consist of Advances made simultaneously by the Lenders in accordance with Section 2.1 (A) (2) (b). Within the limits of each Lender's Unused Commitments in effect from time to time, and subject to the terms of this Agreement, the Borrower may borrow under this
Section 2.1 (A) (2), prepay pursuant to Section 2.2 and reborrow under this
Section 2.1 (A) (2).

          (b) Borrowing Notice. Each Borrowing shall be made on notice, given not later than 11:00 A.M. (Eastern Standard Time) on the third Business Day prior to the date of the proposed Borrowing, by the Borrower to the Agent, which shall give notice to each Lender thereof on the same Business Day by telex or telecopier. Each such notice of a Borrowing (a "Borrowing Notice") must be by telephone, confirmed immediately in writing, telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) the aggregate amount of such Borrowing, (iii) the use of proceeds of such Borrowing, and (iv) the account or accounts into which the Advances comprising such Borrowing should be funded. Each Lender shall, before 11:00 A.M. (Eastern Standard Time) on the date of such Borrowing, make available to the Agent, at the Agent's Account, in same day funds, such Lender's Ratable Share of such Borrowing in accordance with the respective Commitments not to exceed such Lender's Unused Commitment at such time. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account. Each Borrowing Notice shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Borrowing Notice for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date. Not later than 2:00 p.m. (Eastern Standard Time) on each Borrowing Date, the Agent (on behalf of each Lender) shall make available the Advance (if Agent has received funds from the Lenders as required herein), in funds immediately available to the Borrower at such account or accounts as shall have been notified to the Agent. Each Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date or repayment thereof at the Applicable LIBOR Rate, changing when and as the underlying LIBOR Rate changes, which interest shall be payable in accordance with Section 2.7(B).

          (c) Reallocation. Notwithstanding the provisions of the foregoing
Section 2.1 (A) (2) (b) to the contrary, should Borrower submit a Borrowing Notice which, if honored, would result in an Over Borrowing, any Lender being asked to exceed its Unused Commitment at such time (any such Lender is referred to herein as a "Reallocating Lender") shall be required to make available to the Agent only that portion of such Reallocating Lender's Ratable Share of the Over Borrowing equal to such Reallocating Lender's Unused Commitment at such time; any amounts not made available to the Agent by any such Reallocating Lender (because such amounts would exceed such Lender's Unused Commitment at such time) will be reallocated and made available to the Agent by the Lenders which are not Reallocating Lenders (the reallocation of such amounts is referred to herein as the "Borrowing Spread"). Any such Reallocated Borrowing shall be reallocated as follows: (1) if more than one Lender is not a Reallocating Lender then each of such Lenders shall make equal portions of the Reallocated Borrowing available to the Agent, not in excess of each such Lender's Unused Commitment at such time,
(2) if only one Lender is not a Reallocating Lender then such Lender shall make the full amount of the Reallocated Borrowing available to the Agent, not in excess of its Unused Commitment at such time. If after the first Borrowing Spread, the full amount of the Over Borrowing has not been reallocated, any such amount shall be reallocated in another Borrowing Spread in the same manner as described in the immediately preceding sentence; this process will continue through as many Borrowing Spreads as are required to reallocate the full amount of the Over-Borrowing.

          (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.1 (A) (2) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrower, the Applicable LIBOR Rate, and (ii) in the case of such Lender (x) for the first three days after demand, at the Federal Funds Rate from time to time in effect, and (y) thereafter the Applicable LIBOR Rate. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

    (B) The Borrower shall repay in full to the Agent, for the ratable account of the Lenders, on the Termination Date the aggregate principal amount of Advances then outstanding.

     2.2 Optional Payments; Mandatory Prepayments

     2.2 (A) Optional Payments. The Borrower may from time to time repay or prepay, without penalty or premium all or any part of outstanding Advances; provided, however, that the Borrower may not so prepay Advances unless it shall have provided written notice to Agent not less than 3 Business Days prior to the date of such prepayment stating the proposed date and the aggregate principal amount of the prepayment. The amount of any such partial prepayment must be no less than $500,000.00, and in multiples of $100,000.00 if in excess thereof.

     (B) Mandatory Prepayments. If at any time and for any reason the Revolving Credit Obligations are greater than the Commitment, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess. Amounts equal to (i) Net Cash Proceeds of an Asset Sale shall be mandatorily applied against the Revolving Credit Obligations and (ii) a Decision Reserve in connection with or following restoration, rebuilding or replacement of insured property shall be mandatorily applied against the Revolving Credit Obligations in the amounts and in the manner set forth in Section 5.2(G) hereof. The Borrower must also make mandatory prepayments against the Revolving Credit Obligations of the following amounts: (i) eighty percent (80%) of the Net Cash Proceeds received by Borrower as a direct result of an Initial Public Offering or any other offering of equity securities of

Borrower,and (ii) one hundred percent (100%) of the Net Cash Proceeds received by Borrower as a direct result of Permitted Subordinated Indebtedness.

     (C) Allocation of Prepayments. Until such time as the aggregate amount of all prepayments made under this Section 2.2 equals the amount of the Initial Borrowing made under Section 2.1 (A) (1), the Agent will allocate the amount of all prepayments among the Lenders in accordance with each Lender's respective Ratable Portion-Initial Advance. From and after the time that the aggregate amount of all prepayments made under this Section 2.2 equals the amount of the Initial Borrowing made under Section 2.1 (A) (1), the Agent will allocate the amount of all prepayments among the Lenders in accordance with each Lender's respective Ratable Share.

     2.3 Changes in the Commitment. Termination of Commitment. The Borrower may permanently reduce the Commitment in whole, or in part, in an aggregate minimum amount of $50,000,000.00 and integral multiples of $10,000,000.00 in excess of that amount (unless the Commitment is reduced in whole); any reductions in the Commitment will be made ratably among the Lenders in accordance with each Lender's Commitment. Any such reduction may be made only upon at least three (3) Business Day's written notice to the Agent, which notice shall specify the amount of any such reduction, and, in the event that the Commitment is terminated in whole, upon payment of a termination fee (payable to the Agent for the account of each Lender) equal to the amount by which the Commitment is reduced multiplied by:

     (a) three percent (3.0%), if Borrower terminates the Commitment on or before the first anniversary of the Effective Date; or

     (b) two percent (2.0%), if Borrower terminates the Commitment after the first anniversary of the Effective Date but before the second anniversary of the Effective Date; or

     (c) one percent (1.0%), if Borrower terminates the Commitment after the second anniversary of the Effective Date before the third anniversary of the Effective Date.

     Notwithstanding the foregoing, the amount of the Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued commitment fees and termination fees shall be payable on the effective date of any complete termination of the obligations of the Lenders to make Advances hereunder. Lenders will share in any termination fee paid under this Section 2.3 in proportion with each such Lender's Commitment. On the first Business Day following the Agent's receipt of a termination fee hereunder, the Agent will remit to each Lender its portion of the termination fee received by the Agent hereunder.

     2.4 Default Rate: Late Payment Fee. After the occurrence and during the continuation of an Event of Default, at the option of the Required Lenders, the interest rate(s) applicable to the Advances shall be equal to the Applicable LIBOR Rate plus two percent (2.0%) per annum. To the extent not in excess of the Maximum Rate and in accordance with applicable law, any amount not paid by the Borrower when due shall accrue interest at an additional two percent (2.0%) per annum above the rate applicable thereto until such amounts have been paid in full and shall be payable on demand by the Agent, at the direction of the Required Lenders, and in no event later than the next succeeding Payment Date.

     2.5 Method of Payment. (A) All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XI, at any other address specified in writing by the Agent to the Borrower, or via wire transfer pursuant to wire transfer instructions provided by the Agent from time to time, by 12:00 noon (Eastern Standard Time) on the date when due. The Agent will promptly thereafter cause like funds to be distributed on the first Business Day after the receipt of any such payment (the date of such distribution is referred to herein as the "Interest Reconciliation Date") (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lender for its account ratably in accordance with the amounts of such respective Obligations then payable to such Lenders (with respect to each Lender, such Lender's Ratable Share of the interest payable hereunder and under the Notes is referred to herein as the "Interest Due Lenders") and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for its account, in each case to be applied in accordance with the terms of this Agreement; provided, however that the Administration Fee due to the Agent (pursuant to Section 2.11 hereof) for the month immediately preceding such date will be netted out of such amounts and be maintained in or remitted to the Agent's Account by and for the benefit of the Agent. If Agent fails to remit to any Lender its portion of the Interest Due Lenders or any amount of principal, commitment fees or any other Obligation as required above, the Agent agrees to pay to each such Lender interest on such Lender's portion of all such amounts
(x) for the first three days after the first Business Day following the Agent's receipt of any such payment, at the Federal Funds Rate from time to time in effect, and (y) thereafter the Applicable LIBOR Rate. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.3 from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (B) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but shall not be obligated to), in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, (x) for the first three days after such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate from time to time in effect, and (y) thereafter until the date such Lender repays such amount to the Agent, at the Applicable LIBOR Rate.

     2.6 Advances, Telephonic Notices. The Lenders are authorized to record the principal amount of each Advance and each repayment with respect to its Advances on the schedules attached to the Notes; provided, however, that the failure to so record shall not affect the Borrower's obligations under the Notes; and provided further that notwithstanding the face amount of any Note, the aggregate principal amount of all Advances outstanding at any time to

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

a Lender under a Note shall not exceed the aggregate principal amount of all Advances outstanding to such Lender. The Borrower authorizes the Lenders to extend Advances and the Agent to transfer funds based on telephonic notices made by any Authorized Officer the Agent reasonably and in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent, (i) the telephonic notice shall govern absent manifest error and (ii) the Agent shall promptly notify the Authorized Officer who provided such confirmation of such difference.

     2.7 Promise to Pay; Interest and Commitment Fees; Interest Payment Dates; Interest and Fee Basis.

     (A) Promise to Pay. The Borrower shall repay to the Agent, for the ratable account of the Lenders, on the Termination Date, the aggregate principal amount of the Advances then outstanding. The Borrower unconditionally promises to pay when due the principal amount of each Advance and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon and other amounts due hereunder, in accordance with the terms of this Agreement, the Notes and the other Loan Documents.

     (B) Interest Payment Date.

          (i) Interest Payable on Advances. Interest accrued on each Advance, owing to each Lender shall be payable to the Agent on each Payment Date, commencing with the first such date to occur after the date hereof and on the Termination Date (whether by acceleration or otherwise). Borrower will make interest payments to the Agent on each Payment Date via wire transfer (pursuant to wire transfer instructions provided to Borrower by the Agent from time to time).

          (ii) Interest on other Obligations. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last Business Day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment of all Obligations in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

    (C)  Commitment Fees; Accounting for Commitment Fees.

          (i) Commitment Fees. The Borrower shall pay to the Agent, for the account of the Lenders, from and after the date hereof, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the date on which the Commitment shall be terminated in whole, a commitment fee equal to thirty five hundredths of one percent (0.35%) per annum, on the Unused Commitments in effect from time to time, provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. All such commitment fees payable under this clause (C) shall be payable annually in arrears (via wire transfer, pursuant to wire transfer instructions provided to Borrower by the Agent in writing from time to time) on each anniversary of the Effective Date occurring after the Effective Date (provided, however, that if any such anniversary day is not a Business Day, the commitment fee must be paid on the next succeeding Business Day) and, in addition, on the date on which the Commitment shall be terminated in whole.

          (ii) Accounting for Commitment Fees. On the first Business Day after the Agent's receipt of a payment of the commitment fee provided for in the preceding section, the Agent will remit to each Lender such Lender's share of the commitment fee received by Agent, based on each such Lender's Unused Commitment (via wire transfer, pursuant to wire transfer instructions provided to the Agent by Lender in writing from time to time).

     (D) Interest and Fee Basis. The Agent will calculate interest and fees for actual days elapsed on the basis of a 365 day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (Eastern Standard Time) at the place of payment. If any payment of principal of or interest on an Advance or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. Absent manifest error, each determination by the Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes.

     2.8 Termination Date. This Agreement shall be effective until the Termination Date. The Borrower shall have the right to submit a notice (an "Extension Notice") requesting an extension of the Termination Date for additional one-year periods. The Borrower shall deliver the Extension Notice to the Agent on or before the date that is at least 45 and not more than 90 days prior to the first anniversary of the Effective Date (and each like period in each subsequent year thereafter in which such option is available). The Agent shall, on or before the date that is 30 days after receipt of any such Extension Notice, and acting in accordance with instructions received from all Lenders, notify the Borrower in writing whether the then applicable Termination Date is extended for one year; provided, however, failure to give such notice shall mean that no such extension shall have been granted; and provided further, nothing herein shall obligate the Lenders to extend the initial Termination Date or any other Termination Date and any determination whether or not to so extend the Termination Date shall be made by each Lender in its sole and absolute discretion. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations, but including all Floor Plan Indebtedness owed to any Lender or any of its Subsidiaries or Affiliates) shall have been fully and indefeasibly paid and satisfied and all financing arrangements between the Borrower and each Lender in connection with this Agreement shall have been terminated (other than with respect to Hedging Obligations), all of the rights and remedies under this Agreement and the other Loan Documents shall survive and each Lender shall be entitled to retain its security interest in and to all existing and future Collateral.

     2.9 Taxes. (A) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including, but not limited to, those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority, but excluding (a) such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by any Lender's income by (i) the United States of America (or any political subdivision thereof) or (ii) any Governmental Authority of the jurisdiction under the laws of which any Lender is organized or in which its principal office is located or having jurisdiction over any Lender by virtue of any Lender's location(s) or of any Lender conducting business in such jurisdiction (other than solely as a result of the transaction evidenced by this Agreement) and (b) in the case of a Lender that is not a United States Person (a "Non-U.S. Lender"), any withholding tax imposed by the United States of America that (i) is in effect and would apply to amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) or (ii) is attributable to such Non-U.S. Lender's failure to comply with Section 2.9 (D) or (E) (either of (a) or (b) is referred to as an "Excluded Tax" and all such items other than Excluded Taxes, "Indemnified Taxes."). If the Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(A)) any Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (B) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Commitment or the Advances (hereinafter referred to as "Other Taxes").

     (C) The Borrower indemnifies each Lender for the full amount of Indemnified Taxes and Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this
Section 2.9) paid by any Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date a Lender makes written demand therefor. A certificate as to any additional amount payable to a Lender under this Section 2.9 submitted to the Borrower by such Lender shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon each of the parties hereto. With respect to any deduction or withholding for or on account of any Indemnified Taxes or payment of any Other Taxes and to confirm that all such Indemnified Taxes or Other Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to such Lender such certificates, receipts or other documents reasonably satisfactory to the Lenders as evidencing payment thereof.

     (D) Any Non-U.S. Lender that is entitled to an exemption from or reduction of withholding tax under the laws of the United States (or any other jurisdiction in which the Borrower is located), or any treaty to which the United States (or any such other jurisdiction) is a party, with respect to payments under this Agreement shall deliver to the Borrower, within 30 days after receipt of a written request by Borrower, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate, provided that such Non-U.S. Lender is lawfully able to do so.

     (E) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Agent and the Borrower with either two original Internal Revenue Service Forms W-8BEN, W-8IMY or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service or in the case of a Lender that has certified in writing to the Agent that it is not (i) a "bank" (as defined in Section 881 (c)
(3) (A) of the Code), (ii) a 10 percent shareholder (within the meaning of
Section 871 (h) (3) (B) of the Code) or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864 (d) (4) of the Code), an Internal Revenue Service Form W-8BEN or Form W-8IMY as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Lender that is not a "bank" as described above, certifying that such Lender is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered Excluded Taxes; provided, however, that if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under this Section 2.9 (A) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include United States withholding tax, if any, applicable with respect to the Lender assignor on such date.

     (F) For any period with respect to which a Non-United States Lender has failed to provide the Borrower or the Agent with the appropriate form, certificate or other document described in subsection (E) above , the Borrower shall take such steps (at no cost to it) as such Lender shall reasonably request to assist such Lender to recover such Taxes. For purposes of this Section 2.9, the entry into force of the final U. S. Department of Treasury regulations promulgated under Sections 1441 and 1442 of the Code, published but not yet effective as of the date of this Agreement, will not be considered a change in the applicable law or in the interpretation or application thereof.

     (G) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower, the Agent and each Lender contained in this Section 2.9 shall survive the payment in full of principal and interest hereunder and the termination of this Agreement.

     2.10. Mitigation Obligations; Replacement of Lenders. (a) If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.9 in respect of United States withholding tax, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.9 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.9 in respect of United States withholding tax, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.9 in respect of United States withholding tax, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) such assignment will result in a reduction in payments required to be made pursuant to Section 2.9.

     2.11 Loan Account. Each Lender may maintain, in accordance with its respective usual practices, an account or accounts (a "Loan Account") evidencing the Obligations of the Borrower owing to such Lender from time to time, including the amount of principal, interest and fees payable and paid to such Lender from time to time hereunder and under the Notes. The entries made in any Loan Account maintained by the Lenders shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in such Loan Account within thirty (30) days of the Borrower's receipt of such information. Any Lender's failure to maintain such an account will not affect the Borrower's obligations under the Notes.

     2.12 Loan Administration Fee. On each Interest Reconciliation Date, each Lender will pay the Agent a fee in consideration for the Agent's performance of the administrative functions more particularly described herein (the "Administration Fee"). With respect to each Lender, such fee will be in an amount equal to one tenth of one percent (0.1%) per annum on the outstanding aggregate principal balance of all Advances(made by such Lender) for the month immediately preceding such Interest Reconciliation Date. Each Lender agrees to pay the Agent the Administration Fee, on each Interest Reconciliation Date, by allowing the Agent to net the Administration Fee out of the Interest Due Lenders.

     2.13 Defaulting Lenders. (A) In the event that, at any time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount or a Defaulted Advance to the Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Agent for the account of such Defaulting Lender, then the Agent may, on its behalf or on behalf of the other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount or Defaulted Advance to the extent required to pay such Defaulted Amount or Defaulted Advance. In the event that the Agent shall so apply any such amount to the payment of any such Defaulted Amount or Defaulted Advance on any date, the amount so applied by the Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount or Defaulted Advance on such date. Any such amount so applied by the Agent shall be retained by the Agent or distributed by the Agent to the Lenders, ratably in accordance with the respective portions of such Defaulted Amounts or Defaulted Advances payable at such time to the Agent and the Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts and Defaulted Advances owing at such time to the Agent, and the Lenders, in the following order of priority:

          (i) first, to the Agent for any Defaulted Amounts or Defaulted Advances then owing to it, in its capacity as Agent; and

          (ii) second, to the Lenders (including Agent in its capacity as a Lender) for any Defaulted Amounts and Defaulted Advances then owing to the Lenders, ratably in accordance with such respective Defaulted Amounts and Defaulted Advances then owing to the Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Agent pursuant to this subsection (a), shall be applied by the Agent as specified in subsection (b) of this Section 2.13.

     (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender shall pay such amount to the Agent to be held by the Agent, to the fullest extent permitted by applicable law, in escrow or the Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Agent in escrow under this subsection (b) shall be deposited by the Agent in an account with an escrow agent (which is a bank or financial institution which acts as escrow agent in the ordinary course of its business and is reasonably acceptable to the Agent and the Required Lenders), in the name and under the control of the Agent, but subject to the provisions of this subsection (b). The terms applicable to such escrow account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be such escrow agent's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Agent in escrow under, and applied by the Agent from time to time in accordance with the provisions of, this subsection (b). The Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Agent for any amounts then due and payable by such Defaulting Lender to it hereunder, in its capacity as such; and

          (ii) second, to the Lenders (including Agent in its capacity as a Lender) for any amount then due and payable by such Defaulting Lender to the Lenders hereunder, ratably in accordance with such respective amounts then due and payable to the Lenders.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Agent in escrow at such time with respect to such Lender shall be distributed by the Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

     (c) The rights and remedies against a Defaulting Lender under this Section
2.13 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

     2.14 Evidence of Debt. (A) The Register maintained by the Agent pursuant to
Section 9.3 shall record (i) the date and amount of each Advance made hereunder,
(ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

     (B) Entries made in good faith by the Agent in the Register pursuant to subsection (A) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

     2.15. Sharing of Payments. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to
Section 9.3) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its Ratable Share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its Ratable Share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing

Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lenders shall be rescinded and such other Lenders shall repay to the purchasing Lender the purchase price to the extent of each Lender's Ratable Share (according to the proportion of (i) the purchase price paid to each Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to each Lender's Ratable Share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lenders) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

ARTICLE III:  CONDITIONS PRECEDENT

     3.1 Conditions of Effectiveness. The Effective Date of this Agreement shall be the date on which all of the following conditions shall have been satisfied or waived by the Agent:

          (A) the Lenders shall have completed a due diligence investigation of the Transaction Parties in scope, and with results satisfactory to the Lenders, and nothing shall have come to the attention of the Lenders during the course of such due diligence investigation to lead them to believe (i) that any information provided by the Transaction Parties to any Lender was or has become misleading, incorrect or incomplete in any material respect,
     (ii) that, as of the Effective Date, the Transaction Parties would not have good and marketable title to all of the material assets reflected in the information provided by them to any Lender and (iii) that the financing contemplated hereby will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Transaction Parties as they shall have requested;

          (B) all due diligence materials requested by the Lenders from the Borrower shall have been delivered to the Lenders and such due diligence materials shall be in form and substance satisfactory to the Lenders;

          (C) the Borrower has furnished to the Agent each of the following, all in form and substance satisfactory to the Agent:

          (i) this Agreement, duly executed by the Borrower;

          (ii) the Notes, duly executed by the Borrower in favor of each Lender;

          (iii) the Cross Agreement duly executed by Borrower and each Guarantor;

          (iv) a Dealership Guaranty and Subsidiary Holding Company Guaranty, duly executed by each Dealership and Subsidiary Holding Company, respectively, to the Agent;

          (v) the Borrower Security Agreement, a Dealership Security Agreement and a Subsidiary Holding Company Security Agreement executed by Borrower, each Dealership and each Subsidiary Holding Company to the Agent, and a Pledged Account Agreement executed by each Transaction Party, together with:

               (A) acknowledgment copies of proper financing statements (to be duly filed by the Agent on or before the day of the Initial Borrowing), under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents, covering the Collateral described in the Collateral Documents,

               (B) completed requests for information, dated on or before the date of the initial Borrowing, listing the financing statements referred to in clause (A) above and all other effective financing statements filed in the jurisdictions referred to in clause (A) above that name the relevant Loan Party as debtor, together with copies of such other financing statements,

               (C) evidence of the completion of all other recordings and filings of or with respect to each relevant Loan Party that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

               (D) evidence of the insurance required by the terms of the Loan Documents,

               (E) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

          (vi) the Borrower Pledges, the Dealership Pledge and the Subsidiary Holding Company Pledge, executed by each of Borrower, each Dealership and each Subsidiary Holding Company, respectively, to the Agent (for the benefit of the Lenders) together, with (A) stock certificates evidencing the pledged Equity Interests referred to therein and undated stock powers executed in blank, and (B) acknowledgment copies of Uniform Commercial Code financing statements covering "Investment Property";

          (vii) to the extent the Borrower, any Dealership or Subsidiary Holding Company has any Indebtedness other than Permitted Existing Indebtedness and Liens other than Permitted Existing Liens, pay-out letters, releases and UCC-3 Termination

     Statements, where applicable, from all third-party creditors releasing all Liens securing any such Indebtedness;

          (viii) Certificates of good standing for each Transaction Party from its jurisdiction of incorporation and each other jurisdiction where the nature of its business requires it to be qualified as a foreign corporation;

          (ix) a copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Transaction Party, dated reasonably near the date of the initial Borrowing, certifying (A) as to a true and correct copy of the certificate of incorporation (or other Charter Documents) of such Person and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Person's certificate of incorporation (or other Charter Documents) on file in such Secretary's office, (2) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation;

          (x) a Secretary's Certificate and a Solvency Certificate from each Transaction Party;

          (xi) a certificate, in form and substance satisfactory to the Lender, signed by the chief financial officer of the Borrower stating that as of the Effective Date, no Event of Default or Unmatured Default has occurred and is continuing, and the representations and warranties of the Borrower are true and correct with full force and effect as if made on the Effective Date;

          (xii) to the extent not included in the foregoing, the documents, instruments and agreements set forth on the closing list attached as Exhibit E hereto;

          (xiii) such consents, waivers or other documents as any Lender or its counsel may have reasonably requested;

          (xiv) favorable opinions of counsel for each Loan Party in form and substance satisfactory to the Agent;

          (xv) the loss payable endorsements referenced in Section 5.2 (G) shall have been delivered to the Agent;

          (xvi) the Agent shall be satisfied with the corporate and legal structure and capitalization of each Transaction Party, including the terms and conditions of the Charter Documents of each such Person and of each agreement or instrument relating to such structure or capitalization;

          (xvii) there shall have occurred and be continuing no Material Adverse Change since November 30, 2000;

          (xviii) There shall exist no action, suit, investigation, litigation or proceeding affecting any Transaction Party pending or threatened before any Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse

     Effect other than the matters described on Schedule 3.1 hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby;

          (xix) All material governmental and third party consents and approvals necessary in connection with the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Required Lenders) and shall remain in effect; all applicable waiting periods in connection with the Loan Documents or the consummation of the transactions contemplated thereby shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the reasonable judgment of the Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the Loan Documents or the consummation of the transactions contemplated thereby or the rights of the Transaction Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them;

          (xx) Borrower shall have paid a fee in the amount of $11,000,000.00 (the "Closing Fee") to the Lenders (which will be distributed among the Lenders pursuant to the terms of a separate agreement among the Lenders), and all other reasonable accrued fees of the Agent and the Lenders and all reasonable accrued expenses of the Agent and the Lenders (including the reasonable accrued fees and expenses of counsel to the Agent and each Lender);

          (xxi) The Agent shall be satisfied with the amount, parties, terms and conditions and prospects for performance of all Acquisition Documents then in existence with respect to any Pending Acquisition by the Borrower or any of its Subsidiaries which the Borrower reasonably expects, as of the date hereof, to consummate after the day of the Effective Date; and the Agent shall be satisfied with all aspects of such Pending Acquisitions.

     3.2 Conditions Precedent to Each Advance. No Lender shall be required to make any Advance, unless on the applicable Borrowing Date:

          (i) There exists no Event of Default or Unmatured Default; and

          (ii) The representations and warranties contained in Article IV are true and correct as of such Borrowing Date (unless such representation and warranty expressly relates to an earlier date).

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 3.2(i) and (ii) have been satisfied.

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants as of the date of this Agreement and on the date of each Advance as follows to the Lenders:

     4.1 Organization; Corporate Powers. Each Transaction Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate, company or partnership power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

     4.2 Authority.

     (A) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by any Transaction Party or which have been executed or filed as required by this Agreement and to which each Transaction Party is party, and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors or managers, or by the partners, as applicable, and, if necessary, the shareholders, members or partners, as applicable, of each Transaction Party, and such approvals have not been rescinded. No other corporate, company or partnership action or proceedings on the part of any Transaction Party is necessary to consummate such transactions contemplated by the Transaction Documents.

     (B) Each of the Transaction Documents to which each Transaction Party is a party has been duly executed, delivered or filed, as the case may be, by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, is in full force and effect and no material term or condition thereof has been amended, modified or waived without the prior written consent of the Required Lenders, and to the Borrower's knowledge, each of the Transaction Parties has, and, all other parties thereto have, performed and complied with all the material terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the date hereof, and no Event of Default, Unmatured Default or breach of any material covenant by any such Transaction Party exists thereunder.

     4.3 No Conflict; Governmental Consents. The execution, delivery and performance of each of the Transaction Documents to which each Transaction Party is a party do not and will not (i) conflict with the Charter Documents of any of the Transaction Parties, (ii) to the Borrower's knowledge, constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of any Person, or require termination of any Contractual Obligation, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of any Transaction Party, other than Liens permitted by the Loan Documents, or (iv) require any approval of the shareholders, members or partners of any Transaction Party except such as have been obtained. The execution, delivery and performance of each of the Transaction Documents to which each Transaction Party is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except (i) filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and (ii) filings necessary to create or perfect security interests in the Collateral.

     4.4 Financial Statements. All balance sheets, statements of profit and loss and other financial data that have been given to each Lender and the Agent by or on behalf of the Transaction Parties (the "Financial Information") are complete and correct in all material respects, fairly present the financial condition of the Transaction Parties as of such dates, and the results of each of their operations for the periods specified in the Financial Information, and have been prepared in accordance with Agreement Accounting Principles consistently followed throughout the periods covered thereby. Except as specifically disclosed (as to creditor, debtor, amount and security) by the Financial Information and as set forth on Schedule 1.1.1 hereto, the Transaction Parties do not have outstanding any loan or Indebtedness, direct or contingent, to any party, other than the Indebtedness due and owing to Lenders, and none of their assets is subject to any security interest, lien or other encumbrance in favor of anyone other than Agent (except for the Permitted Existing Liens). Since November 30, 2000 there has been no change in the assets, liabilities or financial condition of any Transaction Party from that set forth in the Financial Information other than changes in the ordinary course of affairs, none of which changes has had or could reasonably be expected to have a Material Adverse Effect.

     4.5 No Material Adverse Effect. Since the date hereof, there has occurred no event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect.

     4.6 Taxes.

     (A) Tax Examinations. All material deficiencies which have been asserted against the Transaction Parties as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the date hereof no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the consolidated financial statements of the applicable Transaction Party to the extent, if any, required by Agreement Accounting Principles.

     (B) Payment of Taxes. All tax returns and reports of each Transaction Party required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable by such Transaction Party have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles or for which the failure to file could not be reasonably expected to result in the payment of amounts by the Transaction Parties in the aggregate in excess of $250,000.00. The Borrower has no knowledge of any proposed tax assessment against any Transaction Party that will have or could reasonably be expected to have a Material Adverse Effect.

     4.7 Litigation; Loss Contingencies and Violations. There is no action, suit, proceeding, arbitration or (to the Borrower's knowledge after diligent inquiry) investigation before or by any Governmental Authority or private arbitrator pending or, to the Borrower's knowledge after diligent inquiry, threatened against any Transaction Party or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Transaction Documents or (ii) which could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Transaction Parties prepared and delivered pursuant to Section 5.1(A) for the fiscal period during which such material loss contingency was incurred. No Transaction Party is (A) in violation of any applicable Requirements of Law which violation could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

     4.8 Subsidiaries. Schedule 4.8 to this Agreement (i) contains a description as of the Effective Date (or as of the date of any supplement thereto) of the corporate structure of, each Transaction Party and any other Person in which a Transaction Party holds an Equity Interest; and (ii) accurately sets forth as of the Effective Date (or as of the date of any supplement thereto) (A) the correct legal name, the jurisdiction of incorporation or formation and the jurisdictions in which each of the Transaction Parties is qualified to transact business as a foreign corporation or other foreign entity and (B) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of each Transaction Party in any Person that is not a corporation. After the formation or acquisition of any New Subsidiary permitted under Section 5.3(F)(ii), if requested by the Agent, the Borrower shall provide a supplement to Schedule 4.8 to this Agreement. None of the issued and outstanding Capital Stock of any Transaction Party is subject to any redemption or repurchase agreement. The outstanding Capital Stock of the Borrower and each Transaction Party is duly authorized, validly issued, fully paid and nonassessable. The Borrower has no Subsidiaries other than (i) the Subsidiaries set forth on Schedule 4.8 and (ii) any Subsidiaries acquired in connection with a Permitted Acquisition, in connection with which the Borrower shall have provided all of the documents, instruments and agreements as required by this Agreement.

     4.9 ERISA. No Benefit Plan has incurred any material accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither the Borrower nor any member of the Controlled Group has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and, if so requested, furnished to the Agent, is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan, in either event which could result in any material liability. Neither the Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code, in either case involving any material amount, on or before the due date for such installment or other payment. Neither the Borrower nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. No Transaction Party maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or as set forth on Schedule 4.9 hereto. Each Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it is so qualified and that each trust related to such Plan is exempt from federal income tax under Section 501 (a) of the Code, and, to the best knowledge of the Borrower or any Subsidiary, there is no event or condition, including any amendment to any such Plan, that would cause the loss of such qualification or exemption. Each Transaction Party is in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans. No Transaction Party nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject the Borrower or any Dealership Guarantor to material liability. Neither the Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject the Borrower to material liability. Neither the Borrower nor any Subsidiary is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which could reasonably be expected to subject the Borrower or any Dealership Guarantor to material liability. No Transaction Party has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. For purposes of this Section 4.9 "material" means any noncompliance or basis for liability which could reasonably be likely to subject any Transaction Party to liability individually or in the aggregate for all such matters in excess of $250,000.00.

     4.10 Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Transaction Parties to the Lenders in connection with the negotiation of, or compliance with, the Transaction Documents, the representations and warranties of the Transaction Parties contained in the Transaction Documents, and all certificates and documents delivered to the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

     4.11 Securities Activities. No Transaction Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     4.12 Material Agreements. No Transaction Party is a party to any Contractual Obligation or subject to any charter or other corporate restriction which individually or in the aggregate will have or could reasonably be expected to have a Material Adverse Effect. No Transaction Party has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

     4.13 Compliance with Laws; Compliance with Franchise Agreements. The Transaction Parties are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by each Transaction Party of any Loan Document to which it is a party does not conflict with the franchise agreement to which it is a party.

     4.14 Assets and Properties. Each Transaction Party has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), except where the failure to have any such title or leasehold interest, as the case may be, will not have or could not reasonably be expected to have a Material Adverse Effect, and all such assets and property are free and clear of all Liens, except Liens permitted under Section 5.3(C). Substantially all of the assets and properties owned by, leased to or used by each such Transaction Party are in adequate operating condition and repair, ordinary wear and tear excepted. Neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of any Transaction Party in and to any of its assets in a manner that will have or could reasonably be expected to have a Material Adverse Effect.

     4.15 Statutory Indebtedness Restrictions. No Transaction Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal, state or local statute, ordinance or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

     4.16 Insurance. The insurance policies and programs of each Transaction Party reflect coverage that is reasonably consistent with prudent industry practice.

     4.17 Labor Matters. As of the date hereof, to the knowledge of each Transaction Party, there are no material labor disputes to which any Transaction Party may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities.

     4.18 Environmental Matters. (a) (i) The operations of each Transaction Party comply in all material respects with Environmental, Health or Safety Requirements of Law;

          (ii) each Transaction Party has all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

          (iii) neither any Transaction Party, nor any of their respective present property or operations, or, to the best of the knowledge of the Transaction Parties, any of their respective past property or operations, are subject to or the subject of, any investigation known to any of the Transaction Parties, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or
     (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

          (iv) there is not now, nor to the best knowledge of any Transaction Party has there ever been on or in the property of any Transaction Party any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material that in the case of any of the foregoing could be reasonably expected to result in any material claims or liabilities; and

          (v) no Transaction Party has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

     (b) For purposes of this Section 4.18 "material" means any noncompliance or basis for liability which could reasonably be likely to subject any Transaction Party to liability individually or in the aggregate in excess of $500,000.00.

     4.19 Benefits. Each Transaction Party will benefit from the financing arrangement established by this Agreement. Each Lender has stated and the Borrower acknowledges that, but for the agreement by each Transaction Party to execute and deliver their respective Loan Documents, no Lender would have made available the credit facilities established hereby on the terms set forth herein.

     4.20 Solvency. Before and after giving effect to the execution, delivery and performance of the Transaction Documents and at the time of each Advance, each Transaction Party is Solvent.

ARTICLE V:  COVENANTS

     The Borrower covenants and agrees that so long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations, unless each Lender shall otherwise give its prior written consent (or, in those instances as more particularly described in Section 7.1 hereof, the Agent shall otherwise give its prior written consent):

     5.1 Reporting. The Borrower shall:

     (A) Financial Reporting. Furnish to the Agent (with sufficient copies for each Lender), or with respect to subsection (iii) below, to each Lender in the manner more particularly set forth therein:

          (i) Quarterly Reports. As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter in each fiscal year, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and the related consolidated statements of cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of the Borrower on behalf of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments.

          (ii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and the related consolidated statements of cash flows of the Borrower and its Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year and
     (b) an audit report on the items listed in clause (a) hereof (other than the consolidating statements) of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this clause (ii) shall be accompanied by any management letter prepared by the above-referenced accountants.

          (iii) Monthly Statements. As soon as practicable after a Lender's request, and in any event within five (5) Business Days after such request, with respect to any Dealership with which such Lender has outstanding a Wholesale Line, certified copies of direct (factory) statements provided by such Dealership to a manufacturer.

          (iv) Officer's Certificate. Together with each delivery of any financial statement pursuant to clauses (i) and (ii) of this Section 5.1(A), an Officer's Certificate of the Borrower, substantially in the form of Exhibit F attached hereto and made a part hereof, stating that no Event of Default or Unmatured Default exists, or if any Event of Default or Unmatured Default exists, stating the nature and status thereof and setting forth (X) such financial statements and information as shall be reasonably acceptable to the Agent and (Y) upon the request of Agent, a valuation of the Collateral.

     (B) Notice of Event of Default. Promptly upon any of the chief executive officer, chief operating officer, chief accounting officer, treasurer or controller of the Borrower or any of its Subsidiaries obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Unmatured Default, or (ii) that any Person has given any written notice to the Borrower or any Transaction Party or taken any other action with respect to an Event of Default or event or condition of the type referred to in Section 6.1(e), deliver to the Agent a notice specifying (a) the nature and period of existence of any such Event of Default or Unmatured Default (if the aggregate amount of the Indebtedness which is the subject of the Unmatured Default exceeds $25,000.00), condition or event, (b) the notice given or action taken by such

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

Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

     (C) Lawsuits. (i) Promptly upon the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Transaction Party or any property of any Transaction Party, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Transaction Party to liability in an amount aggregating $500,000.00 or more, give written notice thereof to the Agent and provide such other information as may be reasonably available to enable each Lender and its respective counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 5.1(C), upon request of the Agent, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above or disclosed in any filing with the Commission and provide such other information as may be reasonably available to it that would not violate any attorney-client privilege by disclosure to each Lender and the Agent to enable each Lender or the Agent and its counsel to evaluate such matters.

     (D) ERISA Notices. Deliver or cause to be delivered to the Agent, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (i) (a) within ten (10) Business Days after the Borrower obtains knowledge that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten
     (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower or any member of the Controlled Group to liability individually or in the aggregate in excess of $2,500,000.00, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (ii) within ten (10) Business Days after the Borrower or any of its Subsidiaries obtains knowledge that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto;

          (iii) within ten (10) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

          (iv) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or a member of the Controlled Group with respect to such request;

          (v) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (vi) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from a Multi-employer Plan regarding the imposition of withdrawal liability, copies of each such notice;

          (vii) within ten (10) Business Days after the Borrower or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure; and

          (viii) within ten (10) Business Days after the Borrower or any member of the Controlled Group knows or has reason to know that (a) a Multi-employer Plan has been terminated, (b) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan, or (c) the PBGC has instituted or will institute proceedings under
     Section 4042 of ERISA to terminate a Multi-employer Plan.

For purposes of this Section 5.1(D), the Borrower, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan of which the Borrower or any member of the Controlled Group or such Subsidiary is the plan sponsor.

     (E) Labor Matters. Notify the Agent in writing, promptly upon the Borrower's learning thereof, of (i) any material labor dispute to which the Borrower or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material liability incurred under the Worker Adjustment and Retraining Notification Act with respect to the closing of any plant or other facility of the Borrower or any of its Subsidiaries.

     (F) Other Indebtedness. Deliver, or cause to be delivered, to the Agent (i) a copy of each notice or communication regarding actual defaults (including any accompanying officer's certificate) delivered by or on behalf of any Transaction Party to the holders of funded Indebtedness pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other communication regarding actual defaults received by any Transaction Party from the holders of funded Indebtedness pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by any Transaction Party.

     (G) Other Reports. After an Initial Public Offering or incurrence of Permitted Subordinated Indebtedness, deliver or cause to be delivered to the Agent copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to its securities holders or filed with the Commission by the Borrower, all press releases made available generally by the Borrower or any other Transaction Party to the public concerning material developments in the business of the Borrower or any other Transaction Party and all notifications received from the Commission by the any Transaction Party pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder (other than customary comment letters received in connection with registration statements or other routine communications between the Commission and the Borrower).

     (H) Environmental Notices. Deliver, or cause to be delivered, as soon as possible and in any event within ten (10) days after receipt by any Transaction Party, a copy of (i) any notice or claim to the effect that such Transaction Party is or may be liable to any Person as a result of the Release by such Transaction Party, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by such Transaction Party if, in either case, such notice or claim relates to an event which could reasonably be expected to subject such Transaction Party to liability individually or in the aggregate in excess of $500,000.00.

     (I) Other Information. Promptly upon receiving a request therefore from the Agent, prepare and deliver to the Agent such other information with respect to any Transaction Party, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Agent.

     (J) Real Estate. (i) Within thirty (30) days after the Effective Date of this Agreement, Borrower shall have delivered to Agent, or cause to have been delivered to Agent, a report of the following information with respect to each piece of real property which is the subject of Section 5.3 (A) (xiv) of this
Agreement: (1) the physical address of such property, (2) the appraised value of such property (as set forth in the first MAI Appraisal performed at the request of a Transaction Party), (3) the date of the first MAI Appraisal of such property, performed at the request of a Transaction Party, and name of the appraiser who prepared the MAI Appraisal, (4) the reasonable cost of improvements made to such property after the date of the first MAI Appraisal performed at the request of a Transaction Party, (5) principal amount of Indebtedness secured by such property, and (6) the name of the lender holding the first lien on such property.

     (ii) On each anniversary day of the Effective Date (or if any such day is not a Business Day, on the next succeeding Business Day), deliver to Agent, or cause to be delivered to Agent, a supplement to the report referenced in clause
(i) of this Section 5.1 (J), which must identify any changes to information previously reported, and report the following information with respect to any piece of real property which had not been the subject of a previous report and which is the subject of Section 5.3 (A) (xiv) of this Agreement: (1) the physical address of such property, (2) the appraised value of such property (as set forth in the first MAI Appraisal performed at the request of a Transaction Party), (3) the date of the first MAI Appraisal of such property, performed at the request of a Transaction Party, and name of the appraiser who prepared the MAI Appraisal, (4) the reasonable cost of improvements made to such property after the date of the first MAI Appraisal performed at the request of a Transaction Party, (5) principal amount of Indebtedness secured by such property, and (6) the name of the lender holding the first lien on such property.

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

     (K) Meetings. The Borrower shall cause its chief executive officer and chief financial officer to attend all meetings scheduled by the Agent pursuant to Section 7.1 (d) of this Agreement.

     5.2 Affirmative Covenants.

     (A) Existence, Etc. Except for mergers permitted pursuant to Section 5.3(H) and except for a Permitted IPO Conversion, the Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate, company or partnership existence, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses. It is understood and agreed that any Subsidiary of the Borrower may be dissolved in the ordinary course of business so long as the Borrower gives prior notice to the Agent of such dissolution and the assets and obligations of such dissolved Subsidiary are transferred to another Loan Party.

     (B) Powers; Conduct of Business. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

     (C) Compliance with Laws, Etc The Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing, unless failure to comply or obtain could not reasonably be expected to have a Material Adverse Effect.

     (D) Payment of Taxes and Claims. The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges required to be paid by it or its Subsidiaries, as the case may be, and
(ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 5.3(C)) upon any of the Borrower's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefore.

     (E) Insurance. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect, insurance policies and programs reflecting coverage that is reasonably consistent with prudent industry practice (it being understood that, to the extent consistent with prudent business practice of Persons carrying on a similar business in a similar location, with the prior written consent of the Required Lenders

(which such consent will not be unreasonably withheld) a program of self-insurance for first or other loss layers may be utilized).

     (F) Inspection of Property; Books and Records; Discussions. The Borrower shall permit and cause each of the Borrower's Subsidiaries to permit, any authorized representative(s) designated by the Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby or by the Acquisitions (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants (it being understood that (i) the right of inspection is subject to the confidentiality limitation set forth in Section 9.4 hereof, (ii) the Agent and the Lenders may speak with the Borrower's certified public accountants so long as a representative of the Borrower is present, but not otherwise, and (iii) Borrower will make a representative present for such a discussion at the reasonable request of the Agent or any Lender), all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested; provided, that while no Event of Default exists, all of the foregoing shall be at the joint expense of the Lenders. The Borrower shall keep and maintain, and cause each of the Borrower's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, the Borrower, upon the request of the Agent or any Lender, shall turn over any such records to the Agent, such Lender, or their respective representatives.

     (G) Insurance and Condemnation Proceeds. Subject to the rights of Lenders under any Floor Plan Indebtedness to receive and/or apply any insurance proceeds for any loss with respect to the Collateral, the Borrower shall direct (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the Collateral to pay all proceeds payable under such policies or with respect to such claim or award directly to the Agent (for the benefit of the Lenders); provided, however, in the event that such proceeds or award are less than $500,000.00 ("Excluded Proceeds"), unless an Event of Default shall have occurred and be continuing, the Agent shall remit such Excluded Proceeds to the Borrower or Subsidiary, as applicable. Each such policy shall contain a long-form loss-payable endorsement naming the Agent (for the benefit of the Lenders) as loss payee, which endorsement shall be in form and substance acceptable to the Agent and shall provide for all losses with respect to the Collateral to be paid on behalf of Agent and the applicable Transaction Party as their respective interests may appear and each policy for property damage insurance shall provide for all losses to be paid directly to the Agent. Each such policy shall in addition (i) name the applicable Transaction Party and the Agent (for the benefit of the Lenders) as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Agent (for the benefit of the Lenders) notwithstanding any action, inaction or breach of representation or warranty by the Transaction Party, (iii) provide that there shall be no recourse against the Agent or the Lenders for payment of premiums or other amounts with respect thereto and (iv) provide that at least ten days' prior written notice of

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

cancellation or of lapse shall be given to Agent by the insurer. Each Transaction Party shall, if so requested by the Agent, deliver to the Agent original or duplicate policies of such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further each Transaction Party shall, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5.2 (N) and cause the insurers to acknowledge notice of such assignment. The Agent shall, upon receipt of such proceeds (other than Excluded Proceeds) and at the Borrower's direction, either apply the same to the principal amount of the Advances outstanding at the time of such receipt and create a corresponding reserve against the Commitment in an amount equal to such application (the "Decision Reserve") or hold them as cash Collateral for the Obligations in an interest bearing account. For up to 150 days from the date of any loss (the "Decision Period"), the Borrower may notify Agent that it intends to restore, rebuild or replace the property subject to any insurance payment or condemnation award and shall, as soon as practicable thereafter, provide Agent detailed information, including a construction schedule and cost estimates. Should an Event of Default occur at any time during the Decision Period, should the Borrower notify the Agent that it has decided not to rebuild or replace such property during the Decision Period, or should the Borrower fail to notify the Agent of the Borrower's decision during the Decision Period, then the amounts held as cash collateral pursuant to this
Section 5.2(G) or as the Decision Reserve shall be applied as a mandatory prepayment of the Advances pursuant to Section 2.2(B). Proceeds held as cash collateral pursuant to this Section 5.2(G) or constituting the Decision Reserve shall be disbursed as payments for restoration, rebuilding or replacement of such property become due; provided, however, should an Event of Default occur after the Borrower has notified the Agent that it intends to rebuild or replace the property, the Decision Reserve or amounts held as cash collateral shall be applied as a mandatory prepayment of the Advances pursuant to Section 2.2(B). In the event the Decision Reserve is to be applied as a mandatory prepayment to the Advances, the Borrower shall be deemed to have requested Advances in an amount equal to the Decision Reserve, and such Advances shall be made regardless of any failure of the Borrower to meet the conditions precedent set forth in Article
III. Upon completion of the restoration, rebuilding or replacement of such property, the unused proceeds shall constitute net cash proceeds of an Asset Sale and shall be applied as a mandatory prepayment of the Advances pursuant to
Section 2.2(B).

     (H) ERISA Compliance. The Borrower shall, and shall cause each of the Borrower's Subsidiaries to, establish, maintain and operate all Plans, if any, to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where the failure to comply could not reasonably be expected to subject the Borrower and its Subsidiaries to liability individually or in the aggregate in excess of $250,000.00.

     (I) Maintenance of Property. The Borrower shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and, and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 5.2(I) shall prevent the Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in

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

the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to any Lender. Each Transaction Party shall promptly furnish to the Agent a statement respecting any material loss or damage to its respective collective Equipment, taken as a whole.

     (J) Environmental Compliance. The Borrower and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance could not reasonably be expected to subject the Borrower and its Subsidiaries to liability individually or in the aggregate in excess of $500,000.00. Neither the Borrower nor any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment or
(ii) the liability of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, which, in either case, subjects or is reasonably likely to subject the Borrower and its Subsidiaries individually or in the aggregate to liability in excess of the amount set forth above.

     (K) Use of Proceeds. Except as otherwise provided in Section 2.1 (A) (1) hereof, the Borrower shall use the proceeds of Advances to (i) fund the Acquisition Costs of Permitted Acquisitions (each such Advance is referred to herein as an "Acquisition Advance") and (ii) provide funds for working capital needs and other general corporate purposes of the Borrower and the Guarantors (each such Advance is referred to as a "Working Capital Advance"), provided, however, that at no time may the aggregate amount of Working Capital Advances outstanding exceed four percent (4%) of the Revolving Credit Obligations. The proceeds of Advances hereunder may not be used to make any mandatory prepayment under Section 2.2(B). The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "Margin Stock" or to make any Acquisition, other than any Permitted Acquisition pursuant to
Section 5.3(F).

     (L) Addition of Guarantors. The Borrower shall cause each present and future Subsidiary Holding Company and each Dealership which has not heretofore provided a Subsidiary Holding Company Guaranty or a Dealership Guaranty to the Agent, to deliver to the Agent, for the benefit of the Lenders, a Subsidiary Holding Company Guaranty, in the form of Exhibit C-2, or a Dealership Guaranty, in the form of Exhibit C-1, together with Pledged Account Agreements and such other appropriate Collateral Documents, so as to grant a Lien on all of its bank accounts, property and assets, together with UCC-1 Financing Statements, an acknowledgment to be bound by the Cross Agreement, together with appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Agent. Each Subsidiary Holding Company and each Dealership shall provide such Subsidiary Holding Company Guaranty or Dealership Guaranty, Pledged Account Agreement and other Collateral Documents prior to or simultaneously with its Acquisition.

     (M) Material Adverse Change. Promptly upon the occurrence of any Material Adverse Change, Borrower will give the Agent written notice of such Material Adverse Change, describing the nature of such Material Adverse Change and the entities affected by such Material Adverse Change, and present Agent with an action plan Borrower intends to implement to address such Material Adverse Change.

     (N) Further Assurances. Borrower, the Agent and the Lenders agree to, promptly upon request by the Agent or the Borrower, as applicable, (i) correct, and cause each of its

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

Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may reasonably require from time to time in order to
(1) carry out more effectively the purposes of the Loan Documents, (2) to the fullest extent permitted by applicable law, subject any Loan Party's properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (3) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (4) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Lender is or is to be a party, and cause each of its Subsidiaries to do so.

     (O) Franchise Agreements. The Borrower shall use its reasonable best efforts to obtain waivers under existing and future franchise agreements on terms and conditions acceptable to the Lenders sufficient to permit the Liens contemplated hereunder. To the extent any franchise agreement materially limits the Liens contemplated hereunder or under any Collateral Document (other than the Liens contemplated by the Borrower Pledges, Dealership Pledges and/or Subsidiary Holding Company Pledges), the Borrower shall notify the Agent of such restriction or limitation and to the extent such franchise agreement relates to an Acquisition to be effected by the Borrower, prior to such Acquisition becoming a Permitted Acquisition, the Required Lenders shall have provided their written approval of such franchise agreement.

     (P) Pledge of Capital Stock. The Borrower shall, and shall cause each of the Subsidiary Holding Companies to, pledge to and grant to the Agent, for the benefit of the Lenders, a first perfected and first priority Lien in all of its Equity Interests in each Dealership and/or other Subsidiary Holding Company, as the case may be; provided, however, such Equity Interest will be required to be pledged only to the extent not prohibited by the manufacturer under the applicable franchise agreement. In the event that a manufacturer refuses to consent to the pledge by the Borrower or a Subsidiary Holding Company of the Borrower's or Subsidiary Holding Companies' Capital Stock in a Dealership or other Subsidiary Holding Company, the Borrower and/or Subsidiary Holding Company must execute a Waiver, Guaranty and Disbursement Agreement.

     5.3 Negative Covenants.

     (A) Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (i) the Obligations;

          (ii) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

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

          (iii) Indebtedness in respect of obligations secured by Customary Permitted Liens;

          (iv) Indebtedness constituting Contingent Obligations in respect of Indebtedness otherwise permitted hereunder;

          (v) Indebtedness arising from intercompany loans from the Borrower to any Guarantor or from any Subsidiary to the Borrower or any Guarantor; provided that in each case such Indebtedness is subordinated upon terms satisfactory to the Required Lenders to the obligations of the Borrower and its Subsidiaries with respect to the Obligations;

          (vi) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (vii) Indebtedness not in excess of $25,000,000.00, in the aggregate outstanding at any time, in connection with the Liens set forth in Section 5.3(C)(v);

          (viii) contingent obligations of the Guarantors incurred in connection with sales in the ordinary course of business of vehicle chattel paper;

          (ix) Floor Plan Indebtedness incurred by a Loan Party;

          (x) Indebtedness incurred from time to time in connection with Capital Expenditures, provided, however, that the aggregate of such Indebtedness incurred during any twelve month period (with the first such twelve month period beginning on the Effective Date, and each subsequent twelve month period beginning on each succeeding anniversary day of the Effective Date), may not exceed $20,000,000.00, and provided, further, that if during any given twelve month period such Indebtedness is less than $20,000,000.00 (the difference between $20,000,000.00 and the actual amount of such Indebtedness incurred during a given twelve month period not in excess of $5,000,000.00 being referred to herein as the "Carry-Over Amount"), such Carry-Over Amount may be carried either forward or back into any twelve month period during the term of this Agreement and added to the amount of Indebtedness that may be or may have been (as the case may be) incurred during such twelve month period in connection with Capital Expenditures;

          (xi) other Indebtedness in an aggregate principal amount outstanding at any time not in excess of $7,500,000.00;

          (xii) Indebtedness incurred hereunder in connection with a Permitted Acquisition;

          (xiii) Hedging Obligations permitted under Section 5.3 (P).;

          (xiv) Indebtedness incurred from time to time and secured only by the Liens described in Section 5.3 (C) (vi), provided, however, that with respect to any such given Indebtedness, (1) the aggregate principal amount of such Indebtedness may not exceed 100% of the value of the real property, fixtures and improvements collateralizing

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

     such Indebtedness (for purposes of this Section 5.3 (A) (xiv), the value of the real property will be determined by adding the appraised value of the real property as reported in the first MAI Appraisal performed at the request of a Transaction Party and the Dollar amount reported in Section
     5.1 (J) hereof as the cost of improvements made to such real property after the date of such MAI Appraisal) , and (2) no Transaction Party may guaranty such Indebtedness;

          (xv) Permitted Subordinated Indebtedness; and

          (xvi) obligations in respect of Seller Paper, provided, however, that
     (i) the aggregate amount of Indebtedness outstanding in respect of Seller Paper at any given time may not exceed $25,000,000.00, and (ii) obligations in respect of Seller Paper incurred in connection with any given Permitted Acquisition may not exceed 20% of the Acquisition Price of such Permitted Acquisition.

     (B) Sales of Assets. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property (including the Capital Stock of any Subsidiary), whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

          (i) sales of Inventory in the ordinary course of business;

          (ii) the disposition in the ordinary course of business of (A) vehicle chattel paper or sales contracts (provided that to the extent such chattel paper and/or sales contracts are proceeds of motor vehicles financed under the Floor Plan Indebtedness, the portion of the Floor Plan Indebtedness related to such motor vehicles shall be retired in full) and (B) equipment or other personal property that is obsolete, excess, condemned, worn out or no longer useful in the Borrower's or its Subsidiaries' business;

          (iii) sales, assignments, transfers, leases, conveyances or other dispositions of other assets if (A) such transaction (1) is for all cash consideration, (2) is for not less than Fair Value, and (3) when combined with all such other transactions (each such transaction being valued at book value) during the immediately preceding twelve-month period, represents the disposition of not greater than $5,000,000.00, and (B) the Net Cash Proceeds of any such sale, assignment, transfer, lease conveyance or other disposition of assets are either (1) applied in their entirety to reduce the Revolving Credit Obligations, or (2) reinvested, substantially in whole with the prior written consent of Agent and the Required Lenders (which may not be unreasonably withheld), in long-term assets necessary or useful in the operation of the Asbury Group's business;

          (iv) dispositions permitted by Sections 5.3 (G) and 5.3 (H);

          (v) the sale of equipment to the extent such equipment is exchanged for credit against the purchase price of materially similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (vi) dispositions of assets by any Transaction Party to any other Transaction Party that is also a Loan Party; and

          (vii) sales of real property in connection with any REIT Transaction (as defined in Section 5.3 (G) hereof), provided that the Net Cash Proceeds of any such sale are applied as a mandatory prepayment of the Obligations under Section 2.2 (B) hereof.

     (C) Liens. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets, except:

          (i) Permitted Existing Liens;

          (ii) Customary Permitted Liens;

          (iii) Liens securing the Obligations;

          (iv) Liens securing Floor Plan Indebtedness;

          (v) Liens (other than on the stock, real property and fixtures of any Subsidiaries) securing other obligations not exceeding $25,000,000.00 in the aggregate at any time outstanding;

          (vi) Liens (encumbering only real property, fixtures, and improvements whether such real property, fixtures and improvements are now owned, under construction or hereafter acquired), which the applicable Transaction Party reasonably purported to grant as first priority Liens, securing the Indebtedness described in Section 5.3 (A) (xiv);

          (vii) Liens securing Capital Expenditures permitted under Section 5.3
     (A) (x), provided any such Liens are limited in scope to cover only that property which is the subject of the particular Capital Expenditure; and

          (viii) Liens securing Permitted Refinancing Indebtedness permitted under Section 5.3 (A) (ii).

In addition, neither the Borrower nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Agent (for the benefit of the Lenders), as collateral for the Obligations; provided that any agreement, note, indenture or other instrument in connection with Liens permitted pursuant to clause (i) above may prohibit the creation of a Lien in favor of the Agent (for the benefit of the Lenders) on the items of property subject to such Lien.

     (D) Investments. Except to the extent permitted pursuant to paragraph (G) below, neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

          (i) Investments in Cash Equivalents;

          (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the date hereof;

          (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iv) Investments from the Borrower to any Subsidiary or from any Subsidiary to the Borrower or any other Subsidiary permitted by Section 5.3(A)(v);

          (v) Investments in any Guarantor;

          (vi) Investments constituting Permitted Acquisitions;

          (vii) Investments of any type in addition to those referred to elsewhere in this Section 5.3(D) in an amount not to exceed $10,000,000.00 in the aggregate at any time outstanding; and

          (viii) any Estate Tax Loan (as defined in the Borrower LLC Agreement) required to be made pursuant to Section 7.07 of the Borrower LLC Agreement.

provided, however, that the Investments described in clauses (vi) through (vii) above shall not be permitted if either an Event of Default or Unmatured Default shall have occurred and be continuing on the date thereof or would result therefrom.

          (E) Restricted Payments. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Payments, except:

          (i) where the consideration therefore consists solely of Equity Interests (but excluding Disqualified Stock) of the Borrower or its Subsidiaries provided no Change of Control would occur as a result thereof;

          (ii) Restricted Payments by a Subsidiary to the Borrower or to the Subsidiary Holding Company that is a parent of such Subsidiary;

          (iii) annual management fees to Borrower or its Affiliates in an aggregate amount not in excess of $1,000,000.00 in any fiscal year;

          (iv) so long as no Event of Default or Unmatured Default has occurred and is continuing, the Borrower may repurchase (for value as described in Article VII of the Borrower LLC Agreement) Equity Interests of the Borrower and/or options to purchase Equity Interests of the Borrower held by directors, executive officers, members of management or employees of the Borrower or any of its Subsidiaries upon the death or termination of such director, executive, officer, member or management or employee.

     (F) Conduct of Business; Subsidiaries; Acquisitions. (i) Neither the Borrower nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by the

Borrower and such Subsidiaries on the date hereof and any business or activities which are substantially similar, related or incidental thereto.

          (ii) The Borrower may create, acquire and/or capitalize any Subsidiary (a "New Subsidiary") after the date hereof pursuant to any transaction that is permitted by or not otherwise prohibited by this Agreement; provided that upon the creation or acquisition of each New Subsidiary, the requirements set forth in Section 5.2(L) hereof shall have been satisfied and all New Subsidiaries that are Material Subsidiaries shall be Controlled Subsidiaries. Only those Subsidiaries (i) listed on Schedule 5.3 (F) hereto, or (ii) operating under a Restricted Franchise Agreement may have any Equity Interests issued to a Minority Holder, and, in the case of those entities operating under a Restricted Franchise Agreement, only to the extent required by such Restricted Franchise Agreement.

          (iii) The Borrower shall not make any Acquisitions, other than Acquisitions meeting the following requirements (each such Acquisition constituting a "Permitted Acquisition"):

          (a) no Event of Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

          (b) in the case of an Acquisition of Equity Interests of an entity, such Acquisition shall be of one hundred percent (100%) of the Equity Interests of such entity or if so restricted by such entity's franchise agreement (a "Restricted Franchise Agreement"), such Acquisition shall be of at least eighty percent (80%) of the Equity Interests of such entity, provided, however, that the Borrower shall use reasonable efforts to cause such Equity Interests of Minority Holders to be pledged directly to the Agent, for the benefit of the Lenders, simultaneously with such Acquisition;

          (c) the business or businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Borrower and its Subsidiaries on the date hereof;

          (d) within thirty (30) days prior to the anticipated closing date of a contemplated Acquisition, the Borrower shall deliver to the Agent a certificate from one of the Authorized Officers, demonstrating to the reasonable satisfaction of the Agent that after giving effect to such Acquisition and the incurrence of any Indebtedness hereunder and in connection herewith, on a pro forma basis (both historically and on a projected basis), as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with all of the covenants contained in this Agreement, including, without limitation, the financial covenants set forth in Section 5.4;

          (e) after giving effect to such Acquisition, the representations and warranties set forth in Article IV hereof shall be true and correct in all material respects on and as of the date of such Acquisition with the same effect as though made on and as of such date; and

          (f) the Borrower shall have obtained (and shall have based the calculations set forth above on) historical audited financial statements for the target and/or reviewed unaudited financial statements (in each case to the extent available) for the target for a period of not less than (A) two (2) years for Acquisitions in excess of $30,000,000.00 and (B) one (1) year for Acquisitions in excess of $2,000,000.00, together with tax returns for the one year prior to such year, in each case obtained from the seller or provided by independent certified public accountants retained for the purposes of such Acquisition, broken down by fiscal quarter in the Borrower's reasonable judgment, copies of which shall be provided to the Agent.

          (g) the Borrower shall have obtained either (i) a new franchise agreement between the Dealership and the manufacturer on substantially the same terms as the franchise agreement entered into between the manufacturer and the entity to be acquired in such Permitted Acquisition or (ii) any consent required from a manufacturer for the continued enforceability and validity of such franchise agreement after the completion of a Permitted Acquisition shall have been obtained.

          (h) all material consents from applicable Governmental Authorities, and all other material consents necessary to permit, the Acquisitions shall have been obtained.

     (G) Transactions with Shareholders and Affiliates. Neither the Borrower nor any Subsidiary shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any of the Equity Interests of the Borrower, or with any Affiliate of the Borrower which is not a Guarantor, on terms that are less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except that (i) employment agreements from time to time with senior management of Borrower and its Subsidiaries for services rendered shall be permitted, and (ii) the Shareholder Agreement shall be permitted and (iii) the sale by the owner of property leased to the Borrower or any of its Subsidiaries to a public real estate investment trust or to a Person that becomes a public real estate investment trust (a "REIT Transaction") and leases of real property related to dealerships from the public real estate investment trust formed in connection with the REIT Transaction shall be permitted.

     (H) Restriction on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired, except (i) transactions permitted under Sections 5.3(B) or 5.3(G), (ii) the merger of a Transaction Party (other than the Borrower) and a Person acquired in connection with a Permitted Acquisition; (iii) the merger of a wholly-owned Transaction Party with and into the Borrower; (iv) the merger of a Transaction Party (other than the Borrower) with another Transaction Party; and (v) the conveyance, lease, sale, transfer or other disposition of any or all of the assets of a Subsidiary (upon voluntary liquidation or otherwise) to the Borrower or any Guarantor; provided, however,
(x) with respect to any such permitted mergers involving any Guarantor, the surviving corporation in the merger shall also be or become a Guarantor; and (y) after the consummation of any such transaction, the Borrower shall be in compliance with the provisions of Sections 5.2(L) and 5.3(E).

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

Notwithstanding the foregoing, this Section 5.3 (H) shall not apply to a Permitted IPO Conversion.

     (I) Sales and Leasebacks. Except for REIT Transactions, neither the Borrower nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease.

     (J) Margin Regulations. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     (K) ERISA. The Borrower shall not

          (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

          (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of the Borrower or any Controlled Group member under Title IV of ERISA;

          (v) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

          (vi) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

          (vii) amend, or permit any Controlled Group member to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code, except where such transactions, events, circumstances, or failures will not have or is not reasonably likely to subject the Borrower and its Subsidiaries to liability individually or in the aggregate in excess of $250,000.00.

     (L) Issuance of Equity Interests. None of the Borrower's Subsidiaries shall issue any Equity Interests other than to the Borrower or if required by the applicable manufacturer in connection with a Restricted Franchise Agreement or the state motor vehicle dealer licensing authority, to Minority Holders whose Equity Interests (i) do not exceed 20% of the Equity Interests of such Subsidiary and (ii) have been pledged to the Lenders; provided, however, that no such issuance of Equity Interests shall be permitted hereunder unless the Subsidiary to which such issuance pertains operates only under a Restricted Franchise Agreement.

     (M) Corporate Documents; Franchise Agreements. Neither the Borrower nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner adverse in any material respect to the interests of any Lender without the prior written consent of such Lender. The Borrower shall not permit any Dealership to amend, modify or otherwise change any of the terms or provisions of such Dealership's franchise agreement in any manner adverse in any material respect to the interests of any Lender without the prior written consent of such Lender. It is understood and agreed that should any manufacturer require the Borrower or any of its Subsidiaries to amend, modify or otherwise change any of the foregoing documents, except to the extent that any such amendment, modification or change may result in a Material Adverse Effect, it shall not result in a breach of this Section 5.3 (M).

     (N) Fiscal Year. Except as may be required by law, neither the Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

     (O) Subsidiary Covenants. The Borrower will not, and will not permit any Subsidiary to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any Indebtedness or other Obligation owed to the Borrower or any other Subsidiary, make loans or advances or other Investments in the Borrower or any other Subsidiary, or sell, transfer or otherwise convey any of its property to the Borrower or any other Subsidiary.

     (P) Hedging Obligations. The Borrower shall not and shall not permit any of its Subsidiaries to enter into any Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrower or a Subsidiary pursuant to which the Borrower or such Subsidiary has hedged its actual interest rate, foreign currency or commodity exposure.

     5.4 Financial Covenants. The Borrower shall comply with the following:

     (A) Current Ratio. The Borrower shall not permit the ratio (the "Current Ratio") of Current Assets of the Asbury Group on a consolidated basis to Current Liabilities of the Asbury Group on a consolidated basis to be less than 1.20 :
1. In each case, the Current Ratio shall be determined as of the last day of each fiscal quarter.

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

     (B) Fixed Charge Coverage Ratio. The Borrower shall maintain a ratio ("Fixed Charge Coverage Ratio") of (i) EBITDAR less Capital Expenditures (to the extent no Indebtedness was incurred to finance such Capital Expenditures), to
(ii) the sum of (a) Interest Expense plus (b) scheduled amortization of the principal portion of all Indebtedness for money borrowed plus (c) Rentals plus
(d) taxes paid in cash during such period of the Borrower and its consolidated Subsidiaries of at least 1.20 : 1 for each fiscal quarter ending from and after the Effective Date. In each case the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day.

     (C) Total Adjusted Debt to EBITDA Ratio. The Borrower shall not permit the ratio (the "Adjusted Leverage Ratio") of (i) Total Adjusted Debt of the Borrower and its consolidated Subsidiaries to (ii) EBITDA of the Borrower and its consolidated Subsidiaries, to be greater than 4.40 : 1. The Adjusted Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (a) for Total Adjusted Debt, Total Adjusted Debt as of the last day of each such fiscal quarter; and (b) for EBITDA, EBITDA for the twelve-month period ending on such day calculated as set forth in the definition thereof.

          All financial covenants set forth in this Section 5.4 shall be calculated by the Agent based on the calculations set forth in and the financial statements attached to Officer's Certificates delivered hereunder and shall be binding on the Borrower for all purposes of this Agreement absent manifest error.

ARTICLE VI:  EVENT OF DEFAULTS

     6.1 Event of Defaults. Each of the following occurrences shall constitute an Event of Default under this Agreement:

     (a) Failure to Make Payments When Due. The Borrower or any Loan Party shall
(i) fail to pay when due any of the Obligations consisting of principal with respect to the Advances or (ii) fail to pay within ten (10) days of the date when due any of the other Obligations under the Loan Documents.

     (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under Sections 5.2(F), 5.2(K), 5.3 or 5.4.

     (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by any Loan Party in any Loan Documents or in any written statement or certificate at any time given by any such Person pursuant to any Loan Document shall be false or misleading in any material respect on the date as of which made (or deemed made).

     (d) Other Defaults. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (a), (b) or (c) of this Section 6.1), or any Loan Party shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and, in either case, such default shall continue for thirty (30) days after the occurrence thereof.

     (e) Default as to Other Indebtedness. Any Loan Party shall fail to make any payment when due, after giving effect to any applicable grace periods, (whether by scheduled maturity,

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

required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness constituting the deferred portion of the purchase price of an asset which is subject to a good faith dispute, which, together with all such other outstanding disputed Indebtedness, is not in excess of $500,000.00 and which is being contested by any Loan Party, and provided that the Loan Party has set aside adequate reserves covering such disputed Indebtedness) the aggregate outstanding principal amount of which Indebtedness is in excess of $500,000.00; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Loan Party offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by any Loan Party (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

     (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.

          (i) An involuntary case shall be commenced against any Transaction Party and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Transaction Party in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

          (ii) (A) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Transaction Party or over all or a substantial part of the property of any Transaction Party shall be entered; (B) or an interim receiver, trustee or other custodian of any Transaction Party or of all or a substantial part of the property of any Transaction Party shall be appointed or (C) a warrant of attachment, execution or similar process against any substantial part of the property of any Transaction Party shall be issued and any such event described in subsection (A), (B), or (C) of this paragraph shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

     (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. Any Transaction Party shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other similar custodian for the benefit of creditors for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

     (h) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed coverage or if it has reserved the right to disclaim coverage, such letter reserving the right to disclaim coverage is outstanding twelve months after such money judgment was rendered), writ or warrant of attachment, or similar process against any Transaction Party or any of their respective assets involving in any single case or in the aggregate an amount in excess of $500,000.00 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

     (i) Dissolution. Any order, judgment or decree shall be entered against any Transaction Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty
(60) days; or any Transaction Party shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement or with the consent of the Required Lenders.

     (j) Loan Documents; Failure of. At any time, for any reason, (i) any provision of any Loan Document ceases to be valid and binding on or enforceable against any Loan Party or any Loan Party seeks to repudiate its obligations thereunder or the Liens intended to be created thereby are, or any Transaction Party seeks to render such Liens, invalid or unperfected, or (ii) any Lien on Collateral in favor of the Agent (for the benefit of the Lenders) contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be perfected or in full force and effect or such Lien shall not have the priority contemplated by this Agreement or the Loan Documents and such failure shall continue for three (3) days after the occurrence thereof.

     (k) Termination Event. Any Termination Event occurs which is reasonably likely to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $250,000.00, and such Termination Event shall continue for three (3) days after the occurrence thereof, provided however, if such Termination Event is a Reportable Event, then prior to such Termination Event causing an Event of Default under this Section 6.1(k), such Termination Event shall continue for ten (10) days after the occurrence thereof.

     (l) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the Lenders believe the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability individually or in the aggregate in excess of $250,000.00.

     (m) Change of Control. A Change of Control shall occur.

     (n) Material Adverse Effect. In the reasonable determination of the Required Lenders, a Material Adverse Effect shall occur.

     An Event of Default shall be deemed "continuing" until cured or until waived in writing.

     6.2. Remedies Upon Default. (A) Termination of Commitments; Acceleration. If any Event of Default described in Section 6.1(f) or 6.1(g) occurs, the obligations of any Lender to make Advances hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of any Lender. If any other Event of Default occurs, the Agent may, with the consent of the Required Lenders, and shall at the request of the Required Lenders (i) declare the obligations of the Lenders to make

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Advances hereunder to be terminated, whereupon the same shall be terminated and
(ii) declare the Obligations to be due and payable whereupon, after written notice to the Borrower, the Obligations shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower expressly waives.

     (B) Preservation of Rights. No delay or omission of any Lender or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Required Lenders, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to any Lender until the Obligations have been paid in full.

ARTICLE VII:    THE AGENT

     7.1 Authorization and Action. (a) Each Lender hereby appoints and authorizes the Agent to take such action as Agent on its own behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall be required to exercise only such discretion or take only such action as is: (a) in accordance with the manner in which the Agent acts or refrains from acting (and shall be fully protected in so acting or refraining from acting, except with respect to Agent's gross negligence or willful misconduct) in connection with matters in which it is the sole lender, and (b) jointly agreed upon by the Agent and the Lenders, or the Required Lenders, as the case may be, in writing (such agreement will be binding upon each Lender and all holders of the Notes); provided, however, that the Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law.

          (b) For so long as Ford Credit is acting as the Agent hereunder, each Lender agrees that Ford Credit may unilaterally grant requests for and waivers of, the following matters only, provided, however, that Ford Credit must notify each Lender prior to issuing such consents or waivers to Borrower:

               (1) any Event of Default (as set forth in Article VI hereof) which by its nature can be cured, and which based upon the representation of Borrower (which Ford Credit believes in good faith) will be cured, within ninety (90) days from the date upon which Ford Credit will have learned of the occurrence of such Event of Default. With respect to any Event of Default which, by its nature, cannot be cured within ninety (90) days from the date upon which Ford Credit will have learned of the occurrence of such Event of Default, Ford Credit may not respond unilaterally to any request made by Borrower. If any such Event of Default is not cured within such ninety (90) day period, Ford Credit may not take any further action unilaterally;


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               (2) noncompliance with any covenant or obligation binding on the
          Borrower, provided Borrower has represented to Ford Credit (and Ford Credit in good faith believes) that the condition causing such noncompliance will last for no more than ninety (90) days. If any such condition causing noncompliance lasts more than ninety (90) days, Ford Credit may not take any further action unilaterally.

Nothing contained in this Section 7.1 (b) may be construed to obligate either Ford Credit or a Lender to grant any such consents or forbear from exercising any of its rights with respect to any Event of Default or non-compliance which may occur from time to time. The rights and powers set forth in this Section 7.1
(b) apply only to Ford Credit acting as Agent and are not intended to benefit any Successor Agent.

          (c) The Agent will provide to each Lender the following:

               (1) copies of all reports, certificates and notices furnished by
                   Borrower to the Agent pursuant to the Loan Documents (to the extent such reports and parties were not furnished directly to any Lender), within 5 Business Days after the Agent's receipt thereof;

               (2) reports of all calculations made by the Agent pursuant to
                   Section 5.4 hereof, within 5 Business Days after the Agent will have made such calculations; and

               (3) copies of all documents delivered to the Agent by Borrower pursuant to Sections 5.2 (L), 5.2 (O) and 5.3 (F) hereof, within 5 Business Days after the Agent's receipt thereof.

     (d) The Agent will make reasonable efforts to schedule informational meetings with the Borrower. Any such meeting will be attended by a representative of Agent (deemed appropriate by Agent in its discretion) and the chief executive officer and chief financial officer of Borrower, and which may be attended by the Lenders. The Agent will schedule such meetings (1) no more frequently than twice per year (unless there is an Unmatured Default or an Event of Default, in which case such meetings may be called more frequently), (2) with prior written notice to Borrower and the Lenders, which such notice will be given by March 1 of each year for any meeting called before the end of the second calendar quarter of such year, and by September 1 of each year for any meeting called before the end of the fourth calendar quarter of such year, and
(3) to be conducted at a reasonable time and at a reasonable location.

     7.2 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of the Note as the holder thereof until it receives written notice of the assignment thereof signed by such payee and including the agreement of the assignee to be bound thereby as it would have been if it had been an original party to this Agreement, in form satisfactory to the Agent, as provided for in Section 9.3;
(b) may consult with legal counsel (including counsel for any Lender), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d)

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shall not, other than as specifically set forth in the Loan Documents, have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any party to any of the Loan Documents or to inspect the property of any party to any of the Loan Documents; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

     7.3 Agent and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, the Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an agent.

     7.4 Lender Credit Decision. Each Lender acknowledges that (i) it has, independently and without reliance upon the Agent and based on the financial statements referred to in Section 4.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents, (ii) it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, and (iii) there is no fiduciary relationship between the Agent and the Lenders.

     7.5 Indemnification. (a) Each Lender agrees to indemnify the Agent and its directors, officers, agents and employees (to the extent not promptly reimbursed by the Borrower) from and against each Lender's Ratable Share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its Ratable Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.7 (A) , to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.5 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

     (b) For purposes of this Section 7.5, each Lender's Ratable Share of any amount shall be determined, at any time, according to the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender plus such Lender's Unused Commitment. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of the Lenders contained in this Section 7.5 shall

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survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     7.6 Successor Agents. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, which resignation will become effective at such times as more specifically set forth in this Section 7.6. Upon any such resignation, the Required Lenders shall have the right to appoint a successor agent, provided, however, that any such appointment of a successor agent must have been consented to in writing by Borrower, which consent shall not be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing, in which case no consent of Borrower shall be required. If no successor agent shall have been so appointed by the Lenders, and shall have accepted such appointment, within 30 days after the Agent's giving of notice of resignation, then the Agent may, on behalf of the Lenders, appoint a successor agent (from among the Lenders), which shall be a commercial bank or finance company organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000 (any successor agent appointed under this Section 7.6 is referred to herein as a "Successor Agent"). Upon the acceptance of any appointment as the Agent hereunder by a Successor Agent, such Successor Agent shall succeed to and become vested with such rights, powers, discretion, privileges and duties of the Agent in its capacity as agent, and Agent shall be discharged from such duties and obligations as the Agent under the Loan Documents. If within 45 days after written notice is given of the retiring the Agent's resignation under this
Section 7.6 no Successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the Agent's resignation shall become effective, (b) Agent shall thereupon be discharged from such agency duties and obligations under the Loan Documents and as identified in its notice of resignation and (c) the Lenders shall thereafter perform all duties of the Agent under the Loan Documents until such time, if any, as the Lenders appoint a Successor Agent as provided above. After the Agent's resignation hereunder as agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting in its capacity as agent under this Agreement.

ARTICLE VIII:  GENERAL PROVISIONS

     8.1 Amendments. Other than as specifically set forth in Section 7.1 of this Agreement, no amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure, therefrom by any Transaction Party party thereto shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders and each Transaction Party party to the relevant Loan Document, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.1 or, in the case of the initial Borrowing,
Section 3.2, (ii) change the Ratable Share of any Lender, the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) amend the terms of any Guarantor's Guaranty in a manner that -reduces or limits the payment obligations of any Guarantor or otherwise limits such Guarantor's liability with respect to payment of the Obligations owing to the Agent and the Lenders, (iv) release a material portion of the Collateral in any transaction or series of related transactions except to

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the extent permitted under the Loan Documents, (v) amend this Section 8.1, (vi)
increase the Commitments of the Lenders other than in accordance with terms of the Loan Documents, (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts scheduled to be payable hereunder, (viii) postpone any date scheduled for any payment of principal of, or interest on, the Notes or any date fixed for payment of fees or other amounts payable hereunder, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or the other Loan Documents.

     8.2 Survival of Representations. All representations and warranties of the Borrower contained in the Loan Documents shall survive delivery of the Notes and the making of the Advances herein contemplated.

     8.3 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     8.4 Performance of Obligations. The Borrower agrees that the Agent may, at the direction of the Required Lenders, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral, unless such claims are being contested in good faith by the Borrower and the Borrower has set aside adequate reserves covering such tax, lien, security interest or other encumbrance and no Event of Default has occurred and is outstanding and
(ii) after the occurrence and during the continuance of an Event of Default, make any payment or perform any act required of any Loan Party under any Loan Document or take any other action which the Required Lenders, in their reasonable discretion, deem necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (y) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefore and the costs thereof and (z) pay any rents payable by any Loan Party which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its reasonable efforts to give the Borrower notice of any action taken under this Section 8.4 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent (for the benefit of the Lenders), upon demand, the principal amount of all funds advanced by each Lender under this Section 8.4, together with interest thereon at the rate from time to time applicable to Advances from the date of such advance until the outstanding principal balance thereof is paid in full. All outstanding principal of, and interest on, advances made under this Section 8.4 shall constitute Obligations for purposes hereof.

     8.5 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     8.6 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Loan Parties and the Lenders with respect to matters covered by the Loan Documents, and the Loan Documents delivered on the Effective Date supersede all prior agreements and understandings among the Borrower and the Lenders relating to the subject matter thereof.


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     8.7 Expenses; Indemnification.

     (A) Expenses. The Borrower shall reimburse the Agent and each Lender for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent or any Lender, which attorneys and paralegals may be employees of the Agent or any Lender) paid or incurred by the Agent or any Lender in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender for any reasonable costs, and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and each Lender, which attorneys and paralegals may be employees of the Agent or any Lender) paid or incurred by the Agent or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse the Agent and each Lender, promptly after the Agent's or any Lender's request therefor, for each audit or other business analysis performed by it in connection with this Agreement or the other Loan Documents at a time when an Unmatured Default or Event of Default exists in an amount equal to the Agent's or a Lender's then reasonable and customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Agent or a Lender in the performance of such audit or analysis. The Agent or the Lender shall provide the Borrower with a detailed statement of all reimbursements requested under this Section 8.7(A).

     (B) Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Agent, each Lender and each of its respective Affiliates, and each of the Agent's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

          (i) this Agreement, the other Loan Documents or any of the Transaction Documents, or any act, event or transaction related or attendant thereto, the making of the Advances, hereunder, the management of such Advances, the use or intended use of the proceeds of the Advances hereunder, or any of the other transactions contemplated by the Transaction Documents;

          (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of

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     any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters");

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnitee shall endeavor to work cooperatively with the Borrower with a view toward minimizing the legal and other expenses associated with any defense and any potential settlement or judgment. Settlement of any claim or litigation involving any material indemnified amount will require the approval of the Borrower (which may not be unreasonably withheld).

     (C) Waiver of Certain Claims; Settlement of Claims. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Borrower or any if its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement, the other Loan Documents (whether or not any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

     (D) Survival of Agreements. The obligations and agreements of the Borrower under this Section 8.7 shall survive the termination of this Agreement.

     8.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     8.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     8.10 Nonliability of Lender. The relationship between the Borrower and each Lender shall be solely that of borrower and lender. No Lender shall have fiduciary responsibilities to any Loan Party and no Lender takes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party's business or operations.


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     8.11 GOVERNING LAW. ANY DISPUTE BETWEEN THE BORROWER AND A LENDER, OR ANY
INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

     8.12 CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL. (A) NON EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICITION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS , OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT , AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (B) OTHER JURISDICTIONS. THE BORROWER AGREES THAT ANY LENDER OR ANY INDEMNITEE SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

     (C) SERVICE OF PROCESS. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF

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

PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY AGENT BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF AGENT TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

     (D) APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. THE BORROWER AND THE LENDERS AGREE THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, SHALL, TO THE EXTENT PERMITTED BY LAW, CONSTITUTE ADEQUATE SERVICE OF PROCESS IN ANY SUCH PROCEEDING. THE BORROWER HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF NEW YORK, CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, TO RECEIVE, FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT THERETO, PROVIDED THAT THE BORROWER MAY APPOINT ANY OTHER PERSON WITH OFFICES IN THE STATE OF NEW YORK TO REPLACE SUCH AGENT FOR SERVICE OF PROCESS UPON DELIVERY TO THE REPRESENTATIVE HOLDER AND THE COLLATERAL TRUSTEE OF NOTICE HEREOF.

     (E) WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (F) WAIVER OF BOND. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

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

     (G) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 8.12, WITH ITS COUNSEL.

     8.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of the Loan Documents. In the event an ambiguity or question of intent or interpretation arises, the Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     8.14 Subordination of Intercompany Indebtedness. The Borrower agrees that any and all claims of the Borrower against any Loan Party, any endorser or any other guarantor of all or any part of the Obligations, or against any of its properties, including, without limitation, pursuant to the any intercompany Indebtedness permitted under Section 5.3(A)(v), shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Loan Party, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Loan Party shall be and are subordinated to the rights, if any, of the Agent and the Lenders in those assets. The Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been paid in full in cash and satisfied and all financing arrangements under this Agreement and the other Loan Documents between the Borrower, the Agent and each Lender have been terminated. If, during the continuance of an Event of Default, all or any part of the assets of any Loan Party, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Loan Party, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Loan Party to the Borrower, including, without limitation, pursuant to the any intercompany Indebtedness permitted under Section 5.3(A)(v) ("Intercompany Indebtedness") shall be paid or delivered directly to the Agent (for the benefit of the Lenders) for application on any of the Obligations, due or to become due, until such Obligations shall have first been paid in full in cash and satisfied; provided, however, ordinary course payments or distributions made by any Loan Party to the Borrower shall be required to be paid or delivered to the Agent (for the benefit of the Lenders) only upon the Agent's request. The Borrower irrevocably authorizes and empowers the Agent (if directed to do so by the Required Lenders) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Borrower such proofs of claim and take such other action, in the Agent's own name or in the name of the Borrower or otherwise, as Required Lenders may deem necessary or advisable for the enforcement of this Section
8.14. Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness during the continuance of an Event of Default and prior to the satisfaction of all of the Obligations and the termination of all financing arrangements under this

Agreement and the other Loan Documents between the Borrower and the Lenders, the Borrower shall receive and hold the same in trust, as trustee, for the benefit of each Lender and shall forthwith deliver the same to the Agent (for the benefit of the Lenders), in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of each Lender; provided, however, ordinary course payments or distributions made to or by any Loan Party to the Borrower shall be required to be paid or delivered to the Agent (for the benefit of the Lenders) only upon the Agent's request after the occurrence and continuance of an Event of Default. If the Borrower fails to make any such endorsement or assignment to the Agent (for the benefit of the Lenders), the Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Obligations have been paid in full in cash and satisfied and all financing arrangements under this Agreement and the other Loan Documents between the Borrower and the Lender have been terminated, the Borrower will not assign or transfer to any Person (other than the Agent (for the benefit of the Lenders)) any claim the Borrower has or may have against any Loan Party.

     8.15 Usury Not Intended. It is the intent of the Borrower and each Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of New York and the United States of America from time-to-time in effect. In furtherance thereof, each Lender and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of the Notes (or if the Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and each Lender shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.

ARTICLE IX:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

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

     9.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents.

     9.2 Participations.

     (A) Permitted Participants; Effect. Subject to the terms set forth in this
Section 9.2, any Lender may, in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Advance owing to such Lender, the Notes, the Commitment or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the other Lenders and to the Borrower shall be required prior to any participation becoming effective. In the event of any such sale by any Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of the Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower shall continue to deal solely and directly with Agent in connection with each Lender's rights and obligations under the Loan Documents, except to the extent permitted by the Loan Documents.

     (B) Voting Rights. No participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

     (C) Taxes. Any Participant under any such participation shall not be entitled to receive any greater payment under Section 2.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.9 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.9 as though it were a Lender.

     9.3 Assignments. (a) Each Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions in the United States approved in writing by the Borrower and each other Lender (each referred to as an "Eligible Assignee") within 10 days of notice to the Borrower and the Lenders by such Lender of such assignment (which such approval shall not be unreasonably withheld) all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and all Advances owing to it) pursuant to an assignment and acceptance agreement in the form attached hereto as Schedule 9.3

(each referred to as an "Assignment and Acceptance"). Notwithstanding the foregoing, (i) the Borrower shall not have any right to approve an assignee or receive notice of assignment under this Section 9.3, after the occurrence and continuance of an Event of Default, and (ii) the Borrower shall have a right to receive notice of an assignment under this Section 9.3, but not an approval right with respect to such assignment, if the assignee is an entity which has merged with a particular Lender and such assignee has by operation of law succeeded to all of the obligations, liabilities and rights of the particular Lender, provided, however, that to the extent any Lender assigns its obligations hereunder (including any assignment by operation of law), such Eligible Assignee shall be a United States Person.

     (b) Upon such execution, delivery and acceptance of, and from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.9 and 8.7 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligation sunder this Agreement, such Lender shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party, or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for purposes of this Section 9.3, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an assignment and acceptance agreement executed pursuant to the preceding subsection (a), together with any Note or Notes subject to such assignment, the Agent will (i) accept such Assignment and Acceptance executed pursuant to the preceding subsection (a), (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to Borrower. In the case of any assignment by a Lender, within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Lender's Commitment assumed by it pursuant to such Assignment and Acceptance agreement and, if any assigning Lender has retained a commitment hereunder, a new Note to the order of such assigning Lender in an amount equal to such assigning Lender's Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such assignment and acceptance agreement and shall be in substantially the form of Exhibit A hereto.

     9.4 Confidentiality. Subject to Sections 9.3 and 9.5, each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with each respective Lender's customary procedures for handling confidential information of this nature and in any event may make disclosure reasonably required by a prospective Transferee (as defined in Section 9.5) in connection with the contemplated participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this Section 9.4. In no event shall any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement. In the event that any Lender is requested to make a disclosure to a Governmental Authority or representative thereof or pursuant to legal process, such Lender will use reasonable efforts to give Borrower prior notice of such disclosure.

     9.5 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in the Lender's possession concerning the Borrower and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 9.4 the confidentiality of any confidential information described therein.

ARTICLE X:  NOTICES

     10.1 Giving Notice. Except as otherwise permitted by Section 2.1 (a) (2)
(b) with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     10.2 Change of Address. The Borrower, the Agent and each Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XI:  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and each Lender.

     IN WITNESS WHEREOF, the Borrower, the Agent and each Lender have executed this Agreement as of the date first above written.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




                           [SIGNATURE PAGES TO FOLLOW]

                                           ASBURY AUTOMOTIVE GROUP, L.L.C.,
                                           as the Borrower

                                           By: /s/ Brian Kendrick
                                              ---------------------------
                                           Name:  Brian Kendrick
                                           Title: President

                                           Address:
                                           Asbury Automotive Group
                                           3 Landmark Square - Suite 500
                                           Stamford, CT 06901
                                           Attention:
                                           Telephone No.: (203) 356-4400
                                           Facsimile No.: (203) 356-4470



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                           FORD MOTOR CREDIT COMPANY,
                                           as Lender, and as Agent

                                           By:  /s/ Stephen L. Starks
                                               --------------------------
                                           Name:  Stephen L. Starks
                                           Title: National Account Manager

                                           Address:
                                           Ford Motor Credit Company
                                           The American Road
                                           Major Accounts Office
                                           Dearborn, Michigan 48124
                                           Attention:  Stephen L. Starks
                                           Telephone No.: (313) 390-2472
                                           Facsimile No.: (313) 390-5459





                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                           CHRYSLER FINANCIAL  COMPANY, LLC,
                                           as Lender

                                           By: /s/ T.J. Madden
                                              ---------------------------
                                           Name:  T.J. Madden
                                           Title: Vice President

                                           Address:

                                            Chrysler Financial Company L.L.C.
                                            27777 Franklin Road, 25th Floor
                                            Southfield, Michigan 48034-8286
                                            Attention:  Claude W. Muller
                                            Telephone No.: -----------
                                            Facsimile:  (248) 948-3838



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        GENERAL MOTORS ACCEPTANCE
                                        CORPORATION,  as Lender

                                        By: /s/ Jeffrey G. McLeod
                                           ------------------------
                                        Name:  Jeffrey G. McLeod
                                        Title: Vice President, GMAC National
                                               Accounts

                                        Address:
                                        Mail Code 482-B10-C76
                                        200 Renaissance Center
                                        P.O. Box 200
                                        Detroit, Michigan 48265-2000
                                        Attention: Jeffrey G. McLeod
                                        Telephone No.: (313) 665-6208
                                        Facsimile No.: (313) 665-6089


                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    EXHIBIT A

                                 [Form of Note]

                                 PROMISSORY NOTE
                     (Acquisition/Revolving Line of Credit)
                                  (LIBOR Rate)



$---------------------                            ----------------, -----------

                                                 ------------------------, 2000

     FOR VALUE RECEIVED, ASBURY AUTOMOTIVE GROUP, L.L.C, a Delaware limited liability company ("Borrower"), whose address is ------------------, promises to pay to --------------------------------, ("Lender"), or order, at
----------------------------------, or at such other place as Lender may from time to time in writing designate, in lawful money of the United States of America, the principal sum of --------------------------- DOLLARS ($--------------),or such lesser amount as may be advanced from time to time by the Lender to the Borrower pursuant to the Credit Agreement dated as of even date herewith, among the Borrower, the Agent and the Lenders who are parties thereto (the "Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined). The entire outstanding unpaid principal balance of this Note (the Principal Balance") shall be payable in full on the Termination Date.

     The Borrower promises to pay interest on the Principal Balance, adjusted monthly, on the Principal Balance outstanding from time to time, until such Principal Balance is paid in full, at such interest rates, and payable at such times, as are specified in the Agreement.

     Both principal and interest are payable in lawful money of the United States of America to the Agent under the Agreement, in same day funds. Each Advance owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Note; provided, however, that the failure of the Lender to make any such recordation or endorsement will not affect the Obligations of the Borrower under this Note.

     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Agreement. The Agreement, among other things, (i) provides for the making of Advances by the Lenders to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the Termination Date upon the terms and conditions therein specified. The Obligations of Borrower under this

Note and the Loan Documents, and the obligations of the other Loan Parties are secured by the Collateral as provided in the Loan Documents.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note under seal, the day and year first above written.

                                       ASBURY AUTOMOTIVE GROUP, L.L.C.,
                                       a Delaware limited liability company


                                       By:  ___________________________ (SEAL)
                                            Name:
                                            Title:

            SCHEDULE OF REVOLVING LOANS AND PAYMENTS OR PREPAYMENTS

                                          Amount of
                           Principal      Unpaid
             Amount of     Paid or        Principal      Notation
Date         Advance       Prepaid        Balance        Made By

--------     ----------    ----------     ----------     ----------

--------     ----------    ----------     ----------     ----------

--------     ----------    ----------     ----------     ----------

--------     ----------    ----------     ----------     ----------

--------     ----------    ----------     ----------     ----------

--------     ----------    ----------     ----------     ----------

--------     ----------    ----------     ----------     ----------

--------     ----------    ----------     ----------     ----------

--------     ----------    ----------     ----------     ----------

--------     ----------    ----------     ----------     ----------

--------     ----------    ----------     ----------     ----------

--------     ----------    ----------     ----------     ----------

                                   EXHIBIT B

                          [form of Borrowing Notice]

                               Borrowing Notice

TO: FORD MOTOR CREDIT COMPANY (the "Agent") under that certain Credit Agreement dated _______________, 2000 (the "Credit ----- -------
     Agreement") by and between Asbury Automotive Group, L.L.C. (the "Borrower") , Agent and the lenders more --------- -------- specifically identified therein.

     I, the undersigned, hereby certify that I am the ________________ of the Borrower . On behalf of the Borrower, I hereby give to the Agent a Borrowing Notice pursuant to Section 2.4 of the Credit Agreement, and Borrower hereby requests to borrow on ________________, _____ (the "Borrowing Date") an aggregate principal amount of $____________ in Advances under loan # ____________ to be funded to account ____________________________________ for the purpose of ______________________________________________________________
_____________________________________________________________________________.

     The undersigned hereby certifies that (i) the representations and warranties of the Borrower contained in Section 4 of the Credit Agreement are and shall be true and correct in all material respects on and as of the date hereof and on and as of the Borrowing Date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date; (ii) I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements; (iii) the examinations described in section (ii) did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes and Event of Default or Unmatured Default and which has occurred and is continuing on the date hereof or on the Borrowing Date will result from the making of the proposed Advances.

     Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Borrowing Notice.

Date: ______________, 200_____              ASBURY AUTOMOTIVE GROUP, L.L.C.


                                            By: ______________________________

                                            Name:_________________________

                                            Tile: __________________________


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                                  EXHIBIT C-1

                         [Form of Dealership Guaranty]

                                   GUARANTY

          GUARANTY (this "Guaranty") dated _______________, 2000 made by each of the entities listed on the signature pages hereto, jointly and severally, (each referred to individually herein as a "Guarantor," and collectively, the "Guarantors"), in favor of FORD MOTOR CREDIT COMPANY (the "Agent"), as agent for the lenders (the "Lenders") under the Credit Agreement defined below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement defined below.

                            PRELIMINARY STATEMENTS

          WHEREAS, pursuant to the terms of a certain Credit Agreement dated as of even date herewith, the Lenders extended to Asbury Automotive Group L.L.C., a Delaware limited liability company, and the entity which exercises control (directly or indirectly) over the Guarantors ("Borrower"), a revolving credit facility in an amount not to exceed $550,000,000.00 (as such agreement may be amended, restated, supplemented, refinanced, increased or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, the Credit Agreement is evidenced by the Notes as defined in the Credit Agreement (the "Notes"); and -----

          WHEREAS, it is a condition precedent to the making of loans under the Credit Agreement, that each Guarantor executes and delivers this Guaranty;

          NOW, THEREFORE, in consideration of the premises and in order to induce each Lender to make Advances under the Credit Agreement, each Guarantor hereby agrees as follows:

          Section 1. Guaranty. (a) Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent or the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to any Lender but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party.


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          (b) Each Guarantor, and by its acceptance of this Guaranty, the
Agent and each Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agent, the Lenders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding of the type referred to in Section 6.1(f) and (g) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          (c) Each Guarantor hereby unconditionally and irrevocably agrees that, in the event any payment shall be required to be made to any Lender under this Guaranty or any other guaranty (in respect of the Guaranteed Obligations and/or any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent or the Lenders in enforcing any rights under this Guaranty), such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents

          Section 2. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other party under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. This Guaranty is a guaranty of payment and performance and not of collection. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower or any other Loan Party or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;


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          (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations under the Loan Documents or any other assets of any Loan Party;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party;

          (f) any failure of the Agent or any Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Agent or such Lender (each Guarantor waiving any duty on the part of the Agent and the Lenders to disclose such information);

          (g) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

          Section 3. Waivers and Acknowledgments. (a) Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

          (d) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or the Lenders that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed


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       against any of the other Loan Parties, any other guarantor or any other
       Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder.

          (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Agent or the Lenders to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Agent or the Lenders.

          Section 4. Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any Loan Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash in accordance with the terms of the Loan Documents. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Agent and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Loan Documents shall have terminated in accordance with their own terms, the Agent and the Lenders will, at the Guarantors' request and expense, execute and deliver to the Guarantors appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantors of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

          Section 5. Representations and Warranties. Each Guarantor hereby represents and warrants as of the date hereof and as of the date of each Advance as follows:

          (a) Each Guarantor (i) is a corporation, limited liability company or limited partnerhsip duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect (as defined in the Credit Agreement), and (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.


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          (b) The execution, delivery and performance by each Guarantor of this Guaranty and the other Loan Documents executed by the Guarantor are within each such Guarantor's powers, have been duly authorized by all necessary corporate, limited liability company, or limited partnership action, and do not (i) contravene each such Guarantor's charter or bylaws or similar organizational documents, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Guarantor or any of its properties, the effect of which conflict, breach or default is reasonably likely to have a Material Adverse Effect, or (iv) except for the liens permitted under the Loan Documents, result in or require the creation or imposition of any lien upon or with respect to any of the properties of any such Guarantor. No Guarantor is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Guarantor of this Guaranty and the other Loan Documents executed by the Guarantor, and (ii) the exercise by the Agent or the Lenders of their rights under this Guaranty and the other Loan Documents executed by the Guarantor in each case, except for (a) those that have been made, obtained or given, and
       (b) filings necessary to create or perfect security interests in the Collateral.

          (d) This Guaranty and the other Loan Documents executed by the Guarantor have been duly executed and delivered by such Guarantor. This Guaranty and the other Loan Documents executed by the Guarantor are the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

          (e) There are no conditions precedent to the effectiveness of this Guaranty and the other Loan Documents executed by the Guarantor that have not been satisfied or waived.

          (f) Each Guarantor has, independently and without reliance upon the Agent or any Lender, and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Guaranty and the other Loan Documents executed by the Guarantor.

          Section 6. Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or any Loan Document shall be in effect,


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such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

          Section 7. No Waiver, Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          Section 8. Indemnification. (a) Each Guarantor agrees to defend, protect, indemnify, and hold harmless the Agent, each Lender and each of its respective Affiliates, and each of the Agent's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (collectively, the "Indemnified Parties" and each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

          (i) this Guaranty, the other Loan Documents or any of the Transaction Documents, or any act, event or transaction related or attendant thereto, the making of the Advances, under the Credit Agreement, the management of such Advances, the use or intended use of the proceeds of the Advances under the Credit Agreement, or any of the other transactions contemplated by the Transaction Documents;

          (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, any Guarantor or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or any Guarantor, the presence of asbestos-containing materials at any respective property of the Borrower or any Guarantor or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters");

provided, however, that no Guarantor shall have any obligation to an Indemnified Party hereunder with respect to any of the aforementioned indemnified matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify,


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pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Guarantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnified Parties. It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnitee shall endeavor to work cooperatively with the Borrower with a view toward minimizing the legal and other expenses associated with any defense and any potential settlement or judgment. Settlement of any claim or litigation involving any material indemnified amount will require the approval of the Borrower (which may not be unreasonably withheld)., provided, however, that no Guarantor shall have any obligation to an Indemnified Party hereunder with respect to any of the aforementioned indemnified matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party as determined by the final non-appealed judgment of a court of competent jurisdiction.

          (b) Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan Documents, the actual or proposed use of the proceeds of the advances made under the Loan Documents, the Loan Documents or any of the transactions contemplated by the Loan Documents.

          (c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2 and this
Section 8 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

          Section 9. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this
Section 9:

          (a) Prohibited Payments. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Loan Party), to the extent permitted by the Credit Agreement, each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Loan Party), however, unless the Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any Loan Party, each Guarantor agrees that the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such


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       proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

          (c) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Loan Party), each Guarantor shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty and the other Loan Documents executed by the Guarantor.

          (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Loan Party), the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

          Section 10. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the date the Loan Documents shall have terminated in accordance with their own terms, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Agent and any Lender and its successors, transferees and assigns.

          Section 11. Definitions. With respect to all Loan Documents executed by the Guarantor, the singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

          Section 12. Successors and Assigns. This Guaranty and the other Loan Documents executed by the Guarantor shall be binding upon and inure to the benefit of the Guarantor, the Agent and the Lenders, and their respective successors and assigns. The Guarantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Guarantor. Without limiting the generality of the foregoing clause, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents (including, without limitation, all or any portion of its Commitment, the Advances owing to it and any Note held by
it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however to the provisions of Article VII of the Credit Agreement.

          Section 13. Governing Law; Severability. This Guaranty and the other Loan Documents executed by the Guarantor shall be governed by, and construed in


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accordance with, the internal laws (as opposed to conflict of laws provisions) of the State of New York. Whenever possible, each provision of this Guaranty and the other Loan Documents executed by the Guarantor shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty or the other Loan Documents executed by the Guarantor shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty and the other Loan Documents executed by the Guarantor.

          Section 14. Advice of Counsel. The Guarantor represents and warrants to the Agent that it has consulted with its legal counsel regarding all waivers under the Loan Documents, it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to Lenders to extend the indebtedness secured hereby.

          Section 15. Further Assurances. The Guarantor agrees that it will cooperate with the Agent and the Lenders and will execute and deliver, or cause to be executed and delivered, all such other agreements, instruments, documents, stock powers and proxies and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of the Loan Documents executed by the Guarantor.

          Section 16. Costs and Expenses. The Guarantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of the Loan Documents executed by the Guarantor, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Lenders under the Loan Documents executed by the Guarantor, or
(iv) the failure by the Guarantor to perform or observe any of the provisions of the Loan Documents executed by the Guarantor.

          Section 17. Notices. All notices and other communications provided for under any Loan Documents executed by the Guarantor shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Guarantor, care of Borrower at its address at 3 Landmark Square, Suite 500, Stamford, Connecticut 06901, if to the Agent, at its address specified in the Credit Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (ii) notice by overnight courier, one business day after being deposited with a national overnight courier service, (iii) notice by telex, when telexed against receipt of answer back or (iv) notice by facsimile copy, when transmitted against mechanical confirmation of successful transmission.

          Section 18. Amendments, Waivers and Consents. No amendment or waiver of any provision of any Loan Document executed by the Guarantor nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and


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signed by the Agent and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 19. Section Headings. The section headings in the Loan Documents executed by the Guarantor are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          Section 20. Execution in Counterparts. The Loan Documents executed by the Guarantor may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          Section 21. Merger. This Loan Documents executed by the Guarantor represent the final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and the Agent and the Lenders.

          Section 22. No Strict Construction. The parties to the Loan Documents have participated jointly in the negotiation and drafting of the Loan Documents. In the event an ambiguity or question of intent or interpretation arises, the Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of the Loan Documents.

          Section 23. Waiver of Jury Trial. To the maximum extent of applicable law, each of the Guarantors waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise, between the Agent, the Lenders any Guarantor or any other Person arising out of or related to this Guaranty or the other Loan Documents executed by the Guarantor and the transactions contemplated by this Guaranty and the other Loan Documents executed by the Guarantor or any other instrument, document or agreement executed or delivered in connection herewith or therewith. The Guarantors or the Agent or the Lenders may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

          Section 24. Consent to Jurisdiction; Service of Process; Jury Trial.
(a) Non Exclusive Jurisdiction. Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the united States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty and the other Loan Documents or arising out of or relating to the relationship established among them in connection with this Guaranty or any of the other Loan Documents, or for recognition or enforcement of any judgment, and each Guarantor irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any of the other Loan Documents in the courts of any jurisdiction. Each Guarantor irrevocably and unconditionally waives, to the fullest extend it may legally and


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effectively do so, any objection that it may nor or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is a party in any New York state or federal court. Each Guarantor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (b) Other Jurisdictions. Each of Agent and the Lenders shall have the right to proceed against any Guarantor or its real or personal property in a court in any location to enable the Agent or the Lenders to obtain personal jurisdiction over the Guarantor, to realize on the Collateral or any other security for the obligations or to enforce a judgment or other court order entered in favor of the Agent or the Lenders. No Guarantor shall assert any permissive counterclaims in any proceeding brought by the Agent or the Lenders under this Section 24.

          (c) Venue; Forum Non Conveniens. Each of the Agent and the Guarantors waives any objection that it may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this Section 24.

          Section 25. Service of Process. Each Guarantor waives personal service of any process upon it and, as security for the Guaranteed Obligations, irrevocably appoints CT Corporation Systems as its registered agent for the purpose of accepting service of process issued by any court in connection with any dispute between any Guarantor, the Agent and the Lenders arising out of or related to the Loan Documents or the relationship established between them in connection with the Loan Documents or any other document to which any Guarantor is a party.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed under seal and delivered by its officer thereunto duly authorized as of the date first above written.


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                                                                   EXHIBIT C-2

                 [Form of Subsidiary Holding Company Guaranty]

                                   GUARANTY

          GUARANTY (this "Guaranty") dated _______________, 2000 made by each of the entities listed on the signature pages hereto, jointly and severally, (each referred to individually herein as a "Guarantor," and collectively, the "Guarantors"), in favor of FORD MOTOR CREDIT COMPANY (the "Agent"), as agent for the lenders (the "Lenders") under the Credit Agreement defined below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement defined below.

                            PRELIMINARY STATEMENTS

          WHEREAS, pursuant to the terms of a certain Credit Agreement dated as of even date herewith, the Lenders extended to Asbury Automotive Group L.L.C., a Delaware limited liability company, and the entity which exercises control (directly or indirectly) over the Guarantors ("Borrower"), a revolving credit facility in an amount not to exceed $550,000,000.00 (as such agreement may be amended, restated, supplemented, refinanced, increased or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, the Credit Agreement is evidenced by the Notes as defined in the Credit Agreement (the "Notes"); and -----

          WHEREAS, it is a condition precedent to the making of loans under the Credit Agreement, that each Guarantor executes and delivers this Guaranty;

          NOW, THEREFORE, in consideration of the premises and in order to induce each Lender to make Advances under the Credit Agreement, each Guarantor hereby agrees as follows:

          Section 1. Guaranty. (a) Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent or the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to any Lender but for the fact that they are unenforceable or not allowable due


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to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party.

          (b) Each Guarantor, and by its acceptance of this Guaranty, the Agent and each Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agent, the Lenders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding of the type referred to in Section 6.1(f) and (g) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          (c) Each Guarantor hereby unconditionally and irrevocably agrees that, in the event any payment shall be required to be made to any Lender under this Guaranty or any other guaranty (in respect of the Guaranteed Obligations and/or any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent or the Lenders in enforcing any rights under this Guaranty), such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents

          Section 2. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other party under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. This Guaranty is a guaranty of payment and performance and not of collection. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower or any other Loan Party or otherwise;


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


          (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations under the Loan Documents or any other assets of any Loan Party;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party;

          (f) any failure of the Agent or any Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Agent or such Lender (each Guarantor waiving any duty on the part of the Agent and the Lenders to disclose such information);

          (g) the failure of any other Person to execute or deliver this Guaranty or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

          Section 3. Waivers and Acknowledgments. (a) Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) Each Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

          (d) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies


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


       by the Agent or the Lenders that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder.

          (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Agent or the Lenders to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Agent or the Lenders.

          Section 4. Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any Loan Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash in accordance with the terms of the Loan Documents. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Agent and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Loan Documents shall have terminated in accordance with their own terms, the Agent and the Lenders will, at the Guarantors' request and expense, execute and deliver to the Guarantors appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantors of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

          Section 5. Representations and Warranties. Each Guarantor hereby represents and warrants as of the date hereof and as of the date of each Advance as follows:

          (a) Each Guarantor (i) is a corporation, limited liability company or limited partnerhsip duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect (as defined in the Credit Agreement),


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       and (iii) has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) The execution, delivery and performance by each Guarantor of this Guaranty and the other Loan Documents executed by the Guarantor are within each such Guarantor's powers, have been duly authorized by all necessary corporate, limited liability company, or limited partnership action, and do not (i) contravene each such Guarantor's charter or bylaws or similar organizational documents, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Guarantor or any of its properties, the effect of which conflict, breach or default is reasonably likely to have a Material Adverse Effect, or (iv) except for the liens permitted under the Loan Documents, result in or require the creation or imposition of any lien upon or with respect to any of the properties of any such Guarantor. No Guarantor is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Guarantor of this Guaranty and the other Loan Documents executed by the Guarantor, and (ii) the exercise by the Agent or the Lenders of their rights under this Guaranty and the other Loan Documents executed by the Guarantor in each case, except for (a) those that have been made, obtained or given, and
       (b) filings necessary to create or perfect security interests in the Collateral.

          (d) This Guaranty and the other Loan Documents executed by the Guarantor have been duly executed and delivered by such Guarantor. This Guaranty and the other Loan Documents executed by the Guarantor are the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

          (e) There are no conditions precedent to the effectiveness of this Guaranty and the other Loan Documents executed by the Guarantor that have not been satisfied or waived.

          (f) Each Guarantor has, independently and without reliance upon the Agent or any Lender, and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Guaranty and the other Loan Documents executed by the Guarantor.


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          Section 6. Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid or any Loan Document shall be in effect, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

          Section 7. No Waiver, Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          Section 8. Indemnification. (a) Each Guarantor agrees to defend, protect, indemnify, and hold harmless the Agent, each Lender and each of its respective Affiliates, and each of the Agent's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (collectively, the "Indemnified Parties" and each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

          (i) this Guaranty, the other Loan Documents or any of the Transaction Documents, or any act, event or transaction related or attendant thereto, the making of the Advances, under the Credit Agreement, the management of such Advances, the use or intended use of the proceeds of the Advances under the Credit Agreement, or any of the other transactions contemplated by the Transaction Documents;

          (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, any Guarantor or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or any Guarantor, the presence of asbestos-containing materials at any respective property of the Borrower or any Guarantor or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters");


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


provided, however, that no Guarantor shall have any obligation to an Indemnified Party hereunder with respect to any of the aforementioned indemnified matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Guarantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnified Parties. It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnitee shall endeavor to work cooperatively with the Borrower with a view toward minimizing the legal and other expenses associated with any defense and any potential settlement or judgment. Settlement of any claim or litigation involving any material indemnified amount will require the approval of the Borrower (which may not be unreasonably withheld)., provided, however, that no Guarantor shall have any obligation to an Indemnified Party hereunder with respect to any of the aforementioned indemnified matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party as determined by the final non-appealed judgment of a court of competent jurisdiction.

          (b) Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan Documents, the actual or proposed use of the proceeds of the advances made under the Loan Documents, the Loan Documents or any of the transactions contemplated by the Loan Documents.

          (c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2 and this
Section 8 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

          Section 9. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this
Section 9:

          (a) Prohibited Payments. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Loan Party), to the extent permitted by the Credit Agreement, each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Loan Party), however, unless the Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any Loan Party, each Guarantor agrees that the Lenders


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       shall be entitled to receive payment in full in cash of all Guaranteed
       Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

          (c) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Loan Party), each Guarantor shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty and the other Loan Documents executed by the Guarantor.

          (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any Loan Party), the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

          Section 10. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the date the Loan Documents shall have terminated in accordance with their own terms, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Agent and any Lender and its successors, transferees and assigns.

          Section 11. Definitions. With respect to all Loan Documents executed by the Guarantor, the singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

          Section 12. Successors and Assigns. This Guaranty and the other Loan Documents executed by the Guarantor shall be binding upon and inure to the benefit of the Guarantor, the Agent and the Lenders, and their respective successors and assigns. The Guarantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Guarantor. Without limiting the generality of the foregoing clause, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents (including, without limitation, all or any portion of its Commitment, the Advances owing to it and any Note held by
it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however to the provisions of Article VII of the Credit Agreement.


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          Section 13. Governing Law; Severability. This Guaranty and the other
Loan Documents executed by the Guarantor shall be governed by, and construed in accordance with, the internal laws (as opposed to conflict of laws provisions) of the State of New York. Whenever possible, each provision of this Guaranty and the other Loan Documents executed by the Guarantor shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty or the other Loan Documents executed by the Guarantor shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty and the other Loan Documents executed by the Guarantor.

          Section 14. Advice of Counsel. The Guarantor represents and warrants to the Agent that it has consulted with its legal counsel regarding all waivers under the Loan Documents, it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to Lenders to extend the indebtedness secured hereby.

          Section 15. Further Assurances. The Guarantor agrees that it will cooperate with the Agent and the Lenders and will execute and deliver, or cause to be executed and delivered, all such other agreements, instruments, documents, stock powers and proxies and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of the Loan Documents executed by the Guarantor.

          Section 16. Costs and Expenses. The Guarantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of the Loan Documents executed by the Guarantor, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Lenders under the Loan Documents executed by the Guarantor, or
(iv) the failure by the Guarantor to perform or observe any of the provisions of the Loan Documents executed by the Guarantor.

          Section 17. Notices. All notices and other communications provided for under any Loan Documents executed by the Guarantor shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Guarantor, care of Borrower at its address at 3 Landmark Square, Suite 500, Stamford, Connecticut 06901, if to the Agent, at its address specified in the Credit Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (ii) notice by overnight courier, one business day after being deposited with a national overnight courier service, (iii) notice by telex, when telexed against receipt of answer back or (iv) notice by facsimile copy, when transmitted against mechanical confirmation of successful transmission.


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          Section 18. Amendments, Waivers and Consents. No amendment or waiver of any provision of any Loan Document executed by the Guarantor nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 19. Section Headings. The section headings in the Loan Documents executed by the Guarantor are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          Section 20. Execution in Counterparts. The Loan Documents executed by the Guarantor may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          Section 21. Merger. This Loan Documents executed by the Guarantor represent the final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and the Agent and the Lenders.

          Section 22. No Strict Construction. The parties to the Loan Documents have participated jointly in the negotiation and drafting of the Loan Documents. In the event an ambiguity or question of intent or interpretation arises, the Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of the Loan Documents.

          Section 23. Waiver of Jury Trial. To the maximum extent of applicable law, each of the Guarantors waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise, between the Agent, the Lenders any Guarantor or any other Person arising out of or related to this Guaranty or the other Loan Documents executed by the Guarantor and the transactions contemplated by this Guaranty and the other Loan Documents executed by the Guarantor or any other instrument, document or agreement executed or delivered in connection herewith or therewith. The Guarantors or the Agent or the Lenders may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

          Section 24. Consent to Jurisdiction; Service of Process; Jury Trial.
(a) Non Exclusive Jurisdiction. Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the united States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty and the other Loan Documents or arising out of or relating to the relationship established among them in connection with this Guaranty or any of the other Loan Documents, or for recognition or enforcement of any judgment, and each Guarantor irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall


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affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any of the other Loan Documents in the courts of any jurisdiction. Each Guarantor irrevocably and unconditionally waives, to the fullest extend it may legally and effectively do so, any objection that it may nor or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is a party in any New York state or federal court. Each Guarantor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (b) Other Jurisdictions. Each of Agent and the Lenders shall have the right to proceed against any Guarantor or its real or personal property in a court in any location to enable the Agent or the Lenders to obtain personal jurisdiction over the Guarantor, to realize on the Collateral or any other security for the obligations or to enforce a judgment or other court order entered in favor of the Agent or the Lenders. No Guarantor shall assert any permissive counterclaims in any proceeding brought by the Agent or the Lenders under this Section 24.

          (c) Venue; Forum Non Conveniens. Each of the Agent and the Guarantors waives any objection that it may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this Section 24.

          Section 25. Service of Process. Each Guarantor waives personal service of any process upon it and, as security for the Guaranteed Obligations, irrevocably appoints CT Corporation Systems as its registered agent for the purpose of accepting service of process issued by any court in connection with any dispute between any Guarantor, the Agent and the Lenders arising out of or related to the Loan Documents or the relationship established between them in connection with the Loan Documents or any other document to which any Guarantor is a party.

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed under seal and delivered by its officer thereunto duly authorized as of the date first above written.


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


                                  EXHIBIT D-1

                    [Form of Dealership Security Agreement]

                              SECURITY AGREEMENT

          SECURITY AGREEMENT (the "Agreement") dated ______________, 2000, made by each of the entities listed on the signature pages hereto, jointly and severally, (each referred to individually herein as a "Grantor," and collectively, the "Grantors"), to FORD MOTOR CREDIT COMPANY, as agent (the "Agent") for the lenders (the "Lenders") under the Credit Agreement defined below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement defined below.

                            PRELIMINARY STATEMENTS:

          WHEREAS, Asbury Automotive Group L.L.C., a Delaware limited liability company, (the "Borrower"), the Agent and the Lenders have entered into a certain Credit Agreement dated as of even date herewith, pursuant to which the Lenders agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Borrower from time to time in an amount not to exceed $550,000,000.00 (as such agreement may be further amended, restated, supplemented, refinanced, increased or otherwise modified from time to time, the "Credit Agreement") and;

          WHEREAS, the Grantors have entered into a Guaranty of even date herewith (the "Guaranty"), pursuant to which each Grantor guaranties all of the obligations of the Borrower under the Credit Agreement to the Lenders; and

          WHEREAS, in order to comply with the terms of the Credit Agreement, the Grantors must execute and deliver this Agreement;

          NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Borrower pursuant to the Credit Agreement or, any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with Agent, for the benefit of the Lenders, as follows:

          SECTION 1. Grant of Security. Each Grantor, severally, hereby assigns and pledges to Agent, for the benefit of the Lenders, and hereby grants to Agent, for the benefit of the Lenders, a security interest in, all of its respective right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the "Collateral"):

          (a) all equipment in all of its forms, including furniture, machinery, service vehicles, supplies and other equipment (the "Equipment");

          (b) all inventory in all of its forms, including motor vehicles, tractors, trailers, service parts and accessories and other inventory ("Inventory");


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          (c) all accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and other obligations of third persons of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods, the rendering of services or otherwise, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds or obligations of third persons (any and all such accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and obligations of third persons being the "Receivables", and any and all such leases, security agreements and other contracts being the "Related Contracts");

          (d) all of the Grantor's governmental approvals and authorizations to the maximum extent permitted by applicable law;

          (e) all property and interests in property of the Grantor now or hereafter coming into the actual possession, custody or control of the Agent or a Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise);

          (f) leasehold interests in and fixtures located on any real property;

          (g) records and other books and records relating to the foregoing;

          (h) all intellectual property;

          (i) all goods;

          (j) all UCC references;

          (k) all security entitlements; and

          (l) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing (including, without limitation, proceeds which constitute property of the types described in clauses (a) through (k) of this Section 1 and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Agent or a Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

          Provided that the foregoing shall exclude (A) any Contract Rights (other than any Contract Rights pursuant to a franchise agreement between Borrower and an automobile manufacturer) or General Intangibles of the Grantor to the extent the Grantor may not grant a security interest in the same without breach of the terms thereof and (B) unless the relevant automobile manufacturer grants its consent thereto, any Contract Rights or General Intangibles related to a franchise agreement with an


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       automobile manufacturer if the granting of the foregoing security interest would permit such automobile manufacturer to terminate or materially alter such franchise agreement or any related agreements with the Borrower, provided that Grantor shall use commercially reasonable efforts to obtain agreements from the relevant manufacturers (a) permitting the grant of a security interest described in subsection (A) above and (b) granting the consent described in subsection (B) above.

          It is hereby acknowledged that certain of the franchise agreements and other related agreements between the various automobile manufacturers and the Grantors contain (i) restrictions on the ability of each Grantor to transfer its ownership interest in any Dealership without the consent of the relevant automobile manufacturer, (ii) provisions giving the automobile manufacturer a right of first refusal over any proposed sale or transfer of the ownership interests in any Dealership or any portion of the assets of any Dealership (provided, however, that for the purposes of this acknowledgment, the interpretation of the Agent and the Lenders is that "transfer" does not include the granting of a security interest in assets other than ownership interests in a Dealership and contract rights under franchise agreements) and (iii) requirements that under certain circumstances (including, without limitation, upon termination of the relevant franchise agreement) the Grantor must sell certain property (consisting primarily of a particular manufacturer's vehicles, parts, accessories, signs, tools and other similar items) to the manufacturer free and clear of any liens and encumbrances. It is understood and agreed that the existence or occurrence of any of the foregoing shall not result in a breach of or default under this Agreement, provided, however, that it is understood that for purposes of this acknowledgment, the interpretation of the Agent and the Lenders is that nothing contained in clause (iii) of the preceding sentence may be construed as invalidating the Liens evidenced by, or the terms of, any of the Collateral Documents.

          SECTION 2. Security for Obligations. This Agreement secures the payment of (i) all obligations of the Grantors now or hereafter existing under the Guaranty, whether for principal, interest, fees, expenses or otherwise, and (ii) all obligations of any Grantor hereafter existing under this Agreement (all such obligations of the Grantors and the Borrower being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by any Grantor to any Lender under the Credit Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor or the Borrower.

          SECTION 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of the rights hereunder shall not release any Grantor from any of its respective duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor the Lenders shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or the Lenders be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


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          SECTION 4. Representations and Warranties. Each Grantor represents and warrants as follows as of the date hereof and as of the date of each
Advance:

          (a) All of its Equipment and Inventory is located at the places specified on Schedule 4 (a) hereto. The chief place of business and chief executive office of each Grantor and the office where the Grantor keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, are located at the address specified in Section 16. None of the Receivables is evidenced by a promissory note or other instrument.

          (b) Each Grantor is the legal and beneficial owner of its respective Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for (i) the security interest created by this Agreement, and (ii) any security interests consented to by the Lenders in the Credit Agreement (collectively, the "Permitted Liens"). Other than financing statements with respect to Permitted Liens, no effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Agreement.

          (c) Each Grantor has exclusive possession and control of its Equipment and Inventory.

          (d) Subject to the Permitted Liens, this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or are being taken substantially contemporaneously with the execution and delivery of this Agreement.

          (e) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantors, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Agent (for the benefit of the Lenders) of its rights and remedies hereunder, in each case, except for (i) filings made or to be made with respect to Agent's security interest in the Collateral, and (ii) those that have been made, obtained or given.

          (f) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (g) Each Grantor has, independently and without reliance upon the Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Agreement.

          SECTION 5. Further Assurances. (a) Each Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent (acting for the benefit of the Lenders) to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the


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generality of the foregoing, each Grantor will upon such reasonable request:
(i) mark conspicuously each item of chattel paper included in the Receivables and each Related Contract and, at the request of the Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent (for the benefit of the Lenders) hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

          (b) Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without its signature where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          SECTION 6. As to Equipment and Inventory. (a) Each Grantor shall keep its Equipment and Inventory at the locations referred to on Section 4(a) or, upon 30 days' prior written notice to the Agent, at such other places in the United States of America in jurisdictions where all action required by
Section 5 shall have been taken with respect to its Equipment and Inventory.

          SECTION 7. As to Receivables. (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, if any, at the location therefor referred to in
Section 4(a) or, upon 30 days' prior written notice to Agent, at any other locations in the United States of America in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper. No Grantor shall change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading, unless the Borrower shall have given the Agent at least 30 days prior written notice thereof and prior to effecting any such change, taken such steps, at Borrower's expense, as Agent may deem necessary or desirable to continue the perfecting and priority of the liens in favor of the Agent granted in connection herewith.

          (b) Except as otherwise provided in this subsection (b), the Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Receivables. In connection with such collections, the Grantor may take (and, at the Agent's direction, shall take) such action as the Grantor or the Agent may reasonably deem necessary


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


or advisable to enforce collection of the Receivables; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default or an Unmatured Default and upon written notice to the Grantor of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Agent and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (A) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 12(b), and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, except in the ordinary course of business consistent with past practice.

          SECTION 8. Transfers and Other Liens. No Grantor may (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement and Liens permitted by the Credit Agreement.

          SECTION 9. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent such Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, the Lenders or otherwise, from time to time in the Agent's discretion, upon the occurrence and continuance of an Unmatured Default or an Event of Default to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 7,

          (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

          (c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith, and

          (d) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent or the Lenders with respect to any of the Collateral.


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          SECTION 10. Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent or the Lenders incurred in connection therewith shall be payable by the Grantors upon demand.

          SECTION 11. Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest (in its capacity as agent on behalf of the Lenders) in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

          SECTION 12. Remedies. If any Event of Default shall have occurred and be continuing:

          (a) Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and also may (i) require any of the Grantors to, and each of the Grantors hereby agrees that it will at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties and
       (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's or Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Agent or the Lenders pursuant to any indemnity in the Guaranty) in whole or in part by the Agent against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full in cash of all the Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.


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          SECTION 13. Continuing Security Interest; Assignments under Credit
Agreement. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (i) remain in full force and effect until the payment in full in cash of the Obligations and all other amounts payable under this Agreement and termination of the Loan Documents (such date, the "Security Termination Date"), (ii) be binding upon each Grantor, and such Grantor's successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Agent and its successors, transferees and assigns. On the Security Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent will, at the Grantors' expense, execute and deliver to each Grantor such documents as it shall reasonably request to evidence such termination.

          SECTION 14. Security Interest Absolute. The obligations of the Grantor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Grantor to enforce this Agreement, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. All rights of the Agent and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

          (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any loan Party or any of its Subsidiaries; or

          (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Loan Party or a third party grantor of a security interest.

          SECTION 15. Revised Article 9. It is the intention of the parties to this Agreement that the priorities and agreements herein contained continue to apply after the enactment by the various States of Revised Article 9 -- Secured Transactions (with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7 and 8) to the UCC as approved by The American Law Institute in 1998 and approved and recommended for enactment in all the States by the


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National Conference of Commissioners for Uniform State Laws in 1998 ("Revised
Article 9") and the effectiveness of Revised Article 9 in any State. After the effectiveness of Revised Article 9 in any State governing perfection and the effect of perfection or non-perfection of a security interest in any Collateral, as to such State and such Collateral, (i) all section references herein to, and all defined terms used herein defined in, Article 9 of the UCC as currently in effect shall be deemed to be to any corresponding Section or definition of Revised Article 9, (ii) if any definition used herein by reference to Revised Article 9 is broader than the corresponding definition used in current Article 9 of the UCC, such broader definition will apply herein.


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                                  EXHIBIT D-2
            [Form of Subsidiary Holding Company Security Agreement]
                              SECURITY AGREEMENT

          SECURITY AGREEMENT (the "Agreement") dated ______________, 2000, made by each of the entities listed on the signature pages hereto, jointly and severally, (each referred to individually herein as a "Grantor," and collectively, the "Grantors"), to FORD MOTOR CREDIT COMPANY, as agent (the "Agent") for the lenders (the "Lenders") under the Credit Agreement defined below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement defined below.

                            PRELIMINARY STATEMENTS:

          WHEREAS, Asbury Automotive Group L.L.C., a Delaware limited liability company, (the "Borrower"), the Agent and the Lenders have entered into a certain Credit Agreement dated as of even date herewith, pursuant to which the Lenders agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Borrower from time to time in an amount not to exceed $550,000,000.00 (as such agreement may be further amended, restated, supplemented, refinanced, increased or otherwise modified from time to time, the "Credit Agreement") and;

          WHEREAS, the Grantors have entered into a Guaranty of even date herewith (the "Guaranty"), pursuant to which each Grantor guaranties all of the obligations of the Borrower under the Credit Agreement to the Lenders; and

          WHEREAS, in order to comply with the terms of the Credit Agreement, the Grantors must execute and deliver this Agreement;

          NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Borrower pursuant to the Credit Agreement or, any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with Agent, for the benefit of the Lenders, as follows:

          SECTION 1. Grant of Security. Each Grantor, severally, hereby assigns and pledges to Agent, for the benefit of the Lenders, and hereby grants to Agent, for the benefit of the Lenders, a security interest in, all of its respective right, title and interest in and to the following, whether now owned or hereafter acquired (collectively, the "Collateral"):

          (a) all equipment in all of its forms, including furniture, machinery, service vehicles, supplies and other equipment (the "Equipment");

          (b) all inventory in all of its forms, including motor vehicles, tractors, trailers, service parts and accessories and other inventory ("Inventory");


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          (c) all accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and other obligations of third persons of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods, the rendering of services or otherwise, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds or obligations of third persons (any and all such accounts, contract rights, chattel paper, instruments, notes, letters of credit, documents, documents of title, investment property, deposit accounts, other bank accounts, general intangibles, tax refunds and obligations of third persons being the "Receivables", and any and all such leases, security agreements and other contracts being the "Related Contracts");

          (d) all of the Grantor's governmental approvals and authorizations to the maximum extent permitted by applicable law;

          (e) all property and interests in property of the Grantor now or hereafter coming into the actual possession, custody or control of the Agent or a Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise);

          (f) leasehold interests in and fixtures located on any real property;

          (g) records and other books and records relating to the foregoing;

          (h) all intellectual property;

          (i) all goods;

          (j) all UCC references;

          (k) all security entitlements; and

          (l) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing (including, without limitation, proceeds which constitute property of the types described in clauses (a) through (k) of this Section 1 and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Agent or a Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

          Provided that the foregoing shall exclude (A) any Contract Rights (other than any Contract Rights pursuant to a franchise agreement between Borrower and an automobile manufacturer) or General Intangibles of the Grantor to the extent the Grantor may not grant a security interest in the same without breach of the terms thereof and (B) unless the relevant automobile manufacturer grants its consent thereto, any Contract Rights or General Intangibles related to a franchise agreement with an


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       automobile manufacturer if the granting of the foregoing security interest would permit such automobile manufacturer to terminate or materially alter such franchise agreement or any related agreements with the Borrower, provided that Grantor shall use commercially reasonable efforts to obtain agreements from the relevant manufacturers (a) permitting the grant of a security interest described in subsection (A) above and (b) granting the consent described in subsection (B) above.

          It is hereby acknowledged that certain of the franchise agreements and other related agreements between the various automobile manufacturers and the Grantors contain (i) restrictions on the ability of each Grantor to transfer its ownership interest in any Dealership without the consent of the relevant automobile manufacturer, (ii) provisions giving the automobile manufacturer a right of first refusal over any proposed sale or transfer of the ownership interests in any Dealership or any portion of the assets of any Dealership (provided, however, that for the purposes of this acknowledgment, the interpretation of the Agent and the Lenders is that "transfer" does not include the granting of a security interest in assets other than ownership interests in a Dealership and contract rights under franchise agreements) and (iii) requirements that under certain circumstances (including, without limitation, upon termination of the relevant franchise agreement) the Grantor must sell certain property (consisting primarily of a particular manufacturer's vehicles, parts, accessories, signs, tools and other similar items) to the manufacturer free and clear of any liens and encumbrances. It is understood and agreed that the existence or occurrence of any of the foregoing shall not result in a breach of or default under this Agreement, provided, however, that it is understood that for purposes of this acknowledgment, the interpretation of the Agent and the Lenders is that nothing contained in clause (iii) of the preceding sentence may be construed as invalidating the Liens evidenced by, or the terms of, any of the Collateral Documents.

          SECTION 2. Security for Obligations. This Agreement secures the payment of (i) all obligations of the Grantors now or hereafter existing under the Guaranty, whether for principal, interest, fees, expenses or otherwise, and (ii) all obligations of any Grantor hereafter existing under this Agreement (all such obligations of the Grantors and the Borrower being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by any Grantor to any Lender under the Credit Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Grantor or the Borrower.

          SECTION 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of the rights hereunder shall not release any Grantor from any of its respective duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor the Lenders shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or the Lenders be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


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


          SECTION 4. Representations and Warranties. Each Grantor represents and warrants as follows as of the date hereof and as of the date of each
Advance:

          (a) All of its Equipment and Inventory is located at the places specified on Schedule 4 (a) hereto. The chief place of business and chief executive office of each Grantor and the office where the Grantor keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, are located at the address specified in Section 16. None of the Receivables is evidenced by a promissory note or other instrument.

          (b) Each Grantor is the legal and beneficial owner of its respective Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for (i) the security interest created by this Agreement, and (ii) any security interests consented to by the Lenders in the Credit Agreement (collectively, the "Permitted Liens"). Other than financing statements with respect to Permitted Liens, no effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Agent relating to this Agreement.

          (c) Each Grantor has exclusive possession and control of its Equipment and Inventory.

          (d) Subject to the Permitted Liens, this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or are being taken substantially contemporaneously with the execution and delivery of this Agreement.

          (e) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantors, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Agent (for the benefit of the Lenders) of its rights and remedies hereunder, in each case, except for (i) filings made or to be made with respect to Agent's security interest in the Collateral, and (ii) those that have been made, obtained or given.

          (f) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (g) Each Grantor has, independently and without reliance upon the Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Agreement.

          SECTION 5. Further Assurances. (a) Each Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent (acting for the benefit of the Lenders) to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the


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


generality of the foregoing, each Grantor will upon such reasonable request:
(i) mark conspicuously each item of chattel paper included in the Receivables and each Related Contract and, at the request of the Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent (for the benefit of the Lenders) hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

          (b) Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without its signature where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          SECTION 6. As to Equipment and Inventory. (a) Each Grantor shall keep its Equipment and Inventory at the locations referred to on Section 4(a) or, upon 30 days' prior written notice to the Agent, at such other places in the United States of America in jurisdictions where all action required by
Section 5 shall have been taken with respect to its Equipment and Inventory.

          SECTION 7. As to Receivables. (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables, and the originals of all chattel paper that evidence Receivables, if any, at the location therefor referred to in
Section 4(a) or, upon 30 days' prior written notice to Agent, at any other locations in the United States of America in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Receivables. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper. No Grantor shall change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become seriously misleading, unless the Borrower shall have given the Agent at least 30 days prior written notice thereof and prior to effecting any such change, taken such steps, at Borrower's expense, as Agent may deem necessary or desirable to continue the perfecting and priority of the liens in favor of the Agent granted in connection herewith.

          (b) Except as otherwise provided in this subsection (b), the Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Receivables. In connection with such collections, the Grantor may take (and, at the Agent's direction, shall take) such action as the Grantor or the Agent may reasonably deem necessary


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


or advisable to enforce collection of the Receivables; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default or an Unmatured Default and upon written notice to the Grantor of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Agent and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) to be held as cash collateral and either (A) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 12(b), and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, except in the ordinary course of business consistent with past practice.

          SECTION 8. Transfers and Other Liens. No Grantor may (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement and Liens permitted by the Credit Agreement.

          SECTION 9. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent such Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, the Lenders or otherwise, from time to time in the Agent's discretion, upon the occurrence and continuance of an Unmatured Default or an Event of Default to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 7,

          (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

          (c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection therewith, and

          (d) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent or the Lenders with respect to any of the Collateral.


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          SECTION 10. Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent or the Lenders incurred in connection therewith shall be payable by the Grantors upon demand.

          SECTION 11. Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest (in its capacity as agent on behalf of the Lenders) in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

          SECTION 12. Remedies. If any Event of Default shall have occurred and be continuing:

          (a) Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and also may (i) require any of the Grantors to, and each of the Grantors hereby agrees that it will at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties and
       (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's or Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Agent or the Lenders pursuant to any indemnity in the Guaranty) in whole or in part by the Agent against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full in cash of all the Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

          SECTION 13. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing assignment of and security interest in the


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Collateral and shall (i) remain in full force and effect until the payment in full in cash of the Obligations and all other amounts payable under this Agreement and termination of the Loan Documents (such date, the "Security Termination Date"), (ii) be binding upon each Grantor, and such Grantor's successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Agent and its successors, transferees and assigns. On the Security Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent will, at the Grantors' expense, execute and deliver to each Grantor such documents as it shall reasonably request to evidence such termination.

          SECTION 14. Security Interest Absolute. The obligations of the Grantor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Grantor to enforce this Agreement, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. All rights of the Agent and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

          (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any loan Party or any of its Subsidiaries; or

          (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Loan Party or a third party grantor of a security interest.

          SECTION 15. Revised Article 9. It is the intention of the parties to this Agreement that the priorities and agreements herein contained continue to apply after the enactment by the various States of Revised Article 9 -- Secured Transactions (with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7 and 8) to the UCC as approved by The American Law Institute in 1998 and approved and recommended for enactment in all the States by the National Conference of Commissioners for Uniform State Laws in 1998 ("Revised Article 9") and the effectiveness of Revised Article 9 in any State. After the effectiveness of Revised Article 9 in any State governing perfection and the effect of perfection or non-perfection of a


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


security interest in any Collateral, as to such State and such Collateral, (i) all section references herein to, and all defined terms used herein defined in, Article 9 of the UCC as currently in effect shall be deemed to be to any corresponding Section or definition of Revised Article 9, (ii) if any definition used herein by reference to Revised Article 9 is broader than the corresponding definition used in current Article 9 of the UCC, such broader definition will apply herein.

          IN WITNESS WHEREOF, the Grantors have caused this Agreement to be duly executed under seal and delivered by its officer thereunto duly authorized as of the date first above written.

                                   EXHIBIT E

                                   EXHIBIT E

REVOLVING LOAN FACILITY

                               CLOSING STATEMENT

          Closing statement for revolving loan facility in the original principal amount of $550,000,000.00 (the "Loan") to be made by FORD MOTOR CREDIT COMPANY ("Ford Credit" or "Agent"), GENERAL MOTORS ACCEPTANCE CORPORATION ("GMAC"), CHRYSLER FINANCIAL COMPANY, L.L.C. ("Chrysler Financial," and together with Ford Credit, GMAC and any and all other lenders under the Credit Agreement, the "Lender") to ASBURY AUTOMOTIVE GROUP, L.L.C. a Delaware limited liability company ("Borrower"), and guaranteed by each of the following (collectively, "Guarantor"):

NORTH CAROLINA PLATFORM:
-----------------------


   Asbury Automotive North Carolina L.L.C
   Asbury Automotive North Carolina Dealership Holdings L.L.C Crown CPG L.L.C. Crown CHH L.L.C.
   Crown GBM L.L.C
   Crown CHV L.L.C
   Crown GAU L.L.C.
   Crown RPG L.L.C.
   Crown GKI L.L.C.
   Crown RIS L.L.C.
   Crown GMI L.L.C.
   Crown RIM L.L.C.
   Crown GDO L.L.C.
   Crown RIB L.L.C.
   Crown GNI L.L.C.
   Crown RIA L.L.C.
   Crown GAC L.L.C.
   Asbury Automotive North Carolina Management L.L.C.
   Crown GHO L.L.C.
   Asbury Automotive North Carolina Real Estate Management L.L.C.
   Crown Used Car Mall L.L.C.
   Crown FFO Holdings L.L.C.
   Crown FFO L.L.C.
   Camco Finance L.L.C.

OREGON PLATFORM:
---------------


   Asbury Automotive Oregon Dealership Holdings L.L.C.
   Thomason FRD L.L.C.
   Thomason TY L.L.C.
   Thomason SUZU L.L.C.
   Thomason Hon L.L.C.
   Thomason Sub L.L.C.
   Thomason HUND L.L.C.
   Thomason NISS L.L.C.
   Thomason MAZ L.L.C.
   Thomason ZUK L.L.C.
   Thomason On Canyon L.L.C.
   Thomason Auto Credit Northwest, Inc.
   Asbury Automotive Oregon Management L.L.C.
   Asbury Automotive Oregon Real Estate Management L.L.C.
   Thomason Dam L.L.C.
   Asbury Automotive North Carolina Real Estate Holdings L.L.C.


ATLANTA  PLATFORM:
-----------------


   Asbury Automotive Atlanta L.L.C.
   Asbury Atlanta Hon L.L.C.
   Asbury Atlanta Chevrolet L.L.C.
   Asbury Atlanta LEX L.L.C.
   Asbury Atlanta AC L.L.C.



ST. LOUIS  PLATFORM:
-------------------


   Asbury Automotive St. Louis L.L.C.
   Asbury St. Louis LEX L.L.C.
   Asbury St. Louis Cadillac L.L.C.
   Asbury St. Louis LR L.L.C.
   Asbury St. Louis Gen L.L.C.

TEXAS PLATFORM:
--------------



   Asbury Automotive Texas L.L.C.
   Asbury Texas Management L.L.C.
   Asbury Automotive Texas Holdings L.L.C.
   McDavid Grande L.P.
   McDavid Auction L.P.
   McDavid Outfitters L.P.
   McDavid Houston Hon L.P.
   McDavid Houston NISS L.P.
   McDavid Houston Kia L.P.
   McDavid Irving PG&G L.P.
   McDavid Irving ZUK L.P.
   McDavid Plano Acura L.P.
   McDavid Austin Acura L.P.
   McDavid Communications L.P.
   McDavid Irving - Hon L.P.
   Plano Lincoln-Mercury, Inc.



TAMPA PLATFORM:
--------------


   Asbury Villanova II L.L.C.
   Asbury Automotive Tampa GP L.L.C.
   Asbury Automotive Tampa L.P.
   Asbury Tampa Management L.L.C.
   Tampa HUND L.P.
   Tampa Kia L.P.
   Tampa LM L.P.
   Tampa MIT L.P.
   Tampa SUZU L.P.
   WMZ Motors L.P.
   WMZ Brandon Motors L.P.
   WTY Motors L.P.
   Tampa Pontiac GMC L.P.
   Asbury Automotive Brandon L.P.
   Precision Enterprises Tampa, Inc.
   Precision Nissan, Inc.
   Precision Computer Services, Inc
   Precision Motorcars, Inc.
   Precision Infiniti, Inc.

JACKSONVILLE PLATFORM:
---------------------



   Asbury Automotive Jacksonville GP L.L.C.
   Asbury Automotive Jacksonville L.P.
   Asbury Jax Holdings L.P.
   Coggin Automotive Corp.
   CN Motors Ltd.
   CP-GMC Motors Ltd.
   CFP Motors Ltd.
   Avenues Motors Ltd.
   CH Motors Ltd.
   CHO Partnership Ltd.
   Asbury Automotive Central Fl, L.L.C.
   Coggin Starling Chevrolet L.L.C.
   Coggin Starling Chevrolet Olds, L.L.C.
   Asbury Jax Management L.L.C.
   ANL L.P.
   Bayway Financial Service L.P.
   Coggin Management L.P.
   C & O Properties Ltd.
   Asbury Deland Imports 2, L.L.C.
   Asbury-Deland Imports, L.L.C.
   Asbury Automotive Deland, L.L.C.
   AF Motors, L.L.C.
   ALM Motors,  L.L.C.
   Coggin Cars L.L.C.
   CSA  Imports L.L.C.
   Coggin Chevrolet L.L.C.

ARKANSAS PLATFORM:
-----------------


   Asbury Villanova V L.L.C.
   Asbury Automotive Arkansas L.L.C.
   Asbury Automotive Arkansas Dealership Holdings L.L.C.
   NP FLM L.L.C.
   NP VKW L.L.C.
   Prestige TOY L.L.C.
   Premier NSN L.L.C.
   Premier Lm L.L.C.
   Hope FLM L.L.C.
   NP MZD L.L.C.
   Prestige Bay L.L.C.
   Premier PON L.L.C.
   Hope CPD L.L.C.
   TXK L.L.C.
   TXK FRD L.P.
   TXK CPD L.P.
   Hope FLM L.L.C.
   Escude NN L.L.C.
   Escude T L.L.C.
   Escude M L.L.C.
   Escude Ns L.L.C.
   Escude D L.L.C.

   Asbury Management L.L.C.

   Asbury Everest Holdings L.L.C.

          The conditions set forth in Section I hereof and the documents set forth in Section II hereof are subject to change and may be added to or otherwise modified by Ford Credit in its sole and absolute discretion as the transaction progresses.

                                   EXHIBIT F

                        [Form of Officer's Certificate]

                             OFFICER'S CERTIFICATE

     I, the undersigned, hereby certify that I am the ____________________ of ASBURY AUTOMOTIVE GROUP, L.L.C., a limited liability company duly organized and existing under the laws of the State of Delaware (the "Borrower"). Capitalized terms used herein and not otherwise defined herein are as defined in that certain Credit Agreement dated ______________, 2000, between the Borrower and FORD MOTOR CREDIT COMPANY (the "Agent") and each of the lenders as more specifically set forth therein (as amended, restated, supplemented or modified from time to time, the "Credit Agreement").

     I further certify that, pursuant to Section 3.2 of the Credit Agreement, as of the date hereof:

     1. The representations and warranties of the Borrower contained in
Section 4 of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

     2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes and Event of Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below:

Describe nature and status of Event of Default) ____________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

     4. The current outstanding dollar amount of all Off Balance Sheet Liabilities of the Asbury Group is $-------------------------.

     IN WITNESS WHEREOF, I hereby subscribe my name on behalf of the Borrower on this _____ day of ________________.



                                             Asbury Automotive Group, L.L.C.

                                             By  ________________________

                                             Name   _______________________

                                             Title   ________________________

                                   EXHIBIT G

             [form of Waiver, Guaranty and Disbursement Agreement]

                  WAIVER, GUARANTY AND DISBURSEMENT AGREEMENT

     THIS WAIVER, GUARANTY AND DISBURSEMENT AGREEMENT (the "Agreement"), dated as of ______________, is made by and among _______________________________
(the "Subsidiary"), ____________________________ (the "Agent") for the lenders
(the "Lenders") under the Credit Agreement defined below (the "Agent"), and ______________________, as borrower ("Borrower").

     A. The Borrower, Agent and the Lender have entered into that certain Credit Agreement dated as of __________________________, (as the same may have been or may be amended, restated or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Lender has agreed to finance the acquisition by the Borrower of automobile dealerships. Unless defined herein to the contrary, all of the defined terms in the Credit Agreement are incorporated herein by reference.

     B. The Borrower has entered into a contract under which the Subsidiary will acquire all or substantially all of the tangible and intangible assets (collectively, the "Acquired Assets") of an existing automobile dealership which will then be used by the Subsidiary to operate as a Asbury Dealership. This acquisition has been approved, and will be financed, by the Lender. The Borrower is required by the Credit Agreement to pledge its Capital Stock in the Subsidiary to the Lender. The applicable manufacturer, which must consent to the acquisition by the Borrower or the Subsidiary of the Acquired Assets, has generally consented to the acquisition but has refused to consent to the pledge by the Borrower of the Borrower's Capital Stock in the Subsidiary. The Borrower has requested that the Lender waive its requirement of the pledge, and the Lender is willing to do so on the terms set forth in this Agreement.

     Accordingly, the Subsidiary, the Lender and the Borrower, in consideration of the foregoing and other good and valuable consideration, hereby agree as follows:

     1. Direct Disbursement; Status as Advance. An Advance in the amount of $_____________________ (the "Direct Disbursement") has been requested to finance the acquisition of the Acquired Assets. The Direct Disbursement shall be made directly to, or as directed by, the Subsidiary, and shall be used by the Subsidiary to finance the acquisition of the Acquired Assets. The Borrower acknowledges and agrees that the Direct Disbursement is and shall constitute an Advance for all purposes under the Credit Agreement.

     2. Waiver of Requirement of Pledge of Capital Stock. The Lender waives the requirement that the Borrower pledge its Capital Stock in the Subsidiary as collateral for the Borrower's obligations to the Lender. In consideration of this waiver, the Borrower shall not pledge the Capital Stock of the Subsidiary to any person other than the Lender for any purpose. Should the applicable manufacturer subsequently allow the pledging by the Borrower to the Lender of the Borrower's Capital Stock in the Subsidiary, the Borrower shall promptly upon the request of the Lender execute and deliver a Borrower Pledge of the Borrower's Capital Stock in the Subsidiary.

     3. Conditions Precedent. Unless otherwise waived by the Lender, all of the conditions precedent to an Advance under the Credit Agreement including, without limitation, the execution and delivery by the Subsidiary of a Dealership Guaranty and a Dealership Security Agreement, shall be delivered to the Lender.

     4. Acknowledgment of Benefit; Guaranty. The making of the Direct Disbursement will allow the Subsidiary to finance the acquisition of the Acquired Assets, which acquisition clearly constitutes a direct, pecuniary benefit to the Subsidiary. Without limiting the Subsidiary's obligations under the Dealership Guaranty executed or to be executed by the Subsidiary, the Subsidiary hereby (i) guarantees to the Lender prompt payment of the Direct Disbursement in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms of the Credit Agreement with respect to the Revolving Credit Obligations and (ii) agrees that if any of the Direct Disbursement is not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Subsidiary will promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of the Revolving Credit Obligations, the Direct Disbursement will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     5. Terms Not Changed; General. Unless expressly modified or waived by the terms of this Agreement, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

     IN WITNESS WHEREOF, the Subsidiary, the Borrower and the Agent have each caused this Waiver, Guaranty and Disbursement Agreement to be duly executed by its authorized officers as of the day and year first above written.

                                   EXHIBIT H

                      [form of Pledged Account Agreement]

                           PLEDGED ACCOUNT AGREEMENT

     THIS PLEDGED ACCOUNT AGREEMENT (this "Agreement") is made and entered into as of this ____ day of _____________________, 2000, by and among [NAME OF BANK], a national banking association (the "Bank"), [NAME OF ASBURY ENTITY],
(a) (an) ____________________ corporation/limited liability company/limited partnership (the "Company"), and FORD MOTOR CREDIT COMPNY, a Delaware corporation, as agent (the "Agent") for the lenders (collectively, the "Lenders") from time to time party to the Credit Agreement described below.

     Pursuant to that certain Credit Agreement dated as of ___________________________ among Asbury Automotive Group L.L.C., a Delaware limited liability company, (the entity which directly or indirectly owns and controls the Company; the "Borrower"), the Lenders and the Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Lenders have agreed to make loans and extend other financial accommodations to the Borrower. The Company guarantees the obligations of Borrower under the Credit Agreement pursuant to the terms of a Guaranty (as defined in the Credit Agreement) from the Company to the Agent, for the benefit of the Lenders.

     The Company has established deposit accounts with the Bank as more specifically identified on Schedule I attached hereto (collectively the "Pledged Accounts" and each, a "Pledged Account").

     The parties hereto desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Pledged Accounts and all funds on deposit therein from time to time.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Effectiveness. This Agreement shall take effect immediately upon its execution by all parties hereto and shall supersede any blocked account or similar agreement in effect with respect to any Pledged Account.

     2. Security Interest; Agency. As collateral security for all obligations of the Company to the Agent and the Lenders now or hereafter existing under the Company's Guaranty, whether for principal, interest, fees, expenses or otherwise, the Company hereby grants to the Agent, for its own benefit and the ratable benefit of the Lenders, a present and continuing security interest in
(a) the Pledged Accounts, (b) all contract rights, claims and privileges in respect of the Pledged Accounts, and (c) all cash, checks, money orders, instruments, all investment property and other items of value of the Company now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, the Bank or any agent, bailee or custodian thereof (collectively, "Receipts"), and all proceeds of the foregoing, and the Bank acknowledges that this Agreement constitutes notice of the Agent's security interest in such collateral and does hereby consent thereto. The Agent hereby appoints the Bank as the Agent's bailee and pledgee-in-possession for the Pledged Accounts and all Receipts, and the Bank hereby accepts such appointment and agrees to be bound by the terms of this Agreement. The Company hereby agrees to such appointment and further agrees that the Bank, on behalf of the Agent, shall be entitled to exercise, upon the written instructions of the Agent (without any further consent from the Company), any and all rights which the Agent may have under the Guaranty, the Credit Agreement, the other Loan Documents described therein or under applicable law with respect to the Pledged Accounts, all Receipts and all other collateral described in this paragraph 2; provided, that the Agent and the Company acknowledge that the Bank shall not be obligated to exercise any such rights which the Agent may have except as specifically required under this Agreement. The Bank agrees to comply with instructions originated by the Agent directing disposition of the funds in the Pledged Accounts without further consent by the Company.

     3. Control of Pledged Accounts. Each Pledged Account shall be under the sole dominion and control of the Agent and shall be maintained by the Bank in the name of [NAME OF ASBURY ENTITY]; provided, however, that unless and until notice in writing to the contrary is provided by the Agent, in its sole discretion, to the Bank, the Company shall have the right from time to time to write checks against amounts from the Pledged Accounts and to make transfers and withdrawals of funds from the Pledged Accounts. If so directed in such notice (without the need of any further consent from the Company), all checks received by the Bank on or after the second Banking Day (a day on which the Bank is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday) after the Banking Day on which the Bank receives such notice will be returned unpaid to the presenter marked "REFER TO MAKER". The Bank will comply with any written instructions it receives from the Agent (without any further consent from the Company) to transfer immediately all collected funds then on deposit in any or all Pledged Accounts and to close such Pledged Account(s).

     4. Statements and Other Information. Upon the Agent's request, the Bank shall provide the Agent with copies of the regular monthly bank statements provided to the Company and such other information relating to each Pledged Account as shall reasonably be requested by the Agent. Bank shall also deliver a copy of all notices and statements required to be sent to Company pursuant to any agreement governing or related to each Pledged Account to the Agent at such times as provided therein.

     5. Fees. The Company agrees to pay on demand all usual and customary service charges, transfer fees and account maintenance fees (collectively, "Fees") of the Bank in connection with the Pledged Accounts. In the event the Company fails to timely make a payment to the Bank of any Fees, the Bank may thereafter exercise its right of set-off against the Pledged Accounts for such amounts. The Agent shall not have any responsibility or liability for the payment of any Fees.

     6. Set-off; Subordination. The Bank hereby agrees that it will not exercise or claim any right of set-off or banker's lien against any Pledged Account or any Receipts on deposit therein, and Bank hereby further waives any such right or lien which it may have against any Receipts deposited in the Pledged Accounts, except (a) for debits to cover the full amount of any check or other item credited to a Pledged Account and then returned unpaid for any reason, and (b) to the extent expressly set forth in paragraph 5 above. The Bank hereby subordinates any security interest it now has or may hereafter acquire in the Pledged Accounts and/or the Receipts and agrees that the security interest granted to the Agent (for the benefit of the Lenders) pursuant to paragraph 2 of this Agreement shall at all times be prior to any security interest of the Bank in the Pledged Accounts and/or the Receipts. The priorities set forth herein shall apply notwithstanding the time or order of attachment or perfection of any security interest or the rules of priority established under the Uniform Commercial Code as adopted in New York or other applicable law.

     7. Exculpation of Bank; Indemnification by Company. The Company and the Agent agree that the Bank shall have no liability to either of them for any loss or damage that either or both may claim to have suffered or incurred, either directly or indirectly, by reason of this Agreement or any transaction or service contemplated by the provisions hereof, unless occasioned by the gross negligence or willful misconduct of the Bank. In no event shall the Bank be liable for losses or delays resulting from computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond the Bank's reasonable control or for indirect, special, punitive or consequential damages. The Company agrees to indemnify the Bank and hold it harmless from and against any and all claims, other than those ultimately determined to be founded on gross negligence or willful misconduct of the Bank, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorney's fees and disbursements) incurred as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any transaction conducted or service provided by the Bank through the use of any account at the Bank pursuant to the procedures provided for or contemplated by this Agreement.

     8. Termination. This Agreement may be terminated by the Company only upon delivery to the Bank of a written notification thereof jointly executed by the Company and the Agent. This Agreement may be terminated by the Agent at any time, with or without cause, upon its delivery of written notice thereof to each of the Company and the Bank. This Agreement may be terminated by the Bank at any time on not less than 60 days prior written notice delivered to each of the Company and the Agent. Upon delivery or receipt of such notice of termination to or by the Bank, the Bank will (without any further consent from the Company): (a) immediately transmit to such account as the Agent may direct
(i) all collected funds, if any, then on deposit in, or otherwise to the credit of, each Pledged Account, and (ii) upon receipt, all funds received after such notice for deposit in, or otherwise to the credit of, each Pledged Account; and (b) deliver directly to the Agent all Receipts consisting of checks, money orders, drafts and other instruments or items of value, whether then in the possession of the Bank or received by the Bank after such notice, without depositing such Receipts in any Pledged Account or any other account. The provisions of paragraphs 2, 3 and 6 shall survive termination of this Agreement unless and until specifically released by the Agent in writing. All rights of Bank under paragraphs 5 and 7 shall survive any termination of this Agreement.

     9. Irrevocable Agreements. The Company acknowledges that the agreements made by it and the authorizations granted by it in paragraphs 2 and 3 hereof are irrevocable and that the authorizations granted in paragraphs 2 and 3 hereof are powers coupled with an interest and may be exercised by Agent with no need for any authorization by the Company beyond the authorizations as set forth herein.

     10. Notices. All notices, requests or other communications given to the Company, Agent or Bank shall be given in writing (including by facsimile) at the address specified below:


Agent:

FORD MOTOR CREDIT COMPANY
The American Road
Dearborn, Michigan 48126
Attention: Stephen Starks
Telephone:  (____) _____-_______
Facsimile:  (____) _____-_______


Bank:
_______________________________
Attention:  ___________________
Telephone:  (____) _____-_______
Facsimile:  (____) ______-______


Company:

_____________
c/o Asbury Automotive Group L.L.C.
3 Landmark Square - Suite 500
Stamford, Connecticut 06901
Attention:  Brian Kendrick, President & CEO
Telephone:  (203) 356-4400
Facsimile:  (____) _____-_________

Any party may change its address for notices hereunder by notice to each other party hereunder given in accordance with this paragraph 10. Each notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this paragraph 10 and confirmation of receipt is made by the appropriate party, (b) if given by overnight courier, 24 hours after such communication is deposited with the overnight courier for delivery, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this paragraph 10.

     11. Miscellaneous.


     (a) This Agreement may be amended only by a written instrument executed by the Agent, the Bank and the Company acting by their respective duly authorized representatives.

     (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but neither the Company nor the Bank shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of the Agent.

     (c) This Agreement may be executed in any number of several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (d) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES).

     (e) Revised Article 9. It is the intention of the parties to this Agreement that the priorities and agreements herein contained continue to apply after the enactment by the various States of Revised Article 9 - Secured Transactions (with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7, and
8) to the UCC as approved by The American Law Institute in 1998 and approved and recommended for enactment in all the States by the National Conference of Commissioners for Uniform State Laws in 1998 ("Revised Article 9") and the effectiveness of Revised Article 9 in any State. After the effectiveness of Revised Article 9 in any State governing perfection and the effect of perfection or non-perfection of a security interest in a Pledged Account, as to such State and such Pledged Account, (i) all section references herein to, and all defined terms used herein defined in, Article 9 of the UCC as currently in effect shall be deemed to be any corresponding Section or definition of Revised Article 9, (ii) if any definition used herein by reference to Revised Article 9 is broader than the corresponding definition used in current Article 9 of the UCC, such broader definition will apply.

     (f) Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end, the provisions of this Agreement are declared to be severable.

     IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the day and year first above set forth.

                                Schedule 1.1.1

                       [Permitted Existing Indebtedness]

                                Schedule 1.1.2

                       [Permitted Existing Investments]

                                Schedule 1.1.3

                          [Permitted Existing Liens]

                                Schedule 1.1.4

                             [Lender's Commitment]


                                                              "Commitment"

Ford Motor Credit Company                                   $235,000,000.00


Chrysler Financial Company, L.L.C.                          $235,000,000.00


General Motors Acceptance Corporation                       $80,000,000.00

                                Schedule 1.1.5

                            [Dealership Guarantors]

                                Schedule 1.1.6

"Existing Asbury Obligations" means, collectively, all outstanding amounts of principal and accrued interest, plus other amounts due and owing on the Effective Date under each of the following obligations:

1.

2.

3.

4.


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


                                Schedule 1.1.7

                            [Pending Acquisitions]


NONE

                                Schedule 1.1.8

                        [Subsidiaries not wholly owned]

                                 Schedule 3.1

                            "Disclosed Litigation"

                                 Schedule 4.8

                                [Subsidiaries]

                                 Schedule 4.9

                    [ERISA: employee welfare benefit plans]

NONE


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


                               Schedule 5.3 (F)

             [Entities with a Minority Holder of Equity Interests]

Jacksonville Platform

Asbury Automotive Central Florida, L.L.C.
Asbury Automotive Deland, L.L.C.
Asbury Deland Imports 2, L.L.C.

3 Total Subsidiaries in Platform




St. Louis Platform

Asbury St. Louis LR L.L.C.

1 Total Subsidiaries in Platform


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


                                 SCHEDULE 9.3

                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Credit Agreement dated as of __________ ____, ____ (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among ____________________, a _______________ corporation (the "Borrower"), the
Lender Parties party thereto, _______________, as Administrative Agent for the Lender Parties.

     Each "Assignor" referred to on Schedule 1 hereto (each, an "Assignor") and each "Assignee" referred to on Schedule 1 hereto (each, an "Assignee") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

     1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement [Facility or Facilities specified on Schedule 1 hereto]. After giving effort to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

     2. Such Assignor (i) represents and warrants that its name set forth on
Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) make no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

     3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.4 thereof and such other
documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and
(vii) attaches any U.S. Internal Revenue Service forms required under Section
2.12 of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of the acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Agreement and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Effective Date (if other than date of acceptance by Administrative Agent):

-------------- -----, ------

Assignors







Assignees



Accepted [and Approved] this ______
day of _______________, _______

[NAME OF AGENT],
   as Agent

By ________________________________
   Title:

[Approved this ____ day
of _______________, ______

[NAME OF BORROWER]

By________________________________
  Title:]